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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                CHEMPOWER, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: ______

     (2) Aggregate number of securities to which transaction applies: _________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ___________

     (4) Proposed maximum aggregate value of transaction: _____________________

     (5) Total fee paid: ______________________________________________________

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:_______________________________________________

     (2) Form, Schedule or Registration Statement No.:_________________________

     (3) Filing Party:_________________________________________________________

     (4) Date Filed:___________________________________________________________

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

                                [CHEMPOWER LOGO]

                         807 East Turkeyfoot Lake Road
                               Akron, Ohio 44319

                                          October 11, 1996

Dear Fellow Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of Chempower, Inc. ("Chempower") which will be held on November 12, 1996 at 1:00 p.m. at the offices of Thompson Hine & Flory LLP, 3900 Key Center, 127 Public Square, Cleveland, Ohio 44114 (the "Special Meeting"). I hope that you will be present or represented by proxy at this important meeting.

     At the Special Meeting, holders of Chempower Common Shares, $.10 par value per share (a "Share"), as of October 7, 1996 (the "Shareholders"), will be asked to adopt the Agreement and Plan of Merger by and among American Eco Corporation, Sub Acquisition Corp., and Chempower, dated September 10, 1996 (the "Merger Agreement"), and approve the merger contemplated thereby (the "Merger"), pursuant to which Sub Acquisition Corp., a newly-formed, wholly-owned subsidiary of American Eco Corporation, will be merged with and into Chempower. If the proposed Merger is consummated, Chempower, as the surviving corporation, will become a wholly-owned subsidiary of American Eco Corporation and the Shareholders of Chempower will be entitled to receive $6.20 in cash for each Share owned by them.

     Adoption of the Merger Agreement and approval of the Merger require the affirmative vote of holders of Shares entitling them to exercise a majority of the voting power of Chempower. Shareholders are entitled to vote all Shares held by them on October 7, 1996.

     We urge you to consider carefully these important matters, which are described in the enclosed Proxy Statement. In order to ensure that your vote is represented at the Special Meeting, please indicate your choices on the proxy form, date and sign it, and return it in the enclosed envelope. A prompt response will be appreciated. If you are able to attend the Special Meeting, you may revoke your proxy at any time before its exercise and vote in person if you wish.

                                          Sincerely,

                                          /s/ Toomas J. Kukk
                                          Toomas J. Kukk
                                          Chairman, President and
                                          Chief Executive Officer

                               [CHEMPOWER LOGO]
                         807 East Turkeyfoot Lake Road
                               Akron, Ohio 44319

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 12, 1996

                            ------------------------

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Chempower, Inc. ("Chempower") has been called by the Board of Directors of Chempower and will be held at the offices of Thompson Hine & Flory LLP, 3900 Key Center, 127 Public Square, Cleveland, Ohio 44114 at 1:00 p.m. on November 12, 1996 to consider and vote upon:

          1. Adoption of the Agreement and Plan of Merger by and among American Eco Corporation, Sub Acquisition Corp., and Chempower, dated September 10, 1996 ( the "Merger Agreement"), and approval of the merger contemplated thereby (the "Merger"), pursuant to which Sub Acquisition Corp., a newly formed and wholly-owned subsidiary of American Eco Corporation, will be merged with and into Chempower and each outstanding Chempower Common Share, $.10 par value per share (a "Share"), will be converted into the right to receive $6.20 in cash; and

          2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     Only holders of Shares of record at the close of business on October 7, 1996 are entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

     Approval of the Merger and adoption of the Merger Agreement require the affirmative vote of the holders of Shares entitling them to exercise a majority of the voting power of Chempower.

     THE BOARD OF DIRECTORS OF CHEMPOWER UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AND ADOPTION OF THE MERGER AGREEMENT.

                                          /s/ Toomas J. Kukk
                                          Toomas J. Kukk
                                          Chairman, President
                                          and Chief Executive Officer

                                   IMPORTANT

Your prompt dating, signing, and returning of the enclosed proxy card in the enclosed envelope would be appreciated. If you attend the Special Meeting, you may nevertheless vote in person should you desire. The return of proxies is important, regardless of the number of Shares owned.

                                  INTRODUCTION

GENERAL

     This Proxy Statement is being furnished to shareholders (the "Shareholders") of Chempower, Inc. ("Chempower") in connection with the solicitation of proxies by the Board of Directors of Chempower for use at a Special Meeting of Shareholders to be held at 1:00 p.m. on November 12, 1996 (the "Special Meeting"), at the offices of Thompson Hine & Flory LLP, 3900 Key Center, 127 Public Square, Cleveland, Ohio 44114, and at any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy form are first being mailed to Shareholders on or about October 11, 1996.

PURPOSE OF THE SPECIAL MEETING

     At the Special Meeting, Shareholders will be asked to consider and vote upon (1) the adoption of the Agreement and Plan of Merger by and among American Eco Corporation ("American Eco"), Sub Acquisition Corp. ("Sub"), and Chempower, dated September 10, 1996 (the "Merger Agreement"), and approval of the merger of Sub with and into Chempower as contemplated thereby (the "Merger") and (2) such other business as may properly come before the Special Meeting or any adjournment thereof. If the Merger becomes effective, each Chempower Common Share, .10 par value per share (a "Share") (other than Shares as to which the holder perfects dissenters' rights under the Ohio General Corporation Law ("Ohio Law")) will be converted into the right to receive $6.20 per Share net to the Shareholder in cash (the "Merger Consideration"). As a result of the Merger, the Shareholders will no longer have any ownership interest in Chempower and Chempower, as the surviving company in the Merger, will become a wholly-owned subsidiary of American Eco.

     The principal executive offices of Chempower are located at 807 East Turkeyfoot Lake Road, Akron, Ohio 44319 and its telephone number is (330) 896-4202.

VOTING RIGHTS AND PROXY INFORMATION

     The Board of Directors has fixed the close of business on October 7, 1996 as the record date for determining Shareholders entitled to notice of and to vote at the Special Meeting (the "Record Date"). Only Shareholders of record on the books of Chempower at the close of business on the Record Date are entitled to vote at the Special Meeting or any adjournment thereof. The securities which may be voted at the Special Meeting consist of the Shares, with each Share entitling its owner to one vote on each matter under consideration. As of the Record Date, there were 7,565,113 Shares issued and outstanding and entitled to vote, exclusive of 191,008 Shares held in the treasury which will not be voted at the Special Meeting and 386,000 Shares issuable upon exercise of currently exercisable options.

     At the Special Meeting, Shareholders will vote upon the matters described above. Shares represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted at the Special Meeting in accordance with the instructions indicated thereon. If no instructions are indicated with respect to any item for which properly executed proxies have been received, such proxies will be voted FOR approval of the Merger and adoption of the Merger Agreement. If a Shareholder abstains from voting by marking "abstain" on the proxy form, those Shares will be considered as being present at the Special Meeting for quorum purposes, but the abstention will have the practical effect of a "no" vote. If a broker indicates on the proxy form that it does not have discretionary authority as to certain Shares to vote on the Merger and the Merger Agreement, those Shares will be considered as being present at the Special Meeting for quorum purposes, but not entitled to vote with respect to such matter, and therefore also will have the practical effect of a "no" vote.

     A proxy may be revoked by the person giving it at any time before it is exercised by providing written notice of such revocation, bearing a later date than the proxy, to the Secretary of Chempower, 807 East Turkeyfoot Lake Road, Akron, Ohio 44319; by submitting a proxy having a later date; or by such person appearing at the Special Meeting and electing to vote in person. Attendance at the Special Meeting will not, in and of itself, constitute revocation of such proxy.

     The presence, in person or by proxy, of at least a majority of the total number of outstanding Shares is necessary to constitute a quorum at the Special Meeting. If there are not sufficient votes for a quorum or to approve the proposal at the Special Meeting, the Special Meeting may be adjourned in order to permit further solicitation of proxies by Chempower. Proxies given pursuant to this solicitation, and not revoked, will be voted at any adjournment of the Special Meeting in the manner set forth above.

     The Amended and Restated Articles of Incorporation of Chempower provide, as permitted by Section 1701.78 of Ohio Law, that approval of the Merger and adoption of the Merger Agreement must be authorized by the holders of Shares entitling them to exercise a majority of the voting power of Chempower. The obligations of the parties to the Merger Agreement to consummate the Merger are subject to the condition, among others, that such affirmative vote shall have been obtained. See "THE MERGER -- Conditions to the Merger." Toomas J. Kukk, Chairman, President and Chief Executive Officer of Chempower, and Ernest M. Rochester, Vice Chairman and Secretary of Chempower, and members of their immediate families, who own in the aggregate 54.6% of the Shares to be voted at the Special Meeting, have indicated their intention to vote their shares FOR the approval of the Merger and adoption of the Merger Agreement. In the event that such persons vote their Shares in such a manner, sufficient Shares would be voted in favor of the Merger and the Merger Agreement so that the Merger would be approved and the Merger Agreement adopted. See "SECURITY OWNERSHIP."

     Chempower will bear the cost of its solicitation of proxies for the Special Meeting from Shareholders. In addition to using the mails, proxies may be solicited by personal interview, telephone, e-mail, and wire. Banks, brokerage houses, other institutions, nominees, and fiduciaries will be requested to forward proxy soliciting material to their principals and obtain authorizations for, and appropriate certifications in connection with, the execution of proxy cards. Officers and other employees of Chempower, acting on Chempower's behalf, may solicit proxies personally. Chempower has retained Morrow & Co., Inc. to assist in such solicitation. The fee of Morrow & Co., Inc. is $15,000 plus reasonable out-of-pocket fees and expenses. Chempower does not expect to pay any other compensation for solicitation of proxies, but will, upon request, pay the standard charges and expenses of banks, brokerage houses, other institutions, nominees, and fiduciaries for forwarding proxy material to, and obtaining proxies and certifications from, their principals.

                           INCORPORATION BY REFERENCE

     Chempower is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and in accordance therewith files periodic reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). All reports, proxy statements, and other information filed by Chempower with the Commission can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or at the regional offices of the Commission located at 7 World Trade Center, Thirteenth Floor, New York, New York 10048, and The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission also maintains a Web site, located at http://www.sec.gov, where such reports, proxy statements, and other information may be inspected or obtained. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

         The following documents filed with the Commission are incorporated herein by reference:

     (a) Chempower's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; and

     (b) All other reports filed by Chempower pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 1995.

     Chempower undertakes to provide without charge to each person to whom a copy of this document has been delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to the Office of the Secretary, Chempower, Inc., 807 East Turkeyfoot Lake Road, Akron, Ohio 44319, telephone number (330) 896-4202.

                           SUMMARY OF PROXY STATEMENT

     The following is a summary of certain information contained elsewhere in this Proxy Statement. This Summary is qualified in its entirety by the more detailed information contained in this Proxy Statement, the Appendices hereto, and the documents referred to herein. Certain capitalized terms used in this summary are defined elsewhere in this Proxy Statement. Cross references in this summary are to the indicated captions or portions of this Proxy Statement.

THE COMPANIES

     Chempower is an Ohio corporation with its principal offices in Akron, Ohio. Chempower and its Subsidiaries currently provide a full range of construction services which include asbestos abatement, insulation, sheetmetal, and mechanical services; and manufacturing services which include the design and fabrication of pre-insulated panels for industrial equipment, roll-coating, the fabrication of metal casings for machines used in the gaming industry, and the design and manufacture of electrical metal-clad switchgear, power distribution systems, and bus duct systems. Chempower and its Subsidiaries, through its construction services, serve an industrial region which includes Ohio, Pennsylvania, West Virginia, Tennessee, Indiana, Virginia, Kentucky, New Jersey, Delaware, Georgia, North Carolina, South Carolina, Alabama, Missouri, and Maryland. Chempower has manufacturing facilities in Washington, Pennsylvania; Waverly, Tennessee; Canton, Ohio; and Las Vegas, Nevada.

     American Eco, a corporation organized under the laws of Ontario, Canada, is an integrated industrial services company which acts as a single-source environmental remediation and industrial maintenance provider to the petrochemical, petroleum refining, utility, and pulp and paper industries in the United States and Canada. The business of American Eco consists of three major segments: environmental services, industrial maintenance services, and construction services. The environmental services consist of providing hazardous waste removal, encapsulation, treatment, and disposal services, and, through a recent acquisition, manufacture and sale of specialized filtration and separation systems used in the petroleum refining industry. Industrial maintenance services, consisting of construction, maintenance, demolition, and industrial support, are provided primarily to the petroleum and petrochemical industries. Construction management services consist of providing project management and construction planning.

     Sub Acquisition Corp., an Ohio corporation and a wholly-owned subsidiary of American Eco, was organized solely to facilitate the acquisition of Chempower. Sub will not engage in any business activity.

THE SPECIAL MEETING

     TIME, DATE, AND PLACE. The Special Meeting of Shareholders of Chempower will be held at 1:00 p.m. on November 12, 1996, at the offices of Thompson Hine & Flory LLP, 3900 Key Center, 127 Public Square, Cleveland, Ohio 44114.

     RECORD DATE, SHARES ENTITLED TO VOTE. The Board of Directors of Chempower (the "Board" or "Board of Directors") has fixed the close of business on October 7, 1996 as the Record Date. Each Share entitles its owner to one vote on each matter under consideration. As of the Record Date, there were 7,565,113 Shares issued and outstanding and entitled to vote, exclusive of 191,008 Shares held in the treasury which will not be voted at the Special Meeting and 386,000 Shares issuable upon exercise of currently exercisable options.

     PURPOSE OF THE SPECIAL MEETING. At the Special Meeting, Shareholders will be asked to consider and vote upon (1) the approval of the Merger and adoption of the Merger Agreement and (2) such other business as may properly come before the Special Meeting or any adjournment thereof.

THE MERGER: CONSIDERATION PAYABLE TO SHAREHOLDERS

     If the Merger is approved and the Merger Agreement is adopted by the Shareholders and certain other conditions, including the receipt of all required regulatory approvals and the availability of financing, are met, Sub will be merged with and into Chempower at the Effective Time and each Share (other than Shares as to which the holder perfects dissenters' rights under Ohio Law) will be converted into the right to receive $6.20 net to the Shareholder in cash. As a result of the Merger, the Shareholders will no longer have any ownership interest in Chempower and Chempower, as the surviving corporation, will become a wholly-owned subsidiary of American Eco. See "THE MERGER -- General."

SHAREHOLDER APPROVAL; VOTE REQUIRED

     The Merger will not be consummated unless the Merger is approved and the Merger Agreement is adopted by the holders of Shares entitling them to exercise a majority of the voting power of Chempower and certain other conditions specified in the Merger Agreement are satisfied or, if permissible, waived. Messrs. Kukk and Ernest M. Rochester and members of their immediate families, who own in the aggregate 54.6% of the Shares to be voted at the Special Meeting, have indicated their intention to vote their Shares FOR the approval of the Merger and adoption of the Merger Agreement. In the event that such persons vote their Shares in such a manner, sufficient Shares would be voted in favor of the Merger and the Merger Agreement so that the Merger would be approved and the Merger Agreement adopted. See "THE MERGER -- Conditions to the Merger" and "SECURITY OWNERSHIP."

RECOMMENDATION OF BOARD OF DIRECTORS; OPINION OF INVESTMENT BANKER

     The Board of Directors has determined that the price to be paid to Shareholders in connection with the Merger is fair and has unanimously approved the Merger and the Merger Agreement and unanimously recommends that the Shareholders vote FOR approval of the Merger and the adoption of the Merger Agreement. See "THE MERGER -- Reasons for the Merger; Recommendation of the Board of Directors."

     The Board of Directors has engaged McDonald & Company Securities, Inc. ("McDonald") to act as its financial advisor and McDonald has so acted in connection with the Merger. On August 26, 1996, McDonald delivered to the Board of Directors of Chempower its oral opinion, confirmed in writing on September 3, 1996, and has delivered a written opinion dated the date of this Proxy Statement that, as of such dates, the Merger Consideration to be received by the Shareholders pursuant to the Merger Agreement is fair to such Shareholders. A copy of McDonald's opinion, dated as of the date of this Proxy Statement, which sets forth the assumptions made, matters considered, and limits on the review undertaken, is attached as Appendix A to this Proxy Statement and is incorporated herein by reference. SHAREHOLDERS ARE URGED TO, AND SHOULD, READ MCDONALD'S OPINION IN ITS ENTIRETY AND CONSIDER IT CAREFULLY. For a discussion of the foregoing and of certain factors that McDonald considered in reaching its opinion, see "THE MERGER -- Fairness Opinion."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     In general, a Shareholder who exchanges his Shares for cash will recognize capital gain or loss in an amount equal to the difference between the cash received by him and his basis in the Shares exchanged. Shareholders exchanging Shares acquired pursuant to stock options which fail to meet certain holding period requirements under the Internal Revenue Code, however, will be treated as having received compensation, which is taxable as ordinary income.

     All Shareholders should read carefully the discussion in "THE
MERGER -- Certain Federal Income Tax Consequences of the Merger" and other sections of this Proxy Statement. Shareholders are urged to consult their own tax advisors for more specific and definitive advice as to the federal income tax consequences to them of the exchange of their Shares pursuant to the Merger, as well as advice as to the application and effect of state, local, and foreign income and other tax laws.

CERTAIN CORPORATE AND RELATED MATTERS AFTER THE EFFECTIVE TIME

     The Merger Agreement provides that the Amended and Restated Articles of Incorporation (the "Articles") and Code of Regulations (the "Regulations") of Chempower as in effect immediately prior to the Effective Time will be the Articles of Incorporation and Code of Regulations of Chempower following the Effective Time, unless and until duly amended, altered, or repealed. The directors and officers of Sub immediately prior to the Effective Time will become the directors and officers of Chempower at the Effective

Time, each to hold office in accordance with the Articles of Incorporation and Code of Regulations of Chempower, in each case until their respective successors are duly elected or appointed and qualified.

     The Merger Agreement further provides that, for a period of five (5) years after the Effective Time, the provisions of Chempower's Regulations with respect to indemnification of directors and officers will not be amended, repealed, or otherwise modified in any manner that would adversely affect the rights of individuals who at the Effective Time were directors and officers of Chempower, unless such modification is required by law. Moreover, after the Effective Time, American Eco will cause Chempower to indemnify the present and former directors and officers of Chempower and its Subsidiaries against claims arising out of acts or omissions occurring at or prior to the Effective Time or, except for a claim arising out of or based upon the gross negligence or willful misconduct of such directors and officers, arising out of or pertaining to the transactions contemplated by the Merger Agreement. For at least five (5) years after the Effective Time, American Eco has agreed to use its best efforts to cause Chempower to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time without any lapse in coverage. See "THE MERGER -- Certain Corporate and Related Matters After the Effective Time."

     American Eco and Chempower have entered into employment agreements and non-competition agreements with Messrs. Kukk and Ernest M. Rochester. The employment agreements and the non-competition agreements will commence at the Effective Time and continue for a term of three (3) years and five (5) years thereafter, respectively. American Eco and Holiday Properties, a partnership all of the interests in which are owned by Messrs. Kukk and Ernest M. Rochester, have entered into an agreement providing for the purchase by American Eco or its designee of certain real property owned by Holiday Properties and currently leased to Chempower. For a summary of the terms of these agreements, see "INTERESTS OF CERTAIN PERSONS."

PAYMENT FOR SHARES

     If the Merger is consummated, Shareholders will be notified promptly of the consummation of the Merger and will be advised of the procedure for surrender of their share certificates in exchange for the Merger Consideration, which will be paid as soon as practicable after such surrender. SHAREHOLDERS SHOULD NOT SEND ANY SHARE CERTIFICATES WITH THE ENCLOSED PROXY CARD. See "THE MERGER -- Payment for Shares."

CONDITIONS TO THE MERGER

     The respective obligations of Chempower and American Eco to consummate the Merger are subject to the satisfaction of certain conditions, including approval of the Merger by the Shareholders, receipt of required regulatory approval (including filings required under the HSR Act), and the availability of Financing. See "THE MERGER -- Conditions to the Merger."

DISSENTERS' RIGHTS

     The Shareholders of Chempower will be entitled to dissenters' rights under Ohio Law as a result of the matters to be voted upon at the Special Meeting. A Shareholder entitled to dissenters' rights will be entitled to such relief only if he or she complies with all of the requirements of Section 1701.85 of the Ohio Law. Failure to comply precisely with all of the requirements of Section 1701.85 of the Ohio Law will result in the loss of dissenters' rights. See "THE MERGER -- Dissenters' Rights" and Section 1701.85 of the Ohio Law attached to this Proxy Statement as Appendix B and incorporated herein by reference. It is a condition to the obligations of American Eco and Sub to consummate the Merger that dissenters' rights under Ohio Law shall not have been perfected by the holders of more than five percent (5%) of the Shares.

                             BUSINESS OF CHEMPOWER

GENERAL

     Chempower and its Subsidiaries (as defined in the Merger Agreement) currently provide products and services in two principal business segments:
Construction Services and Manufacturing Services.

     Chempower was incorporated under the laws of the State of Ohio in 1985. The predecessor of Chempower began as an industrial contractor in 1974 and entered into the asbestos abatement market in 1980. Through 1995, most of Chempower's revenues have been derived from its Construction Services. Chempower's Manufacturing Services developed through acquisitions in an effort to diversify and are operated through three divisions: Houston Products, Advanced Coil Industries, and Owens Precision Fabricators. In addition, in May 1995, Chempower acquired Controlled Power Limited Partnership as part of its diversification program.

CONSTRUCTION SERVICES

     The Construction Services are offered primarily through Chempower and its Global Power Company subsidiary. Global Power Company was acquired by Chempower in 1994. This segment provides a full range of construction services including asbestos abatement, insulation, sheetmetal, and mechanical services primarily to the industrial market throughout a region which includes: Ohio, Pennsylvania, West Virginia, Tennessee, Indiana, Virginia, Kentucky, New Jersey, Delaware, Georgia, North Carolina, South Carolina, Alabama, Missouri, and Maryland. Chempower also distributes asbestos abatement supplies, specialized products, and insulation materials throughout this region. Chempower's services and products are primarily offered to industrial customers in the electric utility, chemical, petroleum, paper, and steel industries.

     In 1995, Chempower began offering mechanical construction services to its industrial customers through Global Erectors, a division of Global Power Company. This division maintains and repairs steam boilers and auxiliary equipment including precipitators, scrubbers, fans, air heaters, etc. Global Erectors has the equipment and highly skilled personnel necessary to provide such mechanical services.

     To service its customers, Chempower has established a network of facilities within its region. Chempower currently operates Construction Service offices and warehouses in Akron, Ohio; Cincinnati, Ohio; Washington, Pennsylvania; Winfield, West Virginia; Knoxville, Tennessee; and Waverly, Tennessee. Chempower distributes asbestos abatement equipment and safety supplies, insulation materials and accessories, and related sheet metal products to industrial customers and other contractors.

MANUFACTURING SERVICES

     The Manufacturing Services segment developed through acquisitions in an effort to diversify the operations of Chempower. This business operates under three divisions of Chempower: Houston Products, Advanced Coil Industries, and Owens Precision Fabricators, as well as Controlled Power Limited Partnership, an Illinois limited partnership, the partners of which are subsidiaries of Chempower.

     Houston Products division was acquired in March 1989 and is located in Waverly, Tennessee. This division designs and fabricates pre-insulated panels and other products for industrial equipment applications.

     Advanced Coil Industries division was acquired in November 1990 and is located in Washington, Pennsylvania. This division provides roll-coating services to various steel manufacturers for products primarily used in the construction drainage industry.

     Owens Precision Fabricators division was acquired in March 1994 and is located in Las Vegas, Nevada. This division fabricates metal casings for machines used in the gaming industry, as well as offering other metal fabrication services.

     Controlled Power Limited Partnership was acquired in May 1995 and is located in Canton, Ohio. This company designs and manufactures electrical metal-clad switchgear, power distribution systems, and bus duct systems for mass transit authorities, utilities, chemical, and other industrial facilities and also offers a broad range of metal fabrication services.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
                               OF CHEMPOWER, INC.

                                         SIX MONTHS
                                           ENDED                  YEAR ENDED DECEMBER 31,
                                          JUNE 30,    -----------------------------------------------
                                            1996       1995      1994      1993      1992      1991
                                         ----------   -------   -------   -------   -------   -------
                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA
Revenues.................................  $ 33,478   $78,684   $64,329   $69,533   $62,741   $56,476
Operating Income.........................       430     3,019       680     2,763     2,698     2,155
Non-operating Income (expense)(1)........       306       538       432       328       468    (1,044)
Net Income (2)...........................       584     2,247       782     1,802     2,004       808
Net income per common share (2)..........       .08       .30       .11       .25       .27       .11
Weighted-average common shares
  outstanding (000)......................     7,665     7,403     7,426     7,309     7,328     7,403
BALANCE SHEET DATA
Working Capital..........................    27,899    27,141    25,432    26,650    24,801    23,490
Total assets.............................    51,274    54,570    44,182    40,496    36,732    35,907
Shareholders' equity.....................    37,634    36,965    33,592    32,256    31,182    29,123

---------------

     (1) Reflects settlement of litigation for year ended December 31, 1991.

     (2) Includes a loss in 1994, net of tax, of $1.9 million ($.26 per share) resulting from a cost overrun on a major project.

                                   THE MERGER

GENERAL

     The Merger Agreement provides that, subject to all required regulatory approvals having been obtained and remaining in full force and effect, approval of the Merger and adoption of the Merger Agreement by the Shareholders as required by Ohio Law, and the satisfaction or waiver of certain other conditions, including the availability of Financing (as defined herein), Sub will be merged with and into Chempower. At the Effective Time (as defined herein), each Share, other than Shares owned by American Eco, Sub, or any other wholly-owned subsidiary of American Eco, Shares held in the treasury of Chempower, or Shares as to which the holder perfects dissenters' rights under Ohio Law, will be converted into the right to receive the Merger Consideration. The Shareholders will no longer have an ownership interest in Chempower, Chempower, as the surviving corporation, will become a wholly-owned subsidiary of American Eco, and Sub's separate corporate existence will cease.

     At the Effective Time, except as otherwise provided in the Merger Agreement, all of the property, rights, privileges, powers, and franchises of Sub and Chempower will vest in Chempower, and all of the debts, liabilities, and duties of Sub and Chempower will become the debts, liabilities, and duties of Chempower.

     The descriptions in this Proxy Statement of the Merger Agreement are qualified in their entirety by reference to the Agreement and Plan of Merger, a copy of which is attached hereto as Appendix C and is incorporated herein by reference.

BACKGROUND OF MERGER

     During the week of June 3, 1996, American Eco contacted Chempower and expressed an interest in a possible merger acquisition of Chempower. On June 10, 1996, Michael E. McGinnis, President of American Eco, together with a consultant to American Eco, visited Chempower's headquarters in Akron, Ohio for the purpose of conducting preliminary talks with Messrs. Kukk and Ernest M. Rochester and ascertaining the level of interest in such a transaction. On July 25, 1996, Messrs. Kukk and Ernest M. Rochester visited the headquarters of American Eco in Houston, Texas. At that time it was determined that a potential offer from American Eco, if forthcoming, would be approximately $6.00 per Share.

     At a meeting of the Board of Directors held on August 7, 1996, Messrs. Kukk and Ernest M. Rochester informed the Board about the interest of American Eco and provided the other members of the Board with background information on American Eco. The Board discussed the types of services and geographical locations of American Eco and the potential synergies offered by a potential merger. The Board then discussed whether there were likely to be any other potential acquirors and concluded, on the basis of their knowledge of the industries in which Chempower is engaged, that it was not likely that any other industry participant would be a potential acquiror or that any potential purchaser outside of the industry would choose to enter the industry through an acquisition of Chempower. Finally, the Board determined to form an ad hoc special committee consisting of Robert E. Rohr and Norman Jackson, Directors, and assisted by Scott Lowrie, General Counsel, to interview and engage the services of outside legal counsel and financial advisors to represent Chempower with respect to such a potential transaction.

     On August 14, 1996, Mr. McGinnis and the same consultant to American Eco returned to Akron to meet again with Messrs. Kukk and Ernest M. Rochester regarding a potential merger. At this meeting, a price of $6.20 per Share was agreed in the event that the companies determined to pursue a merger of the two companies.

     On August 20, 1996, the Board of Directors met again for the purpose of reviewing various matters related to the potential acquisition of Chempower by American Eco. In the course of that meeting, the Board discussed and approved the retention of McDonald as financial advisors to Chempower for the purpose of evaluating the fairness of the consideration to be received by Shareholders in connection with a proposed transaction with American Eco, should such a proposal be forthcoming.

     Thompson Hine & Flory LLP ("TH&F"), outside legal counsel retained by Chempower with respect to the potential transaction, then reviewed for the benefit of the members of the Board their fiduciary duties as directors under Ohio Law in considering a potential acquisition of Chempower by another entity. TH&F also reviewed with the Board the various protections provided by Ohio Law in connection with their consideration of a potential acquisition of Chempower and their right to indemnification under Ohio Law as well as Chempower's Regulations. The Board then discussed with TH&F various matters relating to the timetable for a potential transaction, due diligence investigations, the status of negotiation of reciprocal confidentiality agreements, and the engagement of a proxy solicitor to assist with the transaction. Finally, the Board discussed with TH&F several matters with respect to the structure of a potential acquisition, including the desirability of a "fiduciary out" in the agreement, the possibility that American Eco might request a voting agreement between American Eco and the majority Shareholders of Chempower, and the issues raised by inclusion of a financing contingency in an acquisition agreement.

     On August 21, 1996, Chempower and American Eco entered into reciprocal confidentiality agreements providing, among other things, that any confidential information disclosed to either of them by the other party in connection with the consideration of a possible merger of the companies would be kept confidential, would be used solely for the purpose of evaluating the possible merger, and would not be used in any way detrimental to the other party.

     On August 22, 1996, American Eco provided Chempower with an initial draft of the Merger Agreement. Chempower management provided comments to this draft to counsel for American Eco on Monday August 26, 1996. That same day, the Board of Directors met again to receive a report from TH&F with respect to the status of the initial draft of the Merger Agreement and from McDonald with respect to its review of the fairness of the proposed transaction to the Shareholders. TH&F reviewed for the benefit of the Board the principal features of the initial draft of the Merger Agreement. The Board then engaged in a thorough review of the issues presented by the initial draft of the Merger Agreement and the structure of the transaction as proposed therein.

     McDonald then made a presentation to the Board concerning its review of the fairness of the proposed transaction. McDonald explained to the Board that they had analyzed the transaction using four different methods of analyses assuming an offer price of $6.20 per Share. After a thorough review of the various methods of analyses, McDonald offered its oral opinion that the transaction, as described in the draft Merger Agreement, and the Merger Consideration provided for therein, were fair from a financial perspective to the Shareholders.

     On August 27, 1996, representatives of American Eco and their legal counsel arrived in Cleveland, Ohio for purposes of reviewing confidential information concerning Chempower pursuant to its due diligence investigation and negotiating a definitive agreement with respect to the Merger.

     On September 3, 1996, the Board of Directors met again to review the proposed transaction with American Eco. At this time, the Board considered whether to approve and recommend Shareholder approval of the proposal by American Eco to acquire all of the issued and outstanding Shares of Chempower for $6.20 per Share in cash pursuant to the terms of the draft Merger Agreement. First, McDonald affirmed its opinion delivered on August 26, 1996 that the transaction, as described in the draft Merger Agreement, and the Merger Consideration provided for therein, were fair from a financial perspective to the Shareholders. The Board then reviewed with TH&F and Mr. Lowrie the terms of the transaction as set forth in the latest draft of the Merger Agreement and the result of negotiations with respect to various issues. Finally, the Board reviewed with TH&F and Mr. Lowrie the terms of several draft agreements ancillary to the draft Merger Agreement, including drafts of the Real Estate Purchase Agreement, Employment Agreements, and Non-Competition Agreements (each as defined herein) with Messrs. Kukk and Ernest M. Rochester, as well as the Board's obligations in reviewing and approving these agreements. Mr. Kukk reviewed for the other members of the Board the terms of these ancillary agreements and answered questions of the other members of the Board concerning these agreements. Mr. Kukk indicated that the ancillary agreements were the result of arm's length negotiations between himself and Mr. Ernest M. Rochester and representatives of American Eco. The Board then voted unanimously in favor of (i) approving the Merger and adopting the draft Merger

Agreement; (ii) approving the draft Employment Agreements and Non-Competition Agreements with Messrs. Kukk and Ernest M. Rochester; and (iii) approving the transactions contemplated by the draft Real Estate Purchase Agreement.

     On September 10, 1996, the Board of Directors met by telephone to consider and review several changes to the Merger Agreement, the Employment Agreements, and the Non-Competition Agreements made subsequent to the drafts approved by the Board at the September 3rd meeting. The changes to the Merger Agreement, the Employment Agreements, and the Non-Competition Agreements were reviewed for the Board by TH&F. The Board then voted unanimously to approve the Merger Agreement in the form attached hereto as Appendix C and the Employment Agreements and the Non-Competition Agreements with each of Messrs. Kukk and Ernest M. Rochester, in the forms attached hereto, and incorporated by reference herein, as Appendices D and E, respectively.

REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors has determined that the Merger Consideration to be paid to Shareholders in connection with the Merger is fair and has unanimously approved the Merger and adopted the Merger Agreement. At the meetings of the Board of Directors held on September 3 and 10, 1996, the Directors unanimously recommended that the Shareholders vote FOR approval of the Merger and adoption of the Merger Agreement at the Special Meeting.

     The Board of Directors, with the assistance of outside legal and financial advisors, has evaluated the financial, legal, and market considerations bearing on the decision to recommend the Merger.

     In deciding to approve the Merger and adopt the Merger Agreement, the Board of Directors considered many factors, including: the Merger Consideration to be received by Shareholders pursuant to the Merger in relation to the historical trading prices and book value of the Shares; the earnings record, operations, and financial condition of Chempower; the support and strength that American Eco would bring to Chempower and its operations and employees; Chempower's future prospects; and the opinion of McDonald that the Merger Consideration to be received by Shareholders pursuant to the Merger Agreement is fair to Shareholders.

     In reaching its recommendation, no specific weightings were given by the Board of Directors to any particular factors, although the Merger Consideration was a significant factor in reaching its conclusions. Such a determination of specific weightings would, in the view of the Board of Directors, be impracticable. In addition, individual members of the Board of Directors may have given various weightings to different factors.

FAIRNESS OPINION

     On August 26, 1996, McDonald delivered to the Board of Directors of Chempower its oral opinion, confirmed in writing on September 3, 1996, and has delivered a written opinion dated the date of this Proxy Statement that, as of such dates, the Merger Consideration to be received by the Shareholders pursuant to the Merger Agreement is fair to such holders. No limitations were imposed by Chempower's Board of Directors upon McDonald with respect to its investigations or procedures in rendering such opinions.

     The full text of McDonald's opinion dated as of the date of this Proxy Statement, which sets forth assumptions made, matters considered, and limits on the review undertaken, is attached as Appendix A to this Proxy Statement. Shareholders are urged to read this opinion in its entirety. McDonald's opinion is directed only to the Merger Consideration and does not constitute a recommendation to any Shareholder as to how such Shareholder should vote at the Special Meeting. The summary of McDonald's opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion. The September 3, 1996 opinion was substantially identical to the opinion attached hereto.

     In connection with its opinions, McDonald reviewed, among other things, (i) the Merger Agreement, (ii) the Annual Reports to Shareholders and Annual Reports on Form 10-K of Chempower for the five fiscal years ended December 31, 1995,
(iii) certain interim reports to Shareholders and Quarterly Reports on Form 10-Q, (iv) certain other communications from Chempower to its Shareholders, and
(v) certain internal
financial analyses and forecasts for Chempower prepared by its management. McDonald also held discussions with members of the senior management of Chempower regarding its past and current business operations, financial condition, and future prospects. In addition, McDonald reviewed the reported price and trading activity for the Chempower Shares, compared certain financial and stock market information for Chempower with similar information for certain other companies with publicly traded equity securities, reviewed the financial terms of certain recent business combinations in the construction and engineering services industries specifically and in other industries generally, and performed such other studies and analyses as it considered appropriate.

     McDonald relied without independent verification upon the accuracy and completeness of all the financial and other information it reviewed for purposes of its opinions. In addition, McDonald did not make an independent evaluation or appraisal of Chempower's assets and liabilities and it was not furnished with any such evaluation or appraisal. McDonald was not authorized to, and therefore did not, solicit interest from any party with respect to the acquisition of Chempower.

     The following is a brief summary of the analyses utilized by McDonald in connection with its August 26, 1996 opinion:

     Stock Trading History. McDonald examined the history of the trading prices and volumes for Chempower Shares. This analysis showed that between August 26, 1994 and August 23, 1996, Chempower Shares closed at prices as high as $4.50 and as low as $3.00. The average daily closing price for this period was $3.75 and the average daily volume was approximately 3,800 Shares. The trading range and average daily closing price are consistent with the prices for Chempower's Shares over the last five years. Between August 23, 1991 and August 23, 1996, Chempower's Shares closed at a high of $5.25 and a low of $2.75, and had an average daily closing price of $3.83. Even though trading in Chempower's Shares was more active during the five year period with an average daily volume of approximately 5,800 Shares, this volume was still less than 0.1% of the outstanding Shares.

     From August 26, 1994 to August 23, 1996, Chempower's Shares increased from $3.875 to $4.125, representing an increase of 6.5%. Over the same period of time, the S&P Engineering and Construction Index increased by 11.8%, and an index of comparable public companies increased by 12.0%. During the same period the change in Chempower's Shares ranged from -22.6% to 16.1%, the change in the S&P Engineering and Construction Index ranged from -22.3% to 18.2%, and the change in the comparable public company index ranged from -18.7% to 23.3%. Overall, Chempower's Shares have performed comparably with these indices.

     Comparison with Selected Companies. McDonald compared historical stock market information, earnings, dividends, and financial ratios for Chempower to the corresponding data and ratios for selected providers of construction and engineering services. Such data included: historical and projected price-to-earnings ("P/E") ratios; ratios of adjusted market value to latest twelve months ("LTM") sales; earnings before interest, taxes, depreciation and amortization ("EBITDA"), and earnings before interest and taxes ("EBIT"); ratios of market value to book value; operating and net margins; and dividend yields as of March 31, 1996.

     The analysis showed that the projected 1997 P/E ratios ranged from 5.8x to 22.5x with an average of 10.1x and projected 1996 P/E ratios ranged from 9.4x to 26.5x with an average of 14.9x for certain companies comparable to Chempower. The analysis also showed that the ratios of adjusted market value to LTM sales ranged from 0.1x to 0.7x with an average of 0.2x, adjusted market value to LTM EBITDA ranged from 3.2x to 12.2x with an average of 6.8x, adjusted market value to LTM EBIT ranged from 6.1x to 19.5x with an average of 12.7x, and market value to current book value ranged from 0.3x to 2.7x with an average of 1.2x for such comparable companies. At the purchase price of $6.20 per Share, the 1997 P/E ratio is 28.2x, the 1996 P/E ratio is 38.8x, the adjusted market value to LTM sales is 0.4x, the adjusted market value to LTM EBITDA is 11.8x, the adjusted market value to LTM EBIT is 20.0x, and the market value to current book value is 1.3x. These multiples resulting from the proposed transaction are substantially higher than the multiples for such public companies comparable to Chempower.

     McDonald also reviewed comparable acquisition transactions from January 1, 1993 through August 23, 1996. During this period, eleven providers of construction or engineering services were acquired with publicly disclosed terms. Ten of these acquisitions ranged in value from $18.4 million to $101.7 million. McDonald calculated, among other things, the ratios of leveraged transaction value to LTM sales, LTM EBITDA and LTM EBIT, transaction value to LTM net income and book value, and the premium over the pre-announcement stock price for the public company transactions. The median multiples for these transactions were 0.7x LTM sales, 7.7x LTM EBITDA, 9.1x LTM EBIT, 17.4x LTM net income, 1.7x book value, and a premium of 48.2% over the pre-announcement stock price. At the purchase price of $6.20 per Share, the resulting multiples are 0.4x LTM sales, 11.8x LTM EBITDA, 20.0x LTM EBIT, 30.6x LTM net income, 1.3x book value, and a premium of 50.3% over the pre-announcement stock price as of August 23, 1996. Overall, the multiples resulting from the proposed transaction compare favorably to the multiples from the acquisitions comparable to Chempower.

     No company or transaction used as a comparison in the above analyses is identical to Chempower or the contemplated transaction. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which Chempower is being compared.

     Discounted Cash Flow Analysis. Using a discounted cash flow analysis under various assumptions, McDonald estimated the present value of assumed future dividend streams that Chempower might produce over a five and one-half year period from July 1996 to December 2001, plus the present value of the terminal value of Chempower at the end of such period. McDonald assumed that Chempower would perform in accordance with management's sales and earnings projections as well as management's forecasts for working capital and capital expenditure requirements. In order to estimate the present value of the future dividend stream and terminal value, McDonald calculated a weighted average cost of capital ("WACC") for Chempower based on the capital asset pricing model ("CAPM"). Using the CAPM, McDonald estimated a WACC for Chempower of approximately 13.0%. Chempower's terminal value was estimated by applying a 2.5% terminal growth rate to projected 2001 operating cash flow. McDonald performed a sensitivity analysis with discount rates ranging from 12.0% to 14.0% and terminal growth rates ranging from 1.5% to 3.5% per year. Based on this analysis, McDonald estimated the future cash flow of Chempower Shares at between $4.67 to $5.46 per Share with a base cash value of $5.00 per Share.

     In connection with its opinion dated as of the date of this Proxy Statement, McDonald confirmed the appropriateness of its reliance on the analyses used to render its August 26, 1996 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered in connection therewith.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses, without considering the analyses as a whole, could create an incomplete view of the processes underlying McDonald's opinion. The analyses were considered in the context of general business, market, and economic conditions existing at the time of the opinions, many of which are beyond the control of Chempower. Such analyses were prepared solely for purposes of McDonald's providing its opinion as to the fairness of the cash consideration to be received by the Shareholders pursuant to the Merger Agreement. The analyses performed by McDonald are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, the analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold.

     McDonald is an investment banking firm engaged, among other things, in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate, and other purposes. The Board of Directors of Chempower selected McDonald as its financial advisor because it is a recognized investment banking firm with experience in transactions similar to the Merger and is familiar with Chempower and its business.

     Pursuant to the terms of an engagement letter dated August 20, 1996, Chempower exclusively retained McDonald as financial advisor to assist Chempower in responding to the acquisition proposal by American Eco. Chempower paid McDonald an advisory fee of $150,000 for its services pursuant to such engagement. This advisory fee became payable upon the rendering of the written fairness opinion on September 3, 1996. Chempower has agreed to reimburse McDonald for its reasonable out-of-pocket expenses, including the fees and disbursements of their counsel, and to indemnify McDonald and certain related persons against certain liabilities, including certain liabilities under the federal securities laws, relating to or arising out of its engagement.

     McDonald is a full service securities firm and as such may from time to time effect transactions for its own accounts or the account of customers and hold positions in securities or options on securities of Chempower and other companies which may be the subject of the engagement contemplated by the engagement letter.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     A Shareholder who exchanges his Shares for the Merger Consideration will recognize gain or loss in an amount equal to the difference between the Merger Consideration received by him and his basis in the Shares exchanged. A Shareholder exercising dissenters' rights under Ohio Law will also recognize gain or loss in an amount equal to the difference between the cash received by him pursuant to the court's determination of the fair cash value in redemption of such Shares and his basis in such Shares.

     The preceding discussion of federal income tax consequences may not be applicable to Shareholders who have acquired Shares pursuant to the exercise of stock options. Any Shareholder exchanging Shares as a result of the Merger, which Shares were acquired pursuant to stock options which were (a) granted less than two years prior to the Effective Time of the Merger, or which were (b) exercised less than one year prior to such date, will be treated as having received compensation in an amount equal to the lesser of (x) the difference between the fair market value of the Shares as of the exercise date of the option and the Shareholder's adjusted basis in the Shares as of said date and
(y) the difference between the amount realized as a result of the Merger and the Shareholder's adjusted basis in the Shares as of the Effective Time of the Merger. Any such amount treated as compensation must be reported as ordinary income received in the taxable year in which the Merger occurs. Any amount received as a result of the Merger that is not treated as compensation will be taxed as a capital gain or loss as discussed above.

     The federal tax discussion set forth above is included for general information only. Shareholders are urged to consult their own tax advisors for more specific and definitive advice as to the federal income tax consequences to them of the exchange of their Shares pursuant to the Merger, as well as advice as to the application and effect of state, local, and foreign income and other tax laws.

CONDUCT OF BUSINESS OF CHEMPOWER PRIOR TO THE EFFECTIVE DATE

     During the period from the execution of the Merger Agreement to the Effective Time, the Merger Agreement provides that Chempower and its Subsidiaries will conduct their businesses only in the regular and ordinary course of business, consistent with past practice. Pursuant to the Merger Agreement, Chempower has agreed to use all reasonable efforts to preserve intact its business, to keep available the services of its current officers and employees, and to preserve its relationships with desirable customers, suppliers, licensors, licensees, distributors, and others having business dealings with it.

     In addition, Chempower has agreed that it will not take certain actions without the prior written consent of American Eco including, among other things, that it (and its Subsidiaries) will not (a) adjust, split, combine, or reclassify any shares of its capital stock; (b) make, declare, set aside, or pay any dividend or make any other distribution on the Shares; (c) grant any stock option or appreciation rights with respect to Chempower or any Subsidiary; (d) make any changes in its Articles or Regulations or those of any Subsidiary; (e) acquire, sell, lease, encumber, transfer, or dispose of any assets, or make any capital expenditures, in either case, in excess of $10,000 individually or $100,000 in the aggregate, outside the ordinary course of business, except pursuant to obligations in effect on the date of the Merger Agreement; (f) incur any indebtedness for borrowed money or guarantee any indebtedness except for obligations or guarantees which in the aggregate do not exceed $100,000; (g) pay, discharge, or satisfy any claims, liabilities, or obligations, other than in the ordinary course of business consistent with past practice or liabilities reflected or reserved against in, or contemplated by, the financial statements (or the notes thereto) of Chempower; (h) pay, discharge, or satisfy any claims, liabilities, or obligations in connection with any litigation; (i) change any of the accounting principles or practices used by it (except as required by generally accepted accounting principles); (j) enter into, adopt, amend, or terminate any employee benefit plan, or increase in any manner the compensation or fringe benefits of any director, officer, or employee, grant any bonus, or pay any termination, severance, or other benefit not required by any plan or agreement in effect on the date of the Merger Agreement; (k) make or enter into any agreement, commitment, or contract, except in the ordinary course of business for the purchase or sale of products in amounts not exceeding $50,000 in any instance and not giving rise to obligations extending beyond 90 days from the date of the Merger Agreement, or modify, amend, or terminate any material contract, or pay any amount not required by law or by any contract in an amount exceeding $50,000; (l) make or enter into any lease of real property or extend or amend any existing lease of real property; (m) intentionally take, or enter into an agreement to take, any action that would result in any of the conditions to the Merger not being satisfied; or (n) make any material tax election or settle or compromise any material federal, state, local, or foreign income tax liability, or waive or extend the statute of limitations in respect of any such taxes.

CERTAIN CORPORATE AND RELATED MATTERS AFTER THE EFFECTIVE DATE

     The Articles and Regulations of Chempower as in effect immediately prior to the Effective Time will be the Articles of Incorporation and Code of Regulations of Chempower following the Effective Time, unless and until duly amended, altered, or repealed.

     The directors and officers of Sub immediately prior to the Effective Time will become the directors and officers of Chempower at the Effective Time, each to hold office in accordance with the Articles of Incorporation and Code of Regulations of Chempower following the Effective Time, in each case until their respective successors are duly elected or appointed and qualified.

     Pursuant to the Merger Agreement, American Eco has agreed that, for a period of five (5) years after the Effective Time, the Regulations of Chempower with respect to indemnification of directors and officers will not be amended, repealed, or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors and officers of Chempower, unless such modification is required by law.

     American Eco has further agreed that, after the Effective Time, it will cause Chempower to indemnify, defend, and hold harmless the present and former directors and officers of Chempower and its Subsidiaries against all losses, claims, damages, and liability and amounts paid in settlement in connection with
(a) any claim, action, suit, proceeding, or investigation in respect of acts or omissions occurring at or prior to the Effective Time, to the fullest extent that Chempower or such Subsidiary would have been permitted to indemnify such person under applicable law and the Articles and Regulations of Chempower or such Subsidiary in effect on the date of the Merger Agreement; or (b) except for a claim arising out of or based upon the gross negligence or willful misconduct of such directors and officers, in any event arising out of or pertaining to the transactions contemplated by the Merger Agreement. For at least five (5) years after the Effective Time, American Eco has agreed to use its best efforts to cause Chempower to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time without any lapse in coverage. Such insurance will provide coverage with respect to each person currently covered by Chempower's officers' and directors' liability policy and on terms, with respect to coverage and amount, no less favorable than those of the policy in effect on the date of the Merger Agreement.

EFFECTIVE TIME

     If the Merger Agreement is approved by the requisite vote of the Shareholders and the other conditions to the Merger Agreement are satisfied or, if permissible, waived, the Merger will be effective at the time that the parties file a certificate of Merger with the Secretary of State of the State of Ohio, in the form required by and executed in accordance with the relevant provisions of Ohio Law (the "Effective Time").

PAYMENT FOR SHARES

     In order to receive the Merger Consideration, each Shareholder will be required to surrender the certificate or certificates representing the Shares to an exchange agent selected by American Eco. As soon as reasonably practicable after the Effective Time, the exchange agent will mail to each Shareholder of record immediately prior to the Effective Time, a letter of transmittal and instructions for use in effecting the surrender of such certificate or certificates for payment. Upon surrender of such certificate or certificates for cancellation to the exchange agent together with the letter of transmittal, duly executed, and other customary documents which may be required by the instructions, the Shareholder will be entitled to receive in exchange cash in an amount equal to the product of the number of Shares represented by the certificate or certificates multiplied by the Merger Consideration, and the certificate or certificates surrendered will be cancelled. The exchange agent will not be obligated to deliver the Merger Consideration until the Shareholder surrenders the certificate or certificates representing his or her Shares or, if any certificate is lost, stolen, or destroyed, an appropriate affidavit of loss and indemnity agreement and, if required, the posting of a bond in such reasonable amount as shall be required by American Eco. SHAREHOLDERS SHOULD NOT SEND ANY SHARE CERTIFICATES WITH THE ENCLOSED PROXY CARD.

STOCK OPTIONS

     At the Effective Time, each option to purchase Shares, whether or not exercisable, shall be canceled in consideration of the payment by Chempower to each holder thereof of an amount in cash equal to the extent by which the Merger Consideration exceeds the exercise price per Share payable under the option, multiplied by the number of Shares subject to the option. If necessary, funds to cancel stock options will be provided by American Eco.

REGULATORY APPROVAL

     To the extent required by law, Chempower and American Eco have filed Notification and Report Forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") with the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice ("DOJ"). The parties will cooperate and consult with each other with respect to the preparation of the Notification and Report Forms and any other submissions required to be made pursuant to the HSR Act in connection with the Merger, including, but not limited to, responses to written or oral comments or requests for additional information or documenting material by the FTC or the DOJ.

     In the event that any regulatory approval required as a condition to the consummation of the Merger is not obtained, or any other condition to the consummation of the Merger has not been satisfied, by January 31, 1997, the Merger Agreement may be terminated.

REPRESENTATIONS AND WARRANTIES OF CHEMPOWER

     In the Merger Agreement, Chempower has made customary representations and warranties to American Eco including, but not limited to, representations and warranties relating to the following: the organization and qualifications of Chempower and its Subsidiaries; the authority of Chempower to enter into and perform its obligations under the Merger Agreement and carry out the transactions contemplated thereby; consents and approvals required in order to consummate the Merger; the capitalization of Chempower and the Subsidiaries; filings made by Chempower with the Commission; the absence of conflicts with the Articles or Regulations of Chempower or those of any Subsidiary, with any material agreements, instruments, licenses, franchises, or permits by which Chempower or a Subsidiary is bound, or with any laws, rules, or regulations to which either Chempower or a Subsidiary is subject, resulting from execution of the Merger Agreement; Chempower's consolidated financial statements; the absence of certain changes or developments since January 1, 1996; litigation; ERISA compliance; taxes; real and personal property; intellectual property; insurance coverage;

inventory; related party transactions; contracts; personnel; compliance with laws; accounts receivable; books and records; material undisclosed liabilities; environmental matters; Board of Directors recommendation; the Proxy Statement; the Fairness Opinion; and the employment of brokers and finders with respect to this transaction.

REPRESENTATIONS AND WARRANTIES OF AMERICAN ECO AND SUB

     American Eco and Sub have also made customary representations and warranties in the Merger Agreement, including, without limitation, representations and warranties relating to the following: the organization of American Eco and Sub; the authority of each of American Eco and Sub to enter into the Merger Agreement and carry out the transactions contemplated thereby; the absence of conflicts with charters, by-laws or regulations, material agreements, instruments, licenses, franchises, permits, laws, rules, or regulations to which either American Eco or Sub is subject, resulting from execution of the Merger Agreement; consents and approvals required in order to consummate the Merger; availability of Financing; the Proxy Statement; and the employment of brokers and finders with respect to this transaction.

COVENANTS OF CHEMPOWER

     In addition to Chempower's covenants with respect to the conduct of its business prior to the Effective Time, Chempower has also made covenants in the Merger Agreement with respect to several other matters. Pursuant to the Merger Agreement, Chempower has agreed to provide full access to American Eco and its representatives to all of its properties, books, contracts, commitments, and records and to promptly provide American Eco with a copy of any report, schedule, or other document filed or received by it pursuant to either federal or state securities laws, during the period prior to the Effective Time.

     Pursuant to the Merger Agreement, Chempower has further agreed (a) to convene a meeting of its Shareholders for purposes of voting on the Merger and the Merger Agreement, (b) to use its reasonable best efforts to solicit from the Shareholders proxies in favor of and to secure the Shareholder consent necessary for approval of the Merger and adoption of the Merger Agreement, and (c) in connection therewith, to prepare, file with, and seek approval of the Commission with respect to, and thereafter mail to Shareholders, this Proxy Statement, including therein the recommendation of the Board of Directors that the Shareholders vote in favor of the Merger and the Merger Agreement (unless such a recommendation would constitute a violation of the fiduciary duties of the members of the Board of Directors).

     Finally, Chempower has agreed not to solicit, after the date of the Merger Agreement and prior to the Effective Time, any Acquisition Proposal (as defined in the Merger Agreement) from any person or persons other than American Eco. Notwithstanding this covenant, the Board of Directors shall not be prohibited from considering, negotiating, approving, and recommending to the Shareholders any bona fide Acquisition Proposal which is not solicited in violation of the Merger Agreement, provided the Board of Directors determines in good faith (upon advice of counsel) that it is required to take such actions in order to properly discharge its fiduciary duties.

COVENANTS OF AMERICAN ECO

     Pursuant to the Merger Agreement, American Eco has covenanted to vote the shares of capital stock of Sub which it holds in favor of approving the Merger and adopting the Merger Agreement and to cause Sub to take any and all actions necessary or appropriate to consummate the Merger. Furthermore, American Eco has agreed to use its best efforts to obtain the financing required to effect the Merger and to pay related fees and expenses (the "Financing") pursuant to a commitment letter with Canaccord Capital Corporation (the "Commitment Letter"), dated September 9, 1996. Parent has further agreed that if Financing is not obtainable pursuant to the Commitment Letter, then, within thirty (30) days after being notified that such Financing is not obtainable pursuant to the Commitment Letter, it will seek alternative Financing on terms, in the aggregate, no less advantageous to Parent than the terms provided for in the Commitment Letter.

     For a description of American Eco's covenants with respect to indemnification of Chempower's current directors and officers, see "THE MERGER -- Certain Corporate and Related Matters After the Effective Time."

MUTUAL COVENANTS OF CHEMPOWER AND AMERICAN ECO

     Pursuant to the Merger Agreement, the parties have also made mutual covenants with respect to several matters, including such matters as: (a) the obligation of each party to use its reasonable best efforts to comply with and furnish information to the other party in connection with any and all requirements that the federal or state law may impose on it or them with respect to the Merger; (b) the obligation that if any action, suit, proceeding, or investigation by a court of competent jurisdiction or by a governmental, regulatory, or administrative agency or commission is commenced it will cooperate with the other and use its reasonable best efforts to defend against and respond to such action, suit, proceeding, or investigation; (c) the giving of prompt written notice to the other of (i) the occurrence (or non-occurrence) of any event which would be likely to cause (A) any representation or warranty contained in the Merger Agreement to be untrue or inaccurate in any material respect or (B) any covenant, agreement, or condition in the Merger Agreement not to be complied with or satisfied in any material respect, and (ii) any failure by the notifying party to comply with or satisfy any covenant, agreement, or condition contained in the Merger Agreement in any material respect; and (d) the obligation to provide one another with copies of all periodic reports to be filed with the Commission and to solicit comments with respect thereto at least 48 hours prior to the filing thereof.

     As discussed in more detail under "THE MERGER -- Regulatory Approval," the parties have also agreed pursuant to the Merger Agreement to file Notification and Report Forms under the HSR Act and to cooperate with one another in the preparation thereof.

     The parties have furthermore agreed, pursuant to the Merger Agreement, not to issue any press release, make any public statements, or issue any communications to the Shareholders with respect to the Merger and the Merger Agreement without the prior written approval of the other party, except as may otherwise be required by law.

     Finally, the parties have agreed to use their reasonable best efforts to take all action and to do all things necessary, proper, or advisable to consummate the Merger; and to use their reasonable best efforts to cause the conditions precedent to the consummation of the Merger to be satisfied.

CONDITIONS TO THE MERGER

     The obligations of Chempower, American Eco, and Sub to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of the conditions that (a) the Merger has been approved and the Merger Agreement has been adopted by the requisite vote of Shareholders; (b) the waiting period, and any extensions thereof, applicable to the consummation of the Merger under the HSR Act has expired; (c) no provision of any applicable domestic law or regulation, and no judgment, injunction, order, or decree of a court or governmental agency or authority of competent jurisdiction is in effect which would prevent the consummation of the Merger; (d) all actions by or in respect of or filing with any governmental regulatory or administrative agency or commission required to consummate the Merger has been obtained or made; and (e) the Fairness Opinion delivered in accordance with the Merger Agreement has not been modified or withdrawn.

     Moreover, the respective obligations of Chempower and American Eco and Sub to effect the Merger are also subject to the conditions that (a) the other party has performed in all material respects each obligation and covenant to be performed by it pursuant to the Merger Agreement at or prior to the Effective Time; (b) the representations and warranties of the other party are true and correct in all material respects at and as of the Effective Time; (c) each party has delivered to the other party certificates issued by appropriate governmental authorities evidencing its good standing in the jurisdiction of its incorporation and, with respect to Chempower, in the jurisdictions in which it is qualified to do business as a foreign corporation; (d) each party has delivered to the other copies, certified by the Secretary or an Assistant Secretary, of the resolutions adopted by its board of directors, authorizing the execution, delivery, and performance of the Merger

Agreement, and, with respect to American Eco and Sub, copies of resolutions of American Eco, as the sole shareholder of Sub, approving the Merger and adopting the Merger Agreement; and (e) each party will have delivered to the other a certificate of its Chief Executive and Chief Financial Officers certifying as to the fulfillment of the conditions to the other party's obligations set forth in the Merger Agreement.

     Finally, the obligation of American Eco and Sub to effect the Merger is also subject to the additional conditions that (a) American Eco has received Financing, pursuant to the Commitment Letter or otherwise; (b) there shall not have occurred any event which is material and adverse to the business, financial condition, or results of operations of Chempower and its Subsidiaries, taken as a whole, other than an effect resulting from this Merger Agreement or the Merger (a "Company Material Adverse Effect"); (c) by not later than immediately prior to the Effective Time, Messrs. Kukk and Ernest M. Rochester have each entered into employment agreements with Chempower; (d) all incentive stock option and non-qualified stock option plans of Chempower, and each option issued under any such plans, has been amended as required by the Merger Agreement; (e) the consents required to consummate the Merger which are designated as material in the Merger Agreement have been obtained; (f) appraisal rights under Ohio Law have been perfected by the holders of not more than five percent (5%) of the outstanding Shares; (g) American Eco and Sub have received the opinion of Chempower's outside legal counsel, substantially in the form agreed in the Merger Agreement; and (h) the officers and directors of Chempower and its Subsidiaries, specified by American Eco, have resigned their respective positions as of the Effective Time.

TERMINATION, AMENDMENT, AND EXPENSES

     There are several mechanisms by which the Merger Agreement may be terminated prior to the Effective Time by either or both parties to the Merger Agreement. These mechanisms include termination (a) by the mutual written consent of the Board of Directors of Chempower and the Board of Directors of American Eco; (b) by either Chempower or American Eco if the Merger has not been consummated by January 31, 1997; (c) by either Chempower or American Eco if the requisite vote of Shareholders approving the Merger and adopting the Merger Agreement is not obtained; and (d) by either Chempower or American Eco if any applicable domestic law, rule, or regulation makes consummation of the Merger illegal or if any judgment, injunction, order, or decree of a court or governmental agency or authority of competent jurisdiction restrains or prohibits the consummation of the Merger, and such judgment, injunction, order, or decree has become final and nonappealable (provided that such right of termination will not be available to any party that, at the time of termination, is in material breach of its obligations under the Merger Agreement).

     The Merger Agreement further provides that it may be terminated prior to the Effective Time by American Eco by written notice to Chempower if (a) Chempower has materially breached its obligations under the Merger Agreement, which if not remedied prior to the Effective Time would have a Company Material Adverse Effect, and such breach has not been remedied or Chempower has not provided reasonable assurance that the breach will be remedied within the time specified in the Merger Agreement; (b) the Board of Directors of Chempower withdraws or modifies in any manner adverse to American Eco its approval or recommendation of the Merger Agreement or Merger; (c) the Board of Directors of Chempower, at any time after Chempower or any of its Subsidiaries has become aware of any event which would require that notice be given to American Eco pursuant to the provision of the Merger Agreement prohibiting solicitation of any Acquisition Proposal, withdraws or modifies in any manner adverse to American Eco its approval or recommendation of the Merger or Merger Agreement or approves or recommends any Acquisition Proposal by a company other than American Eco or any of its affiliates; (d) Chempower or any of its Subsidiaries enters into a definitive agreement for any Acquisition Proposal or the Board of Directors of Chempower resolves to take such action; or (e) any person or group other than American Eco or a group approved by American Eco acquires a number of Shares entitling such person or group to exercise twenty percent of the total number of votes entitled to be cast in an election of directors of Chempower, or the directors of Chempower currently in office cease to represent the majority of the directors of Chempower.

     Finally, the Merger Agreement may be terminated by Chempower by written notice to American Eco if (a) American Eco has materially breached its obligations under the Merger Agreement, which if not remedied prior to the Effective Time would have an effect which is material and adverse to the business, financial condition, or results of operations of American Eco, and such breach has not been remedied or American Eco has not provided reasonable assurance that the breach will be remedied within the time period specified in the Merger Agreement; (b) the Board of Directors of Chempower determines to enter into a definitive agreement for an Acquisition Proposal other than with American Eco or its affiliates; (c) the Board of Directors of American Eco withdraws or modifies in any manner adverse to Chempower its approval or recommendation of the Merger Agreement or Merger; or (d) the Financing pursuant to the Commitment Letter or any alternative Financing has become unobtainable and American Eco has not given Chempower reasonable evidence within thirty (30) days thereafter that alternative Financing has been obtained or, in any case, the Financing is not obtained by January 15, 1997 other than as a result of a breach of any representation, warranty or covenant by Chempower in the Merger Agreement.

     If American Eco terminates the Merger Agreement for any of the reasons set forth in the paragraph preceding the immediately preceding paragraph which would entitle American Eco alone to terminate the Merger Agreement or if Chempower terminates the Merger Agreement because (a) the requisite vote of the Shareholders approving the Merger and adopting the Merger Agreement has not been obtained or (b) the Board of Directors of Chempower determines to enter into a definitive agreement for an Acquisition Proposal other than with American Eco or its affiliates, then, pursuant to the Merger Agreement, Chempower must pay to American Eco a fee of $1,000,000 plus American Eco's actual expenses, including third party costs such as fees of attorneys and financial advisors, incurred in connection with the Merger Agreement and the proposed Merger. If Chempower terminates the Merger Agreement because the Financing pursuant to the Commitment Letter or any alternative Financing has become unobtainable and American Eco has not given reasonable evidence within thirty days that alternative Financing has been obtained or, in any case, the Financing is not obtained by January 15, 1997 other than as a result of a breach of any representation, warranty or covenant by Chempower in the Merger Agreement, American Eco must pay to Chempower the actual expenses incurred by Chempower in connection with the Merger Agreement and proposed Merger, including third party costs such as fees of attorneys and financial advisors.

     The Merger Agreement may be amended by the parties by action taken by their respective boards of directors at any time before or after the approval by the Shareholders, but after such approval, no amendment may be made which reduces the amount or the form of the Merger Consideration or in any way adversely affects the rights of the Shareholders without further approval of the Shareholders.

     Except as otherwise expressly provided in the Merger Agreement, all costs and expenses incurred in connection with the Merger Agreement will be paid by the party incurring the cost or expense.

DISSENTERS' RIGHTS

     The Shareholders of Chempower will be entitled to dissenters' or appraisal rights as a result of the matters to be voted upon at the Special Meeting. Under Ohio Law, in the case of a merger into a domestic surviving corporation, the shareholders of that corporation who are entitled to vote on adoption of the merger agreement pursuant to Ohio Law are entitled to relief as dissenting shareholders, but only as to the shares so entitling them to vote. Shareholders of a domestic surviving corporation in a merger are entitled to vote on adoption of the merger agreement if (a) the articles or regulations of the surviving corporation require that the agreement be adopted by the shareholders; (b) the agreement conflicts with the articles or regulations of the surviving corporation, or changes the articles or regulations, or authorizes any action that, if it were being made or authorized apart from the merger, would otherwise require adoption by the shareholders; (c) the merger involves the issuance or transfer by the surviving corporation of such number of shares as will entitle the holders of such shares immediately after consummation of the merger to exercise one-sixth or more of the voting power of the surviving corporation in the election of directors; or (d) the agreement of merger makes such change in the directors of the surviving corporation as would otherwise require action by the shareholders.

     A Shareholder entitled to relief as a dissenting shareholder must comply with certain requirements set forth in Section 1701.85 of the Ohio Law. The following summary does not purport to be a complete statement of the method of compliance with Section 1701.85 and is qualified in its entirety by reference to that section, which is attached to this Proxy Statement as Appendix B and is incorporated herein by reference.

     A Shareholder who wishes to perfect his rights as a dissenting shareholder in the event the Merger Agreement is adopted must (a) have been the holder of record of the Shares as to which he seeks relief as of the Record Date, (b) not have voted his Shares in favor of approving the Merger and adopting the Merger Agreement, and (c) deliver to Chempower, not later than ten days after the Special Meeting, a written demand for payment to him of the fair cash value of the Shares as to which he seeks relief. This demand must state the Shareholders' name, address, the number and class of such Shares as to which he seeks relief, and the amount claimed by him as the fair cash value of the Shares.

     A vote against adoption of the Merger Agreement will not satisfy the requirements of a written demand for payment as described in clause (c) of the immediately preceding paragraph. Any written demand for payment should be mailed or delivered to Chempower, Inc., 807 East Turkeyfoot Lake Road, Akron, Ohio 44319, Attention: Ernest M. Rochester, Secretary. As the written demand must be delivered within the ten-day period following the Special Meeting, it is recommended, although not required, that a Shareholder using the mails use certified or registered mail, return receipt requested, to confirm that he has made a timely delivery.

     If Chempower sends to a dissenting Shareholder, at the address specified in his demand, a request for the certificates representing the Shares as to which he seeks relief, the dissenting Shareholder, within fifteen days from the date of sending such request, shall deliver to Chempower the certificates requested. Chempower will then endorse the certificates with a legend to the effect that a demand for the fair cash value of such Shares has been made, and promptly return such endorsed certificates to the dissenting Shareholder. Failure on the part of the dissenting Shareholder to deliver such certificates terminates his rights as a dissenting Shareholder, at the option of Chempower, exercised by written notice of such termination delivered to him within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs.

     Unless the dissenting Shareholder and Chempower shall agree on the fair cash value per Share as to which relief is sought, either may, within three months after service of the written demand by the Shareholder, file a complaint in the court of common pleas of Summit County. If the court finds that the Shareholder is entitled to be paid the fair cash value of any Shares, the court may appoint one or more appraisers to receive evidence and to recommend a decision on the amount of the fair cash value.

     Fair cash value will be determined as of the day prior to the Special Meeting, will be the amount a willing seller and willing buyer would accept or pay with neither being under compulsion to sell or buy, will not exceed the amount specified in the Shareholder's written demand, and will exclude any appreciation or depreciation in the market value resulting from the Merger. The court will make a finding as to the fair cash value of a Share and render judgment against Chempower for its payment with interest at such rate and from such date as the court considers equitable. The cost of proceedings, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable.

     The rights of any dissenting Shareholder will terminate if (a) he has not complied with Section 1701.85 of the Ohio Law, unless Chempower by action of its Board of Directors waives such failure; (b) Chempower abandons or is finally enjoined or prevented from carrying out or the Shareholders rescind their approval of the Merger; (c) the Shareholder withdraws his demand, with the consent of Chempower by action of its Board of Directors; or (d) Chempower and the dissenting Shareholder shall not have come to an agreement as to the fair cash value per Share, and neither the Shareholder nor Chempower shall have timely filed or joined in a complaint in an appropriate court for a determination of the fair cash value of the Shares. For a discussion of the tax consequences to a Shareholder exercising dissenters' rights, see "THE
MERGER -- Certain Federal Income Tax Consequences of the Merger."

     It is a condition to the obligations of American Eco and Sub to consummate the Merger that dissenters' rights under Ohio Law shall not have been perfected by more than five percent (5%) of the Shareholders.

     BECAUSE A PROXY FORM WHICH DOES NOT CONTAIN VOTING INSTRUCTIONS WILL, UNLESS REVOKED, BE VOTED FOR APPROVAL OF THE MERGER AND ADOPTION OF THE MERGER AGREEMENT, A SHAREHOLDER WHO WISHES TO EXERCISE HIS

DISSENTERS' RIGHTS MUST EITHER NOT SIGN AND RETURN HIS PROXY FORM OR, IF HE SIGNS AND RETURNS HIS PROXY FORM, VOTE AGAINST OR ABSTAIN FROM VOTING ON APPROVAL OF THE MERGER AND ADOPTION OF THE MERGER AGREEMENT.

INDEPENDENT AUDITORS

     It is expected that a representative of McGladrey & Pullen, LLP will be present at the Special Meeting and will have an opportunity to make a statement if he desires to do so. It is also expected that the representative will respond to appropriate questions.

ACCOUNTING FOR THE MERGER

     The Merger will be accounted for using the purchase method of accounting in accordance with Generally Accepted Accounting Principles. In the application of the purchase method of accounting, all assets and liabilities of Chempower will be recorded at their fair value at the acquisition date of the Shares by Sub with a resulting adjustment to goodwill in an amount equal to the difference between the price paid by American Eco and the fair value of Chempower's assets minus its liabilities.

COMMON STOCK PRICES AND DIVIDENDS

     Chempower Shares are traded through and quoted on the NASDAQ National Market System under the symbol CHEM. The following table lists the high and low sales prices of the Shares for the periods indicated as reported on the NASDAQ/NMS Monthly Statistical Report:

                             QUARTER ENDED                            HIGH           LOW
    ---------------------------------------------------------------  ------         ------
    March 31, 1994.................................................  $4.875         $3.375
    June 30, 1994..................................................  $4.125         $3.250
    September 30, 1994.............................................  $4.250         $3.250
    December 31, 1994..............................................  $4.250         $3.750
    March 31, 1995.................................................  $4.250         $3.000
    June 30, 1995..................................................  $4.000         $3.000
    September 30, 1995.............................................  $4.000         $3.250
    December 31, 1995..............................................  $4.000         $3.500
    March 31, 1996.................................................  $4.000         $3.750
    June 30, 1996..................................................  $4.500         $3.750

     As of September 10, 1996, the last full trading day prior to the execution of the Merger Agreement and the last full trading day prior to the public announcement of the proposed Merger, the closing bid price per Share as quoted on NASDAQ was $4.19. As of October 7, 1996, the closing bid price per Share as quoted on NASDAQ was $5.84. SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR CHEMPOWER SHARES.

     Additionally, set forth in the following table is certain historical per Share data for the most recent fiscal year and interim periods.

                                                          FISCAL YEAR ENDED     SIX MONTHS ENDED
                                                            DECEMBER 31,            JUNE 30,
                                                                1995                  1996
                                                          -----------------     ----------------
    Earnings per Share..................................        $ .30                $  .08
    Book Value per Share................................        $4.89                $ 4.97

     Chempower has not paid dividends in the past and has maintained a policy of retaining earnings for use in its business.

                               SECURITY OWNERSHIP

     The following table sets forth as of October 7, 1996 information furnished to Chempower with respect to persons known by Chempower to be the beneficial owners of more than five percent of the Shares (other than directors and officers of Chempower). The information is based on the most recent Schedule 13D or 13G filed with the Commission on behalf of each such person.

                                                                NUMBER OF SHARES
            NAME AND ADDRESS OF BENEFICIAL OWNER               BENEFICIALLY OWNED     PERCENT OF CLASS
-------------------------------------------------------------  ------------------     ----------------
Mark L. Rochester (1)........................................       2,066,064               27.3%
3511 Greensburg Road
North Canton, OH 44720
FMR Corp. (2)................................................         677,700                  9%
82 Devonshire Street
Boston, Massachusetts 02109
Ryback Management Corp. (2)..................................         650,000                8.6%
7711 Carondelet Avenue
St. Louis, Missouri

---------------

(1) Mark L. Rochester is the son of Ernest M. Rochester, a director and executive officer of Chempower.

(2) This information was obtained by Chempower from Schedules 13G as filed with the Commission in January 1996 and February 1996.

     The following table sets forth, as of October 7, 1996, information furnished to Chempower with respect to the beneficial ownership by Chempower's Chief Executive Officer, each of Chempower's four other most highly compensated executive officers, each Director, and all Directors and executive officers as a group, of the Shares.

                     DIRECTOR, NAMED                           NUMBER OF SHARES
               EXECUTIVE OFFICER, OR GROUP                  BENEFICIALLY OWNED (1)     PERCENT OF CLASS
----------------------------------------------------------  ----------------------     ----------------
EXECUTIVE OFFICERS (+ also serves as a Director):
  Toomas J. Kukk + (2)....................................         1,766,213(3)              23.1%
  Robert E. Rohr +........................................           107,000(3)               1.4%
  Dale C. Crumley.........................................           165,691(3)               2.2%
  Scott R. Lowrie.........................................            42,000(3)                 *
  Patrick F. Byrne........................................            42,000(3)                 *
  Ernest M. Rochester (4).................................            67,000(3)                 *
DIRECTORS:
  Norman E. Jackson.......................................            80,350                  1.1%
  Edward G. Kemp..........................................                --                   --
DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (8 PERSONS)            2,270,254(5)              28.8%

---------------

 *  Less than 1%.

(1) All Shares are held with sole voting and sole investment power.

(2) Excludes 366,850 Shares held by Mr. Kukk's immediate family, as to which he disclaims beneficial ownership.

(3) Ownership totals for Messrs. Kukk, Ernest M. Rochester, Rohr, Crumley, Lowrie, and Byrne include 67,000, 67,000, 52,000, 37,000, 42,000, and 42,000 exercisable options, respectively.

(4) Excludes 11,000 Shares held by Mr. Ernest M. Rochester's spouse, and 2,066,064 Shares held by his son, Mark L. Rochester, as to which he disclaims beneficial ownership.

(5) Includes 307,000 Shares as to which six executive officers hold currently exercisable options.

     Under the terms of the Merger Agreement, at the Effective Time, each then outstanding option to purchase Shares, whether or not exercisable, will be cancelled in consideration of the payment by Chempower (out of funds provided by American Eco, if necessary) to each Shareholder of an amount in cash equal to the excess of the Merger Consideration over the exercise price per Share of the option, multiplied by the number of Shares subject to such option.

                          INTERESTS OF CERTAIN PERSONS

     This section describes certain contracts, agreements, arrangements and understandings, and interests between Chempower and its affiliates and certain of its executive officers, directors, and affiliates.

EMPLOYMENT AGREEMENTS WITH MESSRS. KUKK AND ERNEST M. ROCHESTER

     Toomas J. Kukk and Ernest M. Rochester each entered into an Employment Agreement, dated September 10, 1996, with American Eco and Chempower (the "Employment Agreements"). Pursuant to the Employment Agreements, Chempower agreed to employ and Messrs. Kukk and Ernest M. Rochester agreed to serve as Chempower's President and Chief Executive Officer and Vice Chairman, respectively, or in such other senior executive officer capacity as the Board of Directors may designate, for a term of three (3) years commencing at the Effective Time of the Merger (the "Term"). The Employment Agreements provide for an annual salary of not less than $280,000 payable to Mr. Kukk and $150,000 payable to Mr. Ernest M. Rochester. During the Term of the Employment Agreements, Messrs. Kukk and Ernest M. Rochester will be entitled to participate in any bonus, profit-sharing, stock purchase, and stock option plans which Chempower or American Eco presently has in effect or which either Chempower or American Eco may hereafter establish, provided that each of them satisfies any eligibility requirements thereof.

     With respect to employee benefits, the Employment Agreements provide that Messrs. Kukk and Ernest M. Rochester will be entitled to such vacation privileges, hospitalization, medical and life insurance, disability, retirement and pension benefits, and such other employment privileges and benefits as are presently provided to senior executive personnel of Chempower. The Employment Agreements further provide that in the event that either Mr. Kukk or Mr. Ernest
M. Rochester becomes permanently disabled during the Term thereof, such that he is unable to perform his duties thereunder, Chempower will nevertheless continue to pay his salary for the remainder of the Term, reduced by any amounts payable to him under a disability insurance policy for which Chempower paid the premiums. In the event that either Mr. Kukk or Mr. Ernest M. Rochester dies during the Term of his Employment Agreement, Chempower has agreed to pay to his designated beneficiary a death benefit in an amount equal to the product obtained by multiplying $100,000 by the number of years or fractions thereof remaining in the Term of the Employment Agreement.

     Chempower has the right to terminate either of the Employment Agreements prior to the expiration of the Term thereof with or without cause. If either of the Employment Agreements is terminated without cause prior to the expiration of the Term, Mr. Kukk or Mr. Ernest M. Rochester, as applicable, will be entitled to severance pay at the rate of $100,000 per year for the remainder of the Term thereof.

     In the event that the Merger is not consummated, the Employment Agreements shall each be rendered null and void.

NON-COMPETITION AGREEMENTS WITH MESSRS. KUKK AND ERNEST M. ROCHESTER

     Messrs. Kukk and Ernest M. Rochester have also each entered into a Non-Competition Agreement with American Eco, dated as of September 10, 1996 (the "Non-Competition Agreements"). Pursuant to the terms of the Non-Competition Agreements, Messrs. Kukk and Ernest M. Rochester have each agreed, for a period of five (5) years from the Effective Time of the Merger, that he will not, directly or indirectly, own, manage, operate, join, control, or participate in the ownership, management, operation, or control of, or be connected with, any business enterprise which is engaged, directly or through a parent, subsidiary, or affiliate, anywhere in the United States in any line of business in which Chempower and its Subsidiaries are engaged during the period from the Effective Time through the day that his employment with Chempower is terminated.

Messrs. Kukk and Ernest M. Rochester have each further agreed that he will keep confidential any trade secrets or confidential or proprietary information now known to him or which may become known to him as a result of his employment or other association with Chempower and that he will not, at any time, directly or indirectly, disclose any such information to any person, firm, or corporation or use such information in any way other than in connection with the business of Chempower. Moreover, upon termination of employment with Chempower, Messrs. Kukk and Ernest M. Rochester have each agreed to return any such confidential and proprietary information which he may have in his possession to Chempower. In consideration for such agreements, Messrs. Kukk and Ernest M. Rochester will each receive $75,000 at the Effective Time of the Merger and on each anniversary thereof for the four years following the Effective Time. In the event that the Merger is not consummated, the Non-Competition Agreements shall each be rendered null and void.

REAL PROPERTY PURCHASE AGREEMENT

     Holiday Properties, an Ohio general partnership, the partnership interests of which are owned by Messrs. Kukk and Ernest M. Rochester, currently owns three parcels of property which it leases to Chempower, including Chempower's executive offices in Akron, Ohio and two other properties located in Cincinnati, Ohio and Winfield, West Virginia (the "Properties"). Pursuant to a Real Property Purchase Agreement, dated as of September 10, 1996, by and between Holiday Properties and American Eco (the "Real Property Purchase Agreement"), Holiday Properties has agreed to sell and American Eco has agreed to buy the Properties for a purchase price of Four Million Five Hundred Thousand Dollars ($4,500,000). The obligations of the parties under the Real Property Purchase Agreement are subject to the condition precedent that the Merger has been consummated and other ordinary and customary real estate purchase closing conditions. A copy of the Real Property Purchase Agreement is attached hereto as Appendix F and is incorporated herein by reference.

SHAREHOLDER PROPOSALS

     Any Shareholder who wishes to submit a proposal for presentation to the 1997 Annual Meeting of Shareholders, if the Merger has not been consummated prior to the date the meeting is to be held and if such meeting is to be held, must submit the proposal to Chempower at its principal executive offices not later than November 30, 1996, for inclusion, if appropriate, in Chempower's proxy statement and the form of proxy relating to the 1997 Annual Meeting.

                  CERTAIN INFORMATION CONCERNING AMERICAN ECO

     American Eco, a corporation organized under the laws of Ontario, Canada, is an integrated industrial services company which acts as a single-source environmental remediation and industrial maintenance provider to the petrochemical, petroleum refining, utility, and pulp and paper industries in the United States and Canada. Its business can be divided into three major segments: environmental services, industrial maintenance services, and construction services. The environmental services consist of providing hazardous waste removal, encapsulation, treatment, and disposal services, and, through a recent acquisition, manufacture and sale of specialized filtration and separation systems used in the petroleum refining industry. Industrial maintenance services, consisting of construction, maintenance, demolition, and industrial support, are provided primarily to the petroleum and petrochemical industries. Construction management services consist of providing project management and construction planning.

     For the fiscal year ended November 30, 1995 and the six months ended May 31, 1996, American Eco had total consolidated revenues of approximately $46.7 million and $65.0 million, respectively, and a net profit of $2.9 million and $3.9 million, respectively.

     The common stock of American Eco is listed on the Toronto Stock Exchange and also trades on the Nasdaq National Market System. The principal offices of American Eco are located at Suite 2000, 415 Yonge Street, Toronto, Ontario, Canada, M5B 2E7, and its telephone number is (416) 340-2727. Sub Acquisition Corp., an Ohio corporation, is a wholly-owned subsidiary of American Eco and was created for the sole purpose of effecting the Merger.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The discussion of Results of Operations are grouped as follows:

     CONSOLIDATED -- Represents consolidated data of Chempower and its Subsidiaries.

     CONSTRUCTION SERVICES -- This category consists of Chempower, Hunter Insulation, Inc., Global Power Company and its Global Erectors division, excluding Manufacturing Services.

     MANUFACTURING SERVICES -- This category consists of Controlled Power Limited Partnership ("CPC") and Chempower's three divisions: Houston Products, Owens Precision Fabricators, and Advanced Coil Industries.

RESULTS OF OPERATIONS

FISCAL 1995 COMPARED TO FISCAL 1994

  Consolidated

     Revenues for 1995 were at an all-time high of $78,684,000, an increase of $14,355,000 or 22.3% from 1994. This increase was primarily due to the inclusion of revenues from CPC, acquired by Chempower in May, 1995 as discussed in Part I of Chempower's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, which is incorporated herein by reference.

     Selling, general, and administrative expenses increased $1,845,000 during 1995 versus 1994. This increase was the result of the added operations of CPC and, to a lesser extent, the full year of operations of Owens Precision Fabricators and Global Power Company, both acquired in the first half of 1994.

     Interest income increased to $538,000 in 1995 from $432,000 in 1994 as a result of higher interest rates available on investments.

     Net income for 1995 was $2,247,000 or $.30 per share compared to $782,000 or $.11 per share in 1994. Net income increased to 2.9% of revenues compared to 1.2% in 1994.

  Construction Services

     Construction Services revenues were $51,572,000 as compared to $53,718,000 in 1994. This decrease was attributable to the decline in the total number of projects available in the marketplace. Construction Services revenues represented 65.5% of total revenues in 1995 as compared to 83.5% of total revenues in 1994, primarily as a result of the increase in Manufacturing Services revenues.

     Cost of revenues represented 89.4% of revenues versus 92.5% in 1994. In 1994 Chempower's cost of revenues included $3,314,000 relating to a cost overrun on one major contract.

     Operating income increased $766,000, rising to $1,640,000 in 1995. In 1994, Chempower's operating income was impacted by a cost overrun on one major project. Chempower experienced no such major cost overruns in 1995. However, Chempower did experience lower margins in Construction Services during the year due to strong competition for a reduced number of jobs available in the marketplace. In addition, Chempower incurred additional costs with the start-up of the Global Erectors division.

  Manufacturing Services

     Manufacturing Services revenues more than doubled in 1995 to $27,112,000 as compared to $10,611,000 from 1994. This increase was primarily the result of the inclusion of operations from CPC and a full year of operations of Owens Precision Fabricators.

     Cost of revenues represented 76.0% of revenues versus 65.0% in 1994. This was due to the inclusion of CPC operations during the year. A majority of the products manufactured by CPC (i.e. electrical metal-clad switchgear and power distribution systems) offer a lower rate of margin as compared to Chempower's other manufacturing operations.

     Operating income increased to $4,049,000 from $2,434,000 in 1994 as a result of the inclusion of CPC and the full year of Owens Precision Fabricators division.

FISCAL 1994 COMPARED TO FISCAL 1993

  Consolidated

     Revenues for 1994 were $64,329,000, a decrease of 7.5% from $69,553,000 in 1993. This reduction was the result of a decrease in the Construction Services segment of the business.

     Selling, general, and administrative costs increased $821,000 to $7,080,000 in 1994. These expenses increased relative to 1993 due to the acquisition of Owens Precision Fabricators and Global Power Company.

     Interest income increased to $432,000 in 1994 from $328,000 in 1993 as a result of higher interest rates available on investments.

     Net income for 1994 was $782,000 or $.11 per share compared to $1,802,000 or $.25 per share in 1993. Net income declined to 1.2% of revenues compared to 2.6% in 1993, primarily due to an increase in costs of Construction Services revenues.

  Construction Services

     Construction Services revenues were $53,718,000, which is a 15.2% decrease from record revenues of $63,349,000 achieved in 1993. This decrease was primarily due to the absence of a major firm price project as compared to 1993. Construction Services revenues represented 83.5% of total revenues in 1994 as compared to 91.1% in 1993.

     Cost of revenues represented 92.5% of revenues versus 89.4% in 1994. This increase was the effect of a pretax loss of $3,314,000 resulting from a cost overrun on one major contract.

     Operating income decreased 75.3% from $3,537,000 in 1993 to $874,000 in 1994. This decrease was substantially the result of the cost overrun on the one major project.

  Manufacturing Services

     Revenues from Manufacturing Services increased 71.0% to $10,611,000 from $6,204,000 in 1993. This rise was the result of an increased demand for pre-insulated panel systems manufactured by our Houston Products division and the addition of revenues earned by the Owens Precision Fabricators division. Manufacturing Services represented 16.5% of total revenues in 1994 as compared to 8.9% in 1993.

     Cost of revenues represented 65.0% of revenues in 1994 versus 61.8% in 1993. This increase was primarily the result of lower margins experienced by the Houston Products and Owens Precision Fabricators division in 1994.

     Operating income increased 34.4% to $2,434,000 in 1994 from $1,811,000 in 1993 as the result of the increase in Manufacturing Services revenues.

THREE MONTHS ENDED JUNE 30, 1996 COMPARED TO THREE MONTHS ENDED JUNE 30, 1995

  Consolidated

     Revenues for the thirteen week period ended June 30, 1996 were $16,488,000, a decrease of 18.5% from $20,227,000 in 1995. This decrease was attributable to the decline in the number of projects available in the Construction Services marketplace.

     Selling, general, and administrative expenses decreased 4.4% to $2,556,000 for the second quarter of 1996 as compared to $2,674,000 during the same period of 1995. This decrease was due to the cost containment efforts in the Construction Services segment.

     Operating income decreased in 1996 to $361,000 from $1,601,000 in 1995. This decrease was due to lower Construction Services revenues.

     Interest income increased to $178,000 in 1996 from $118,000 in 1995 due to higher rates of return.

     Net income for the second quarter of 1996 was $386,000 or $.05 per share compared to $1,034,000 or $.14 per share in the same period of 1995. Net income as a percent of revenues decreased to 2.3% in 1996 as compared to 5.1% in 1995.

  Construction Services

     Construction Services revenues were $8,146,000 for the second quarter as compared to $12,734,000 for the same period 1995. This decrease was attributable to the decline in the number of projects available in the marketplace. Construction Services revenues represented 49.4% of total revenues in 1996 as compared to 63.0% of total revenues in 1995.

     Cost of Construction Services revenues represented 85.6% of Construction Services revenues in 1996 versus 82.8% in 1995.

     Operating income in Construction Services decreased from $1,281,000 during the second quarter of 1995 to $167,000 for the same period in 1996. This decrease is due to the loss of Construction Services revenues and lower gross margins on the work performed during the second quarter.

  Manufacturing Services

     Manufacturing Services revenues increased 11.3% during the second quarter of 1996 to $8,342,000 as compared to $7,493,000 from the same period of 1995. This increase was primarily the result of the inclusion of operations from CPC.

     Cost of Manufacturing Services revenues represented 79.1% of Manufacturing Services revenues versus 72.1% in 1995. This increase was due to the inclusion of CPC operations during the year. A majority of the products manufactured by CPC (i.e. electrical metal-clad switchgear and power distribution systems) offer a lower rate of margin as compared to other products manufactured in this segment. In addition, increased competition in the marketplace resulted in lower sales pricing by the Houston Products division.

     Operating income decreased to $798,000 in 1996 from $1,430,000 in 1995 due to the lower rates of margin as a result of the competitive and economic factors discussed above.

SIX MONTHS ENDED JUNE 30, 1996 COMPARED TO SIX MONTHS ENDED JUNE 30, 1995

  Consolidated

     Revenues for the twenty-six week period ended June 30, 1996 were $33,478,000, a decrease of 14.7% from $39,266,000 in 1995. This decrease was attributable to the decline in the number of projects available in the Construction Services marketplace.

     Selling, general, and administrative expenses remained constant at $4,742,000 for the first six months of 1996 as compared to $4,758,000 during the same period of 1995.

     Operating income decreased in 1996 to $430,000 compared to $1,868,000 in 1995. This decrease was due to lower Construction Services revenues and lower margins on Manufacturing Services revenues.

     Interest income increased to $306,000 in 1996 from $254,000 in 1995. This increase was mainly due to higher rates of return and greater amount of capital.

     Net income for the first six months of 1996 was $584,000 or $.08 per share compared to $1,296,000 or $.18 per share in the same period of 1995. Net income as a percent of revenues decreased to 1.7% in 1996 as compared to 3.3% in 1995.

  Construction Services

     Construction Services revenues were $18,455,000 for the first six months as compared to $28,474,000 for the same period in 1995. This decrease was attributable to the decline in the number of projects available in the marketplace. Construction Services revenues represented 55.1% of total revenues in 1996 as compared to 72.5% of total revenues in 1995.

     Cost of Construction Services revenues represented 88.4% of Construction Services revenues in 1996 versus 88.1% in 1995.

     Operating income in Construction Services decreased from $1,467,000 during the first six months of 1995 to $137,000 in 1996. This decrease is due to the loss of Construction Services revenues and lower gross margins on the work performed during the first six months.

  Manufacturing Services

     Manufacturing Services revenues increased 39.2% for the first six months of 1996 to $15,023,000 as compared to $10,792,000 from the same period of 1995. Manufacturing Services revenues represented 44.9% of total revenues in 1996 as compared to 27.5% of total revenues in 1995. This increase was primarily the result of the inclusion of operations from CPC.

     Cost of Manufacturing Services revenues represented 79.8% of Manufacturing Services revenues versus 69.9% in 1995. This increase was due to the inclusion of CPC operations during the year. A majority of the products manufactured by CPC (i.e. electrical metal-clad switchgear and power distribution systems) offer a lower rate of margin as compared to other products manufactured in this segment. In addition, increased competition in the marketplace resulted in lower sales pricing by the Houston Products division.

     Operating income decreased to $1,501,000 in 1996 from $2,165,000 in 1995 due to the lower rates of margin as a result of the competitive and economic factors discussed above.

LIQUIDITY AND CAPITAL RESOURCES

     In 1995, Chempower financed its working capital needs and acquisition of CPC with cash from operations. Also, gross capital expenditures during the year totaled $1,573,000 compared to $914,000 in 1994.

     Working capital (current assets less current liabilities) at December 31, 1995 increased to $27,141,000 from $25,432,000 at December 31, 1994. The ratio of current assets to current liabilities was 2.6 at the end of 1995 compared to
3.4 at the end of 1994. Chempower currently has a $10,000,000 line of credit with First Merit First National Bank of Ohio. As of December 31, 1995, there were no outstanding amounts against Chempower's credit facilities.

     Working capital (current assets less current liabilities) at June 30, 1996 increased to $27,899,000 from $27,141,000 at December 31, 1995. The ratio of current assets to current liabilities was 3.2 at the end of the second quarter of 1996 compared to 2.6 at the end of 1995. As of June 30, 1996, there was no borrowing against credit facilities available to Chempower.

     Chempower's current cash, funds available under its credit facility, and future cash flow from operations should be sufficient to meet capital requirements and short-term working capital needs in 1996.

ACCOUNTING STANDARDS

     Chempower follows the guidelines established by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its employees' stock options. In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting and Disclosure of Stock-Based Compensation," which established an alternative method of expense recognition for stock-based compensation awards to employees based on fair values. Chempower is currently evaluating the provisions of SFAS No. 123 and has not yet determined whether it will adopt the statement for expense recognition purposes.

EVENTS, TRANSACTIONS, AND TRENDS

     Chempower is experiencing a slow-down in Construction Services. This is primarily the result of the electric utilities delaying maintenance outages as the result of the impending deregulation in the electric power industry. The limited number of projects available in the marketplace has caused strong competition for lower profit margin work. Chempower expects this slow-down to continue through the 1996 fiscal year and could have an adverse impact on Construction Services.

     Chempower continues to experience increased workers' compensation costs in a number of the states in which Chempower operates its Construction Services. Chempower closely monitors these costs and adjusts its pricing accordingly. However, an inability to pass these increases on could have an adverse affect on Chempower's Construction Services.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Chempower, Inc.
Akron, Ohio

     We have audited the accompanying consolidated balance sheets of Chempower, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Chempower, Inc. and subsidiaries at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


                                            /s/ McGladrey & Pullen, LLP
                                            --------------------------------
                                            McGLADREY & PULLEN, LLP

Elkhart, Indiana
March 1, 1996

                       CONSOLIDATED FINANCIAL STATEMENTS

                                CHEMPOWER, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                YEAR ENDED DECEMBER 31,
                                                        ----------------------------------------
                                                           1995           1994           1993
                                                        ----------     ----------     ----------
                                                                 (DOLLARS IN THOUSANDS,
                                                                 EXCEPT PER SHARE DATA)
Revenues............................................    $   78,684     $   64,329     $   69,553
Cost of revenues....................................        66,740         56,569         60,531
                                                        ----------     ----------     ----------
Gross profit........................................        11,944          7,760          9,022
Selling, general and administrative expenses........         8,925          7,080          6,259
                                                        ----------     ----------     ----------
Operating income....................................         3,019            680          2,763
Interest income.....................................           538            432            328
                                                        ----------     ----------     ----------
Income before income taxes..........................         3,557          1,112          3,091
Income taxes........................................         1,310            330          1,289
                                                        ----------     ----------     ----------
Net income..........................................    $    2,247     $      782     $    1,802
                                                         =========      =========      =========
Earnings per common and common equivalent share:....    $      .30     $      .11     $      .25
                                                         =========      =========      =========
Weighted-average number of common and common
  equivalent shares outstanding.....................     7,402,502      7,425,998      7,309,002
                                                         =========      =========      =========

See Notes To Financial Statements

                                CHEMPOWER, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                       DECEMBER 31,
                                                                    -------------------
                                                                     1995        1994
                                                                    -------     -------
                                                                        (DOLLARS IN
                                                                        THOUSANDS)
                             ASSETS
CURRENT ASSETS
  Cash and cash equivalents.....................................    $11,603     $11,864
  Marketable securities.........................................      1,084          --
  Trade receivables.............................................     22,022      18,895
  Contracts in progress.........................................      4,608         925
  Inventories...................................................      4,058       3,867
  Other current assets..........................................        385         471
                                                                    -------     -------
       Total current assets.....................................     43,760      36,022
PROPERTY and EQUIPMENT, at depreciated cost.....................      6,865       6,527
INTANGIBLE ASSETS...............................................        623         596
OTHER ASSETS....................................................      3,322       1,037
                                                                    -------     -------
                                                                    $54,570     $44,182
                                                                    =======     =======
              LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Trade payables................................................    $ 4,688     $ 3,125
  Contracts in progress.........................................      1,465       1,120
  Payroll related accruals......................................      7,740       5,310
  Income taxes payable..........................................        330         243
  Other current liabilities.....................................      2,396         792
                                                                    -------     -------
       Total current liabilities................................     16,619      10,590
DEFERRED CREDIT, EXCESS OF ACQUIRED INTEREST OVER COST..........        986          --
COMMITMENTS
SHAREHOLDERS' EQUITY
  Common stock -- par value $.10 per share;
     Authorized -- 15,000,000 shares
     Issued -- 7,756,121 shares in 1995 and 7,412,571 shares in
       1994.....................................................        776         741
  Additional paid-in capital....................................     20,334      19,463
  Retained earnings.............................................     16,465      14,218
  Treasury stock, at cost, 191,008 shares in 1995 and 103,317
     shares in 1994.............................................       (610)       (410)
  Common stock subject to repurchase............................         --        (420)
                                                                    -------     -------
       Total shareholders' equity...............................     36,965      33,592
                                                                    -------     -------
                                                                    $54,570     $44,182
                                                                    =======     =======

See Notes To Financial Statements

                                CHEMPOWER, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                                COMMON
                                                    ADDITIONAL                                  STOCK
                                         COMMON      PAID-IN       RETAINED      TREASURY     SUBJECT TO
                                         STOCK       CAPITAL       EARNINGS       STOCK       REPURCHASE
                                         ------     ----------     ---------     --------     ----------
                                                             (DOLLARS IN THOUSANDS)
BALANCE, December 31, 1992...........     $723       $ 18,904       $11,634        $ 79         $   --
Net Income...........................       --             --         1,802          --             --
Options exercised for 23,200 shares
  of common stock....................        3             49            --          --             --
Agreement to repurchase common stock
  and options........................       --             --            --          --            820
Purchase of 50,000 shares of common
  stock for the treasury.............       --             --            --         200           (200)
Transfer of 11,852 shares from
  treasury to the Employee Stock
  Ownership Plan.....................       --             --            --         (40)            --
                                         ------     ----------     ---------     --------     ----------
BALANCE, December 31, 1993...........      726         18,953        13,436         239            620
Net Income...........................       --             --           782          --             --
Options exercised for 56,250 shares
  of common stock....................        5            134            --          --             --
Common stock issued in connection
  with purchase of new division......       10            365            --          --             --
Purchase of 50,000 shares of common
  stock for the treasury.............       --             --            --         200           (200)
Transfer of 11,035 shares from
  treasury to the Employee Stock
  Ownership Plan.....................       --             11            --         (29)            --
                                         ------     ----------     ---------     --------     ----------
BALANCE, December 31, 1994...........      741         19,463        14,218         410            420
Net Income...........................       --             --         2,247          --             --
Options exercised for 343,550 shares
  of common stock....................       35            871            --          --             --
Purchase of 87,691 shares of common
  stock for the treasury.............       --             --            --         200           (420)
                                         ------     ----------     ---------     --------     ----------
BALANCE, December 31, 1995...........     $776       $ 20,334       $16,465        $610         $   --
                                         ========   =========      ========      ========     ==========

See Notes To Financial Statements

                                CHEMPOWER, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED DECEMBER 31,
                                                             -------------------------------
                                                              1995        1994        1993
                                                             -------     -------     -------
                                                                 (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income...............................................    $ 2,247     $   782     $ 1,802
Adjustments to reconcile net income to net cash provided
  by operating activities:
  Depreciation and amortization..........................      1,007       1,168       1,056
  Other..................................................         --        (178)        (42)
  Change in assets and liabilities net of effects of
     business acquisitions:
     Decrease (increase):
       Trade receivables.................................      2,053        (676)     (1,379)
       Contracts in progress.............................      1,815        (925)        978
       Inventories and other.............................      1,353        (979)        150
     Increase (decrease):
       Trade payables....................................     (2,019)        941        (120)
       Contracts in progress.............................     (1,801)        412         708
       Accrued expenses and other........................      2,339       1,227       1,637
                                                             -------     -------     -------
       Net cash provided by operating activities.........      6,994       1,772       4,790
                                                             -------     -------     -------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of marketable securities......................     (1,084)         --          --
  Proceeds from sale of short-term investments...........         --          --       3,267
  Purchase of property and equipment.....................     (1,573)       (914)       (809)
  Business acquisitions..................................     (4,796)     (2,376)         --
  Other..................................................       (508)        326         (10)
                                                             -------     -------     -------
       Net cash provided by (required for) investing
          activities.....................................     (7,961)     (2,964)      2,448
                                                             -------     -------     -------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock.................        906         139          52
  Purchase of treasury stock.............................       (200)       (200)       (200)
                                                             -------     -------     -------
       Net cash provided by (required for) financing
          activities.....................................        706         (61)       (148)
                                                             -------     -------     -------
       Increase (decrease) in cash and cash
          equivalents....................................       (261)     (1,253)      7,090
CASH AND CASH EQUIVALENTS at beginning of year...........     11,864      13,117       6,027
                                                             -------     -------     -------
CASH AND CASH EQUIVALENTS at end of year.................    $11,603     $11,864     $13,117
                                                             =======     =======     =======

See Notes To Financial Statements

                                CHEMPOWER, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1.  NATURE OF BUSINESS, USE OF ESTIMATES AND SIGNIFICANT ACCOUNTING
POLICIES

  Nature of business:

     Chempower's Construction Services segment provides contracting and material distribution primarily to industrial customers. The Manufacturing Services segment manufactures and fabricates products for a variety of industrial customers. Chempower provides its services and products to customers throughout the United States, generally on terms of 30 days.

  Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Significant accounting policies:

     Principles of consolidation:

     The consolidated financial statements include the accounts of Chempower and its wholly-owned subsidiaries, Hunter Insulation, Inc., Global Power Company, Southwick Corp. and Brookfield Corp. In 1995 Southwick Corp. and Brookfield Corp. were formed for the purpose of acquiring all the partnership interests of Controlled Power Limited Partnership. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Cash and cash equivalents:

     Chempower has cash on deposit with financial institutions which, at times, may be in excess of FDIC insurance limits. Chempower considers all highly liquid investments with an original maturity of ninety days or less when purchased to be cash equivalents. Cash equivalents consist primarily of money market funds.

     Marketable securities:

     Chempower has classified all investment securities as available-for-sale. At December 31, 1995, the fair market value of marketable securities approximated their carrying cost.

     Revenue and cost recognition:

     Revenues from fixed-price construction contracts are recognized on the percentage-of-completion method, measured by the percentage of contract costs incurred to date to estimated total contract costs for each contract. This method is used because management considers expended costs to be the best available measure of progress on these contracts. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability are recognized in the period in which the revisions are determined. An amount equal to contract costs attributable to claims is included in revenue when realization is probable and the amount can be reliably estimated. A portion of contract revenue relates to time and material contracts. These contracts are generally billed weekly for work performed and are treated as completed contracts at each billing.

     Inventories:

     Inventories are stated at the lower of cost (first-in, first-out method) or market. Inventories consist of asbestos abatement supplies, specialized products, and insulation materials purchased for resale.

     Depreciation and Amortization:

     Depreciation of property and equipment is computed by the straight-line method over the estimated useful lives. Generally, useful lives are 20-39 years for buildings and leasehold improvements, 3-10 years for machinery and equipment and 5-7 years for transportation equipment and furniture and fixtures.

     Amortization of intangible assets is being computed by the straight-line method using periods of 30-40 years. Amortization of the fair value of the partnership over the purchase price (negative goodwill) is amortized over a period of 3 years.

     Earnings per Common and Common Equivalent Share:

     Earnings per common and common equivalent share have been computed based on the weighted-average number of shares and common equivalent shares outstanding. For purposes of this computation, stock options are common equivalent shares.

NOTE 2.  CONTRACTS IN PROGRESS AND TRADE RECEIVABLES

     Comparative information with respect to fixed-price contracts in progress at December 31, 1995 and 1994, is as follows:

                                                                     1995        1994
                                                                    -------     -------
                                                                        (DOLLARS IN
                                                                        THOUSANDS)
Costs incurred on uncompleted contracts.........................    $68,335     $19,559
Estimated earnings..............................................      5,906       2,092
Estimated losses................................................         --      (3,314)
                                                                    -------     -------
                                                                     74,241      18,337
Less billings to date...........................................     71,098      18,532
                                                                    -------     -------
                                                                    $ 3,143     $  (195)
                                                                    =======     =======
Included in the accompanying balance sheets under Contracts in
  Progress:
  Costs and estimated earnings in excess of related billings on
     uncompleted contracts......................................    $ 4,608     $   925
  Billings in excess of related costs and estimated earnings on uncompleted contracts and provision for estimated losses on
     contracts..................................................    $(1,465)    $(1,120)
                                                                    -------     -------
                                                                    $ 3,143     $  (195)
                                                                    =======     =======

     As part of Chempower's percentage-of-completion method, Chempower evaluates the completion of its contracts in progress and projects the estimated costs to complete each contract. It is common in the industry to experience differences between estimated costs and actual costs incurred upon completion of the contracts and to be reimbursed for additional costs incurred.

     Trade receivables include amounts aggregating $1,344,000 and $920,000 at December 31, 1995 and 1994, respectively, billed under the retainage provisions of construction contracts. Based on Chempower's experience with similar contracts, the balances are expected to be collected in the subsequent fiscal year. Included in other assets at December 31, 1995 is a retainage of $1,881,000 which Chempower does not expect to be collected within the year. Trade receivables in the accompanying balance sheets at December 31, 1995 and 1994 are stated net of an allowance for doubtful accounts of $529,000 and $79,000 respectively.

NOTE 3.  PROPERTY AND EQUIPMENT

     The composition of property and equipment, stated at cost, at December 31, 1995 and 1994 is as follows:

                                                                     1995        1994
                                                                    -------     -------
                                                                        (DOLLARS IN
                                                                        THOUSANDS)
Land............................................................    $   263     $   259
Buildings.......................................................      2,115       1,911
Leasehold improvements..........................................        553         473
Machinery.......................................................      7,940       7,034
Transportation equipment........................................      1,876       1,788
Furniture and fixtures..........................................        891         952
                                                                    -------     -------
                                                                     13,638      12,417
Less accumulated depreciation...................................      6,773       5,890
                                                                    -------     -------
                                                                    $ 6,865     $ 6,527
                                                                    =======     =======

NOTE 4. BORROWING CAPACITY

     The terms of an unsecured line of credit agreement with a bank permit Chempower to borrow a maximum of $10,000,000, none of which was outstanding at December 31, 1995. Any borrowings under this agreement, which expires in May 1996, bear interest at the Eurodollar rate (5.7% at December 31, 1995) plus 1%.

NOTE 5. INCOME TAX MATTERS

     Deferred taxes are provided on a liability method whereby deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

     The composition of the deferred tax assets and liabilities, which are included in income taxes payable, at December 31, 1995 and 1994 is as follows:

                                                                     1995        1994
                                                                    -------     -------
                                                                        (DOLLARS IN
                                                                        THOUSANDS)
Gross deferred tax assets:
  Bad debt allowance............................................        217          32
  Accrued expenses..............................................      1,148         157
  Other.........................................................         11          20
                                                                    -------     -------
                                                                      1,376         209
                                                                    -------     -------
Gross deferred tax liabilities:
  Depreciation..................................................    $  (518)    $  (452)
  Partnership basis differences.................................       (669)         --
                                                                    -------     -------
                                                                     (1,187)       (452)
                                                                    -------     -------
Net deferred tax assets (liabilities)...........................    $   189     $  (243)
                                                                    =======     =======

     Federal and state income tax expense for the years ended December 31, 1995, 1994 and 1993 consists of the following:

                                                         1995       1994       1993
                                                        ------     ------     ------
                                                           (DOLLARS IN THOUSANDS)
Current:
  Federal...........................................    $1,442     $  409     $  933
  State.............................................       300         98        311
                                                        ------     ------     ------
                                                         1,742        507      1,244
                                                        ------     ------     ------
Deferred:
  Federal...........................................      (357)      (147)        34
  State.............................................       (75)       (30)        11
                                                        ------     ------     ------
                                                          (432)      (177)        45
                                                        ------     ------     ------
                                                        $1,310     $  330     $1,289
                                                        ======     ======     ======

     A reconciliation of the effective income tax rate with the statutory federal income tax rate for the years ended December 31, 1995, 1994 and 1993 is as follows:

                                                        1995     1994     1993
                                                        ----     ----     ----
Tax at statutory rate...............................    34.0%    34.0%    34.0%
State income taxes, net of federal tax benefit......     7.0      8.5      8.5
Non-taxable interest income.........................    (4.2)    (12.8)   (2.7)
Other...............................................      --       --      1.9
                                                        ----     ----     ----
                                                        36.8%    29.7%    41.7%
                                                        ====     ====     ====

NOTE 6.  EMPLOYEE BENEFIT PLANS

     Chempower makes contributions along with many other employers to defined-contribution union-sponsored pension plans. At December 31, 1995, approximately 65% of Chempower's employees were covered by these plans. The Employee Retirement Income Security Act of 1974, as amended in 1980, imposes certain liabilities upon employers who are contributors to a multi-employer pension plan in the event of such employers' withdrawal from, or upon a termination of such a plan. The share of the plans' unfunded vested liabilities allocable to Chempower, and for which it may be contingently liable, is not ascertainable at this time.

     Chempower's contributions to union-sponsored employee benefit plans which are based on varying rates for the hours worked by the employees, including the pension plans mentioned above, totaled approximately $7,098,000, $6,448,000, and $8,112,000 for the years ended December 31, 1995, 1994, and 1993, respectively.

     Chempower has a qualified Employee Stock Ownership Plan for non-union employees under which shares of common stock are allocated to participant employees on an annual basis, based on a determination of the Board of Directors. The total expense for contributions to the plan for each of the years ended December 31, 1994 and 1993 was $40,000. No contribution was made for the year ended December 31, 1995.

     During the year ended December 31, 1994, Chempower adopted a qualified profit-sharing plan, more commonly known as a 401(k) plan, for non-union employees. The plan provides for matching contributions by Chempower as defined in the agreement and in addition, provides for discretionary contributions annually as determined by the Board of Directors.

     Prior to the acquisition of Controlled Power Limited Partnership, the partnership had an active defined-benefit pension plan which covered substantially all of its employees. In connection with the acquisition, Chempower curtailed the benefits of the plan and accrued a termination liability for the unfunded amount of the plan. In 1996, Chempower intends to complete the termination of the plan by allowing employees to transfer benefits to existing retirement plans or purchasing annuities to completely settle the obligations.

NOTE 7.  COMPENSATION PLANS AND AGREEMENTS

     Chempower maintains a 1991 Incentive/Non-qualified Stock Option Plan. Chempower has reserved a total of 600,000 shares for issuance to the plan. All options are granted at the fair market value of the stock on the date of grant. Through December 31, 1995, 596,000 options had been granted at prices of $2.88 to $3.88 per share and become exercisable at various dates through December 1997. Chempower also maintained a 1989 Stock Option Plan which expired during the year ended December 31, 1995.

     A summary of the stock option plans are as follows:

                                                          1995        1994        1993
                                                        --------     -------     -------
Outstanding, beginning of year......................     820,550     855,800     752,000
Granted.............................................     163,000      31,000     127,000
Cancelled during the year...........................     (60,000)    (10,000)         --
Exercised during the year...........................    (343,550)    (56,250)    (23,200)
                                                        --------     -------     -------
Outstanding, end of year............................     580,000     820,550     855,800
                                                        ========     =======     =======

     At December 31, 1995, there were 285,000 exercisable options outstanding, and 4,000 shares available for future grants.

     Chempower follows the guidelines established by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its employees' stock options. In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting and Disclosure of Stock-Based Compensation," which established an alternative method of expense recognition for stock-based compensation awards to employees based on fair values. Chempower is currently evaluating the provisions of SFAS No. 123 and has not yet determined whether it will adopt the statement for expense recognition purposes.

NOTE 8.  BUSINESS ACQUISITIONS

     In May, 1995, Chempower acquired all the partnership units of Controlled Power Limited Partnership, an Illinois partnership, specializing in designing, manufacturing, and selling electrical metal-clad switchgear, power distribution systems, and bus duct systems. The total purchase price was $5,400,000. The excess of the fair value of net assets over acquisition cost (negative goodwill) is being amortized over 3 years by the straight-line method.

     In April, 1994, certain assets of Global Power Company were purchased. Pursuant to the terms of the acquisition agreement, Chempower made a cash payment of $1,718,000 to the seller at closing. The assets purchased consisted primarily of real estate, inventories, and equipment used in the insulation contracting services and products fabrication businesses.

     In March, 1994, Chempower acquired for cash and common stock, the assets of Owens Precision Fabricators, a Nevada corporation, specializing in the fabrication of metal products and components. The total acquisition cost of this division was $1,097,000. The excess of the total acquisition cost over the fair value of the net assets acquired of approximately $250,000 is being amortized over 40 years by the straight-line method.

     These acquisitions have been accounted for as purchases. Results of operations since the acquisition dates are included in the consolidated financial statements.

     Unaudited pro forma consolidated results of operations for the years ended December 31, 1995 and 1994 as though Controlled Power Limited Partnership had been acquired as of January 1, 1994 are as follows: (Dollars in thousands, except per share data)

                                                                     1995         1994
                                                                    -------     --------
Sales...........................................................    $86,026     $104,829
Net income (loss)...............................................      2,155       (3,797)
Earnings (loss) per common and common equivalent share..........       0.29        (0.51)

     The above amounts reflect adjustments to eliminate historical depreciation and amortization expense on long-term assets acquired, for interest expense on the prior partnership units which were converted to equity, and to provide an income tax benefit for the pro forma loss.

NOTE 9.  CASH FLOWS INFORMATION

     Cash payments for income taxes, net of refunds, for the years ended December 31, 1995, 1994, and 1993 were $1,163,000, $1,812,000, and $442,000, respectively.

     The changes in assets and liabilities are stated net of the effects of the business acquisitions and the business acquisitions are stated net of cash acquired.

     Supplemental disclosures of non-cash investing and financing activities during the year ended December 31, 1993 was the agreement to repurchase common stock and options for $820,000. During 1995, Chempower entered into a mutual release and settlement agreement relating to this prior agreement, resulting in a $220,000 forgiveness of debt.

NOTE 10.  COMMITMENTS AND RELATED PARTY TRANSACTIONS

     Chempower self-insures for workman's compensation in certain states. Provisions for losses under these programs are recorded based upon Chempower's estimates of the aggregate liability for claims incurred. Chempower was required in one state to fund an interest bearing deposit of $1.4 million, which has been included in other assets.

     Chempower leases certain of its facilities from affiliated parties under agreements which expire on December 31, 1997 and leases a warehouse and manufacturing facility under a noncancellable agreement which expires on August 31, 1998. These leases require annual rentals of $480,000 plus the payment of operating expenses. The total minimum rental commitment at December 31, 1995 under the leases is $1,069,000, which is due as follows: 1996 $483,000; 1997 $480,000; and 1998 $106,000.

     The total rental expense for the years ended December 31, 1995, 1994 and 1993 was $475,000, $453,000 and $304,000, respectively, of which $321,000,
$299,000 and $304,000 respectively, was paid to affiliates.

NOTE 11.  SEGMENT INFORMATION AND MAJOR CUSTOMERS

     Chempower operates in two segments: (1) Construction Services, and (2) Manufacturing Services. During the year ended December 31, 1995, Chempower changed the definition of its business segments to reflect its recent acquisitions and future focus towards Manufacturing Services. Amounts for 1994 and 1993 have been restated to be consistent with those reported in 1995. The following is a summary of selected data for these business segments: (Dollars in thousands)

                           CONSTRUCTION MANUFACTURING

                                         SERVICES    SERVICES    CORPORATE     ELIMINATIONS      TOTAL
                                         -------     -------     ---------     ------------     -------
1995 --
Revenues from unaffiliated
  entities...........................    $51,572     $27,112      $    --        $     --       $78,684
Inter-segment revenues...............      1,279       1,526           --          (2,805)           --
                                         -------     -------     ---------     ------------     -------
Total revenues.......................    $52,851     $28,638      $    --        $ (2,805)      $78,684
                                         =======     =======     =========     ===========      =======
Operating income (loss)..............    $ 1,640     $ 4,049      $(2,670)       $     --       $ 3,019
Total assets.........................     21,206      18,752       14,612              --        54,570
Capital expenditures.................        331       1,180           62              --         1,573
Depreciation and amortization........        900          90           17              --         1,007
1994 --
Revenues from unaffiliated
  entities...........................    $53,718     $10,611      $    --        $     --       $64,329
Inter-segment revenues...............         14       1,628           --          (1,642)           --
                                         -------     -------     ---------     ------------     -------
Total revenues.......................    $53,732     $12,239      $    --        $ (1,642)      $64,329
                                         =======     =======     =========     ===========      =======
Operating income (loss)..............    $   874     $ 2,434      $(2,628)       $     --       $   680
Total assets.........................     22,014       8,318       13,850              --        44,182
Capital expenditures.................        711         152           51              --           914
Depreciation and amortization........        913         224           31              --         1,168
1993 --
Revenues from unaffiliated
  entities...........................    $63,349     $ 6,204      $    --        $     --       $69,553
Inter-segment revenues...............         77         664           --            (741)           --
                                         -------     -------     ---------     ------------     -------
Total revenues.......................    $63,426     $ 6,868      $    --        $   (741)      $69,553
                                         =======     =======     =========     ===========      =======
Operating income (loss)..............    $ 3,537     $ 1,811      $(2,585)       $     --       $ 2,763
Total assets.........................     20,780       4,511       15,205              --        40,496
Capital expenditures.................        312         404           93              --           809
Depreciation and amortization........        822         208           26              --         1,056

  Major Customers:

     Chempower had no major customers (those that account for more than 10% of revenues) during 1995. During 1994, Chempower had two major customers. One of these customers accounted for 16.3% of Chempower's 1994 revenues, while the other accounted for 13.7% of 1994 revenues. For 1993, four customers accounted for 20.5%, 15.6%, 13.2% and 12.2% of total revenues for that year.

     The trade receivable balance associated with the major customers mentioned above, as of December 31, 1994 and 1993, totaled approximately $4,300,000 and $9,800,000, respectively.

NOTE 12.  SELECTED UNAUDITED QUARTERLY INFORMATION

     Presented below is certain selected unaudited quarterly financial information for 1995, 1994 and 1993: (Dollars in thousands, except per share data)

                                                                   QUARTER ENDED
                                                   ---------------------------------------------
                                                                              SEPT.
                                                   MARCH 31      JUNE 30       30        DEC. 31
                                                   ---------     -------     -------     -------
1995 --
Revenues.......................................     $19,039      $20,227     $16,430     $22,988
Gross Profit...................................       2,351        4,275       2,532       2,786
Net income.....................................         262        1,034         308         643
Earnings per share.............................     $   .04      $   .14     $   .04     $   .08
1994 --
Revenues.......................................     $ 9,279      $18,572     $13,331     $23,147
Gross Profit...................................       1,485        3,262       2,068         945
Net income.....................................          49          877         237        (382)
Earnings per share.............................     $   .01      $   .12     $   .03     $  (.05)*

---------------

* Includes a loss, net of tax, of $1.9 million ($.26 per share) resulting from a cost overrun on a major contract.

                                CHEMPOWER, INC.

                            CONDENSED BALANCE SHEETS

                                                                     JUNE 30      DECEMBER 31
                                                                      1996           1995
                                                                    ---------     -----------
                                                                    (UNAUDITED)
                                                                     (DOLLARS IN THOUSANDS)
                             ASSETS
CURRENT ASSETS
  Cash and cash equivalents.....................................     $12,351        $11,603
  Marketable securities.........................................       4,241          1,084
  Trade receivables, less allowances............................      14,075         22,022
  Contracts in progress.........................................       4,022          4,608
  Inventories...................................................       4,096          4,058
  Other current assets..........................................       2,003            385
                                                                    ---------     -----------
       TOTAL CURRENT ASSETS.....................................      40,788         43,760
PROPERTY, PLANT & EQUIPMENT, at cost............................      13,058         13,638
  Less: accumulated depreciation................................       6,469          6,773
                                                                    ---------     -----------
NET PROPERTY, PLANT & EQUIPMENT.................................       6,589          6,865
INTANGIBLE ASSETS...............................................         616            623
OTHER ASSETS....................................................       3,281          3,322
                                                                    ---------     -----------
                                                                     $51,274        $54,570
                                                                    =========     ============
              LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Trade payables................................................     $ 3,954        $ 4,688
  Contracts in progress.........................................         695          1,465
  Payroll related accruals......................................       6,223          7,740
  Other current liabilities.....................................       2,017          2,726
                                                                    ---------     -----------
       TOTAL CURRENT LIABILITIES................................      12,889         16,619
DEFERRED CREDIT, EXCESS OF ACQUIRED INTEREST OVER COST..........         751            986
SHAREHOLDERS' EQUITY
  Common stock -- par value $.10 per share:
     Authorized -- 15,000,000 shares
     Issued -- 7,756,121 shares at June 30 and December 31......         776            776
  Additional paid-in capital....................................      20,334         20,334
  Unrealized gains (losses) on marketable securities............          85             --
  Retained earnings.............................................      17,049         16,465
  Treasury stock, at cost, 191,008 shares at June 30 and
     December 31................................................        (610)          (610)
                                                                    ---------     -----------
       TOTAL SHAREHOLDERS' EQUITY...............................      37,634         36,965
                                                                    ---------     -----------
                                                                     $51,274        $54,570
                                                                    =========     ============

See Notes To Condensed Financial Statements

                                CHEMPOWER, INC.

                   CONDENSED STATEMENTS OF INCOME (UNAUDITED)

                                                   THREE MONTHS ENDED           SIX MONTHS ENDED
                                                         JUNE 30                     JUNE 30
                                                 -----------------------     -----------------------
                                                   1996          1995          1996          1995
                                                 ---------     ---------     ---------     ---------
                                                      (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
Revenues.....................................    $  16,488     $  20,227     $  33,478     $  39,266
Cost of revenues.............................       13,571        15,952        28,306        32,640
                                                 ---------     ---------     ---------     ---------
       Gross profit..........................        2,917         4,275         5,172         6,626
Selling, general and administrative
  expenses...................................        2,556         2,674         4,742         4,758
                                                 ---------     ---------     ---------     ---------
       Operating income......................          361         1,601           430         1,868
Financial income.............................          178           118           306           254
                                                 ---------     ---------     ---------     ---------
       Income before taxes...................          539         1,719           736         2,122
Income taxes.................................          153           685           152           826
                                                 ---------     ---------     ---------     ---------
       Net income............................    $     386     $   1,034     $     584     $   1,296
                                                  ========      ========      ========      ========
Net income per Common Share..................    $     .05     $     .14     $     .08     $     .18
                                                  ========      ========      ========      ========
Weighted average number of shares
  outstanding................................    7,686,920     7,314,021     7,665,036     7,346,458
                                                  ========      ========      ========      ========

See Notes to Condensed Financial Statements

                                CHEMPOWER, INC.

                 CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                     SIX MONTHS ENDED
                                                                          JUNE 30
                                                                    -------------------
                                                                     1996        1995
                                                                    -------     -------
                                                                  (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES............................    $ 3,999     $ 5,727
                                                                    -------     -------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of property, plant and equipment...........        455           9
  Purchase of property, plant and equipment.....................       (732)       (970)
  Purchase of marketable securities.............................     (3,527)         --
  Sale of marketable securities.................................        553          --
  Acquisition of businesses, net of working capital acquired....         --      (4,543)
                                                                    -------     -------
     Net cash used for investing activities.....................     (3,251)     (5,504)
                                                                    -------     -------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock........................         --          12
  Purchase of treasury stock....................................         --        (200)
                                                                    -------     -------
     Net cash used for financing activities.....................         --        (188)
                                                                    -------     -------
     Net increase in cash and cash equivalents..................        748          35
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD................     11,603      11,864
                                                                    -------     -------
CASH AND CASH EQUIVALENTS AT END OF PERIOD......................    $12,351     $11,899
                                                                    =======     =======
SUPPLEMENTAL CASH FLOW DISCLOSURE
  Income taxes paid (net of refunds)............................    $   888     $   250
                                                                    =======     =======

See Notes To Condensed Financial Statements

                                CHEMPOWER, INC.

              NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

                                 JUNE 30, 1996

NOTE A -- BASIS OF PRESENTATION

     The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the financial statements reflect all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation. Operating results for the six month period ended June 30, 1996 are not necessarily indicative of the results that may be expected for the entire year of 1996. For further information, refer to the financial statements and footnotes thereto included in Chempower's Annual Report and Form 10-K as of December 31, 1995.

NOTE B -- ACQUISITION

     On May 3, 1995, Chempower through its wholly-owned subsidiaries, Southwick Corp. and Brookfield Corp., purchased all of the issued and outstanding partnership units of Controlled Power Limited Partnership ("CPC").

     Pro forma consolidated information assuming ownership of CPC as of January 1, 1995 is as follows:

                                                                                  THREE MONTHS
                                                          SIX MONTHS ENDED            ENDED
                                                               JUNE 30               JUNE 30
                                                          -----------------     -----------------
                                                           1996      1995        1996      1995
                                                          -------   -------     -------   -------
                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                                                                            DATA)
Revenues................................................  $33,478   $47,198     $16,488   $21,763
Net Income (Loss).......................................      584       (16)        386       660
Net Income (Loss)
  per Common Share......................................  $   .08   $  (.00)    $   .05   $   .09

     The pro forma information does not purport to be indicative of results which would actually have been obtained if the combination had been in effect for the periods indicated or which may be obtained in the future.

NOTE C -- CONTRACTS IN PROGRESS

     Comparative information for fixed-price contracts in progress at June 30, 1996 and December 31, 1995 is as follows:

                                                                      JUNE 30     DECEMBER 31
                                                                       1996          1995
                                                                      -------     -----------
                                                                       (DOLLARS IN THOUSANDS)
Costs incurred on uncompleted contracts...........................    $66,027       $68,335
Estimated earnings................................................      4,995         5,906
                                                                      -------     -----------
                                                                      $71,022        74,241
Less billings to date.............................................     67,695        71,098
                                                                      -------     -----------
                                                                      $ 3,327       $ 3,143
                                                                      =======     ============
Included in the accompanying balance sheets under contracts in progress:
Costs and estimated earnings in excess of related billings on
  uncompleted contracts...........................................    $ 4,022       $ 4,608
Billings in excess of related costs and estimated earnings on uncompleted contracts and provision for estimated losses on
  contracts.......................................................       (695)       (1,465)
                                                                      -------     -----------
                                                                      $ 3,327       $ 3,143
                                                                      =======     ============

     June 30, 1996 amounts include the operations of CPC. Costs incurred on uncompleted contracts, estimated earnings, and billings to date for CPC at June 30, 1996 were $64,762,000, $4,716,000 and $66,289,000, respectively.

NOTE D -- CASH AND CASH EQUIVALENTS

     Chempower considers all highly liquid investments with an original maturity of 90 days or less when purchased to be cash equivalents. Cash equivalents consist primarily of money market funds.

NOTE E -- MARKETABLE SECURITIES

     Chempower has designated its investments in marketable securities as available-for-sale. Those securities are reported at fair value, with net unrealized gains and losses included in equity, net of applicable taxes. Unrealized losses that are other than temporary are recognized in earnings. The following is a summary of marketable securities held at June 30, 1996 (Dollars in thousands):

                        UNREALIZED     UNREALIZED
              COST        GAINS          LOSSES       FAIR VALUE
             ------     ----------     ----------     ----------
             $4,099        $236           $ 94          $4,241

     Realized gains and losses on sales of marketable securities for the quarter totaled $61,000 and $0 respectively.

NOTE F -- NET INCOME PER COMMON SHARE

     The net income per common share amounts have been computed by dividing net income by the weighted average number of shares (common and common equivalent) outstanding. For purposes of this computation, stock options are common equivalent shares.

                                                                      APPENDIX A

                  [McDonald & Company Securities, Inc. Logo]

                                October 11, 1996

Board of Directors
Chempower, Inc.
807 East Turkeyfoot Lake Road
Akron, Ohio 44319

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of Common Stock, $.10 par value (the "Common Stock"), of Chempower, Inc., a Delaware corporation (the "Company"), of the cash consideration to be received by such holders pursuant to the Agreement of Merger (the "Merger Agreement"), between American Eco, Inc., a Delaware corporation ("Eco"), and the Company. The Merger Agreement provides that each holder of Common Stock would receive an amount equal to $6.20 in cash for each share of Common Stock.

McDonald & Company Securities, Inc. ("McDonald"), as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, tender offers, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

In connection with rendering this opinion, McDonald has reviewed and analyzed, among other things, the following: (i) the Merger Agreement; (ii) the Annual Reports to shareholders and Annual Reports on Form 10-K of Chempower for the five fiscal years ended December 31, 1995; (iii) certain interim reports to shareholders and Quarterly Reports on Form 10-Q; (iv) certain other communications from the Company to its shareholders; and (v) certain internal financial analyses and forecasts for the Company prepared by its management. McDonald also held discussions with members of the senior management regarding its past and current business operations, financial condition and future prospects. In addition, McDonald reviewed the reported price and trading activity for the shares of the Common Stock, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the construction and engineering services industries specifically and in other industries generally. McDonald also performed such other studies and analyses as it considered appropriate. McDonald was not requested to and did not solicit interest from other parties in a potential business combination with the Company.

Our opinion does not address, and we express no opinion with respect to, any consideration or other value that may be exchanged, paid or transferred to the Company or certain of its stockholders by Eco in connection with the Merger Agreement other than the $6.20 cash per share. Our opinion also does not address the relative merits of the transaction described in the Merger Agreement as compared to any other alternative business transaction that might be available to the Company.

In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided us or publicly available and have assumed and relied upon the statements of Eco and the Company in the Merger Agreement and the documents relating thereto, and were not engaged to, nor have we independently attempted to, verify any of such information. We have also relied upon the management of the Company as to the reasonableness and achievability of the financial and operating projections (and the assumptions and bases therefor) provided to us and, with your consent, we have assumed that such projections reflect the best currently available estimates and judgments of such management of the Company. We express no view as to such projections or the assumptions on which they are based. In addition, we were not engaged to, nor have we conducted, a physical inspection or appraisal of any of the assets, properties or facilities of the Company nor have we been furnished with any such evaluation or appraisal. It should be noted that this opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof and does not address any matters subsequent to such date.

This opinion has been prepared solely for the use of the Board of Directors of the Company and shall not be reproduced, summarized, described or referred to or given to any other person or otherwise made public without the prior written consent of McDonald & Company Securities, Inc.; provided, however, that this letter may be included as an exhibit to any proxy statement distributed in connection with the merger as contemplated by the Merger Agreement.

In the ordinary course of our business, we may actively trade securities of both the Company and Eco for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Based upon and subject to the foregoing and such other matters as we consider relevant, it is our opinion that as of the date hereof, the cash consideration to be received by the holders of the Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

                                          Very truly yours,

                                          /s/ McDonald & Company
                                          ------------------------------------
                                          McDONALD & COMPANY SECURITIES, INC.

                                                                      APPENDIX B

SEC. 1701.85. PROCEDURE IN CASE OF DISSENTS.

     (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

     (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

     (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

     (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

     (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

     (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or as fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

     (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken, and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

     (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief [ ](73) and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them [terminate](74) if any of the following applies:

          (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

          (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

---------------

    (73) Act contains a comma

    (74) Act reads "terminates"

          (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

          (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

     (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of [a](75) corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

     (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If[,](76) during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest [that](77), except for the suspension, would have been payable upon such shares or securities [ ](78) shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions [that](79), except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

---------------

    (75) Act reads "the"

    (76) Omitted from Act

    (77) Act reads "which"

    (78) Act contains a comma

    (79) Act reads "which"

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                      APPENDIX C

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            AMERICAN ECO CORPORATION

                             SUB ACQUISITION CORP.

                                      AND

                                CHEMPOWER, INC.

                         Dated as of September 10, 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

   SECTION                                                                                     PAGE
                                  ARTICLE I

THE MERGER
  Section 1.01.      The Merger..............................................................   C-1
  Section 1.02.      Effective Time..........................................................   C-1
  Section 1.03.      Effect of the Merger....................................................   C-1
  Section 1.04.      Articles of Incorporation; Code of Regulations..........................   C-1
  Section 1.05.      Directors and Officers..................................................   C-1

                                  ARTICLE II

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES
  Section 2.01.      Conversion of Securities; Adjustment....................................   C-1
  Section 2.02.      Conversion of Sub Common Stock..........................................   C-2
  Section 2.03.      Exchange of Company Certificates and Cash...............................   C-2
  Section 2.04.      Stock Transfer Books....................................................   C-3
  Section 2.05.      Company Options.........................................................   C-3
  Section 2.06.      Dissenting Shares.......................................................   C-3
  Section 2.07.      Closing.................................................................   C-3

                                 ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
  Section 3.01.      Organization and Qualification..........................................   C-4
  Section 3.02.      Capitalization..........................................................   C-4
  Section 3.03.      Subsidiaries............................................................   C-4
  Section 3.04.      Authorization...........................................................   C-4
  Section 3.05.      SEC Filings.............................................................   C-5
  Section 3.06.      No Conflicts............................................................   C-5
  Section 3.07.      Consents and Approvals..................................................   C-5
  Section 3.08.      Financial Statements....................................................   C-6
  Section 3.09.      Absence of Certain Changes or Events....................................   C-6
  Section 3.10.      No Undisclosed Material Liabilities.....................................   C-7
  Section 3.11.      Proxy Statement.........................................................   C-7
  Section 3.12.      Fairness Opinion........................................................   C-7
  Section 3.13.      Brokers and Finders.....................................................   C-7
  Section 3.14.      Environmental Matters...................................................   C-7
  Section 3.15.      Litigation..............................................................   C-8
  Section 3.16.      ERISA Compliance........................................................   C-8
  Section 3.17.      Tax Matters.............................................................   C-9
  Section 3.18.      Change in Control Payments..............................................   C-9
  Section 3.19.      Properties..............................................................  C-10
  Section 3.20.      Intellectual Property...................................................  C-10
  Section 3.21.      Insurance Coverage......................................................  C-10
  Section 3.22.      Inventory...............................................................  C-10
  Section 3.23.      Related Party Transactions..............................................  C-11
  Section 3.24.      Contracts...............................................................  C-12
  Section 3.25.      Personnel...............................................................  C-12
  Section 3.26.      Compliance with Laws....................................................  C-12
  Section 3.27.      Accounts Receivable.....................................................  C-12
  Section 3.28.      Books and Records.......................................................  C-12
  Section 3.29.      Board Recommendation....................................................  C-12
  Section 3.30.      General Representation and Warranty.....................................  C-13

                                       (i)

   SECTION                                                                                     PAGE
                                  ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
  Section 4.01.      Organization and Power..................................................  C-13
  Section 4.02.      Authorization...........................................................  C-13
  Section 4.03.      No Conflicts............................................................  C-13
  Section 4.04.      Consents and Approvals..................................................  C-13
  Section 4.05.      Proxy Statement.........................................................  C-13
  Section 4.06.      Financing...............................................................  C-14
  Section 4.07.      Brokers and Finders.....................................................  C-14

                                  ARTICLE V

COVENANTS AND AGREEMENTS
  Section 5.01.      Conduct of Business Between Execution of this Agreement and the
                      Effective Time.........................................................  C-14
  Section 5.02.      Mutual Covenants........................................................  C-15
  Section 5.03.      Access to Information; Confidentiality..................................  C-15
  Section 5.04.      Meeting of Shareholders.................................................  C-16
  Section 5.05.      Proxy Statement.........................................................  C-16
  Section 5.06.      Public or Shareholder Communications....................................  C-16
  Section 5.07.      Additional Agreements...................................................  C-16
  Section 5.08.      Closing Conditions......................................................  C-16
  Section 5.09.      Parent Shareholder Approval.............................................  C-16
  Section 5.10.      Director and Officer Liability..........................................  C-17
  Section 5.11.      No Solicitation.........................................................  C-17
  Section 5.12.      Periodic Reports........................................................  C-18
  Section 5.13.      Financing...............................................................  C-18
  Section 5.14.      Hart-Scott-Rodino Filing................................................  C-18

                                  ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE MERGER
  Section 6.01.      Conditions to Each Party's Obligation to Effect the Merger..............  C-18
  Section 6.02.      Additional Conditions to the Obligations of the Company.................  C-19
  Section 6.03.      Additional Conditions to the Obligations of Parent and Sub..............  C-19

                                 ARTICLE VII

TERMINATION; AMENDMENT; WAIVER
  Section 7.01.      Termination.............................................................  C-20
  Section 7.02.      Effect of Termination and Abandonment...................................  C-21
  Section 7.03.      Termination Payment.....................................................  C-21
  Section 7.04.      Amendment...............................................................  C-22
  Section 7.05.      Waiver..................................................................  C-22

                                 ARTICLE VIII

GENERAL PROVISIONS
  Section 8.01.      Fees and Expenses.......................................................  C-22
  Section 8.02.      Survival of Representations and Warranties..............................  C-22
  Section 8.03.      Notices.................................................................  C-22
  Section 8.04.      Construction............................................................  C-23
  Section 8.05.      Exhibits, Schedules and Annexes.........................................  C-23
  Section 8.06.      Counterparts............................................................  C-23
  Section 8.07.      Governing Law...........................................................  C-23
  Section 8.08.      Pronouns................................................................  C-24
  Section 8.09.      Time Periods............................................................  C-24

                                      (ii)

   SECTION                                                                                     PAGE
  Section 8.10.      No Third Party Beneficiaries............................................  C-24
  Section 8.11.      Enforcement of the Agreement............................................  C-24
  Section 8.12.      Waiver of the Jury Trial................................................  C-24
  Section 8.13.      Entire Agreement........................................................  C-24
  Section 8.14.      Severability............................................................  C-24
  Section 8.15.      Successors and Assigns..................................................  C-24

                         LIST OF SCHEDULES AND ANNEXES

SCHEDULES
---------
3.01         Jurisdictions in Which Qualified
3.02         Capitalization
3.03         Subsidiaries
3.05         SEC Filings
3.06         No Conflicts
3.07         Consents and Approvals
3.09         Certain Changes or Events
3.14         Environmental Matters
3.15         Litigation
3.16         ERISA Compliance
3.17         Tax Matters
3.18         Change in Control Payments
3.19         Properties
3.20         Intellectual Property Matters
3.21         Insurance Policies
3.23         Certain Transactions
3.24         Contracts
3.25         Personnel
3.26         Permits
3.27         Accounts Receivable
5.01         Conduct of Business between Execution of Agreement and Effective Time
ANNEXES
-------
Annex A      Form of Opinion of Counsel to Parent and Sub
Annex B      Employment Agreement with Toomas J. Kukk
Annex C      Employment Agreement with Ernest M. Rochester
Annex D      Form of Opinion of Counsel to the Company
Annex E      Financing Commitment Letter

                                      (iii)

     AGREEMENT AND PLAN OF MERGER, dated as of September 10, 1996 ("Agreement"), by and among AMERICAN ECO CORPORATION, an Ontario, Canada corporation ("Parent"), SUB ACQUISITION CORP., an Ohio corporation and a wholly owned subsidiary of Parent ("Sub"), and CHEMPOWER, INC., an Ohio corporation (the "Company").

     WHEREAS, the parties hereto desire to merge Sub with and into the Company (the "Merger"), whereupon the Company will become a wholly owned subsidiary of Parent; and

     WHEREAS, the Board of Directors of each of Parent, Sub and the Company deems the Merger to be in the best interests of each of Parent, Sub, the Company and their respective shareholders;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.01. The Merger. At the Effective Time (as defined in Section 1.02), upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Ohio General Corporation Law (the "Ohio Act"), Sub shall be merged with and into the Company, whereupon the Company will become a wholly owned subsidiary of Parent. As a result of the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The name of the Surviving Corporation shall, by virtue of the Merger, remain "Chempower, Inc."

     Section 1.02. Effective Time. As promptly as reasonably practicable after the satisfaction or, if permissible hereunder, waiver of all conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Ohio, in such form as required by, and executed in accordance with the relevant provisions of the Ohio Act (the time of such filing being the "Effective Time").

     Section 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Ohio Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all of the property, rights, privileges, powers and franchises of Sub and the Company shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 1.04. Articles of Incorporation; Code of Regulations. The Articles of Incorporation and Code of Regulations of the Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Code of Regulations of the Surviving Corporation, unless and until duly amended, altered or repealed.

     Section 1.05. Directors and Officers. The directors and officers of Sub immediately prior to the Effective Time shall become the directors and officers of the Surviving Corporation at the Effective Time, each to hold office in accordance with the Articles of Incorporation and Code of Regulations of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     Section 2.01. Conversion of Securities; Adjustment.

     (a) Each share of common stock, $0.10 par value, of the Company (the "Shares") issued and outstanding immediately prior to the Effective Time, other than Shares owned by Parent, Sub or any other wholly owned subsidiary of Parent or held in the treasury of the Company, all of which shall be canceled

(collectively, the "Canceled Shares"), and Shares held by Dissenting Shareholders (as defined in Section 2.06 hereof) (collectively, the "Dissenting Shares"), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $6.20 net to the holder in cash (the "Merger Consideration"), payable to the holder thereof, without interest thereon, upon the surrender of the certificate representing such Share.

     (b) If between the date of this Agreement and the Effective Time the outstanding Shares shall have been changed into a different number of Shares or a different class by reason of a stock dividend, subdivision, reclassification, recapitalization, split-up or combination, the Merger Consideration shall be appropriately adjusted.

     Section 2.02. Conversion of Sub Common Stock. Each share of common stock, par value $0.10 per share, of Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one (1) share of common stock of the Surviving Corporation and each certificate evidencing ownership of any shares of capital stock of Sub shall evidence ownership of the same number of shares of common stock of the Surviving Corporation.

     Section 2.03. Exchange of Company Certificates and Cash.

     (a) Deposit of Merger Consideration. As of the Effective Time, Parent or Sub shall deposit, or cause to be deposited, with or for the account of an exchange agent (the "Exchange Agent") selected by Parent prior to the Effective Time, for the benefit of the holders of the Shares (other than Canceled Shares and Dissenting Shares), for exchange in accordance with this Article II, through the Exchange Agent, cash in the aggregate amount required to be exchanged for the Shares (other than Canceled Shares and Dissenting Shares) pursuant to
Section 2.01 (the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Exchange Fund to holders of the Shares (other than Canceled Shares and Dissenting Shares) in accordance with Section
2.01 hereof. The Exchange Fund shall not be used for any other purpose. Any interest, dividends or other income earned on the investment of the Exchange Fund while held by the Exchange Agent shall be for the account of Parent.

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding Shares (other than Dissenting Shares) (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment in cash therefor. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor cash in an amount equal to the product of the number of Shares represented by such Certificate multiplied by the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, cash may be paid in accordance with this Article II to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by all amounts required to pay applicable stock transfer taxes or evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.03, each Certificate shall represent for all purposes after the Effective Time only the right to receive upon such surrender the Merger Consideration in cash multiplied by the number of Shares evidenced by such Certificate, without any interest thereon or, in the case of Dissenting Shares, such consideration as may be determined to be due under the Ohio Act; and all other rights of such holder as a shareholder of the Company shall cease at the Effective Time, except as otherwise required by the Ohio Act.

     (c) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Shares for 180 days after the Effective Time shall be delivered to Parent, upon demand, and any holders of Shares who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for the Merger Consideration to which they are entitled pursuant to this Agreement. Neither Parent nor the Company shall be liable to any holder of the Shares for any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (d) Withholding Rights. Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as Parent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent.

     (e) Lost Certificates. If any Certificate is lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen, or destroyed and, if required by the Surviving Corporation the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will pay the cash payable in respect of such Certificate pursuant to this Agreement.

     Section 2.04. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent, the Surviving Corporation or Parent for any reason, other than Dissenting Shares presented for endorsement in accordance with the Ohio Act, shall be canceled and converted into the right to receive the Merger Consideration in cash multiplied by the number of Shares evidenced by such Certificate.

     Section 2.05. Company Options. At the Effective Time (and subject to the effectiveness of the Merger), each option to purchase Shares, whether or not exercisable, shall be canceled in consideration of the payment by the Company out of funds provided by Parent, if necessary, to each holder thereof of an amount in cash equal to the extent (if any) by which the Merger Consideration exceeds the exercise price per share payable under such option, multiplied by the number of Shares subject to such option. All incentive stock option plans and non-qualified stock option plans maintained by the Company, and each option issued under any of such plans, shall be amended, to the extent necessary, to incorporate the terms of the preceding sentence and to delete any inconsistent provisions thereof regarding the treatment of such options as a consequence of the Merger. Parent shall be entitled to cause the Company to withhold from amounts otherwise payable pursuant to this Section 2.05 any amount required to be withheld under applicable tax laws.

     Section 2.06. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding Shares held by a person (a "Dissenting Shareholder") who objects to the Merger and complies with all the provisions of the Ohio Act concerning the right of shareholders of the Company to dissent from the Merger and require the fair cash value of their Shares shall not be converted as described in Section 2.01 hereof but shall become the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to the Ohio Act. If after the Effective Time, such Dissenting Shareholder withdraws his demand for the fair cash value of his Shares or fails to perfect or otherwise loses his right to the fair cash value of his Shares, in any case pursuant to the Ohio Act, his Shares shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration, without interest. The Company shall give Parent (i) prompt notice of any demands for the fair cash value of Shares received by the Company and
(ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate any such demands.

     Section 2.07. Closing. The closing of the Merger will take place at 10:00 a.m. not later than the second business day after the day on which there shall have been satisfaction or waiver of the conditions set forth in Article VI, at the offices of Thompson Hine & Flory P.L.L., 3900 Key Center, 127 Public Square, Cleveland, Ohio, unless another date or place is agreed to in writing by the parties hereto.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Sub as follows:

     Section 3.01. Organization and Qualification.

     (a) Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. The Company has all requisite corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its assets.

     (b) Qualification. The Company is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction where the character of its properties, owned or leased, or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not have an effect which is material and adverse to the business, financial condition or results of operations of the Company and its Subsidiaries (as hereinafter defined) taken as a whole other than an effect resulting from this Agreement or the transactions contemplated hereby (a "Company Material Adverse Effect"). Each of such jurisdictions is listed in Schedule 3.01 hereto.

     (c) Articles of Incorporation and Code of Regulations. The Company has heretofore delivered to Parent complete and correct copies of the Company's Articles of Incorporation and Code of Regulations, each as currently in effect.

     Section 3.02. Capitalization. The authorized capital stock of the Company, together with a description of treasury securities and a description of all securities issued and outstanding as of the date hereof is as set forth on
Schedule 3.02 attached hereto. All securities identified on Schedule 3.02 as being issued and outstanding securities are validly issued, fully paid and nonassessable. Except as set forth on Schedule 3.02, there is no outstanding option, warrant, right, call, subscription or other agreement or commitment to which the Company is a party which (a) obligates the Company to sell, pledge or otherwise dispose of any shares of capital stock of the Company or any securities convertible or exchangeable into, or other rights to acquire, any shares of capital stock of the Company, (b) obligates the Company to make any payments with respect to appreciation in shares of its capital stock, (c) obligates the Company to grant, offer or enter into any of the foregoing, or (d) relates to the voting, transfer or control of such capital stock, securities or rights. Schedule 3.02 sets forth the exercise price of each stock option currently outstanding.

     Section 3.03. Subsidiaries. Each Subsidiary of the Company is listed on
Schedule 3.03 hereto. Except as set forth in Schedule 3.03, each such Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business substantially as it is now being conducted. Each Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Company Material Adverse Effect. All of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable and owned directly or indirectly by the Company free and clear of all liens, claims or encumbrances and were not issued in violation of any preemptive right. There are no existing options, calls or commitments of any character relating to the issued or unissued capital stock of any Subsidiary, or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing the right to acquire, any shares of capital stock of any Subsidiary. For purposes of this Agreement, the term "Subsidiary" of the Company shall mean any corporation, limited partnership or other entity a majority of whose outstanding voting stock or ownership interests entitled to vote for the election of directors or other governing body is at the time owned by the Company and/or one or more other Subsidiaries. Except for the Subsidiaries listed on Schedule 3.03 hereto, the Company does not have any direct or indirect record or beneficial ownership, voting or management interest in any corporation, limited partnership or other entity.

     Section 3.04. Authorization. The Company has all requisite corporate power to enter into this Agreement, and all other documents and instruments to be executed and delivered by it in connection herewith, and to carry out its obligations hereunder and thereunder. Except with respect to the approval by the shareholders of the Company of this Agreement and the Merger (a) the execution and delivery of this Agreement and the due consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company and (b) this Agreement constitutes (and each document and instrument contemplated by this Agreement, when executed and delivered in accordance with the provisions hereof, will constitute) a valid and legally binding agreement of the Company enforceable in accordance with its terms assuming the due authorization, execution and delivery hereof by Parent, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or other similar laws affecting the rights of creditors generally, general principles of equity, and public policy. The affirmative vote of the holders of a majority of the Shares is the only vote of any class or series of capital stock of the Company necessary to approve the Merger.

     Section 3.05. SEC Filings.

     (a) Except as set forth on Schedule 3.05 attached hereto, the Company has filed with the Securities and Exchange Commission (the "SEC") all required reports, schedules, forms, statements and other documents from January 1, 1993 through the date hereof, including (i) the annual reports on Form 10-K for all fiscal years ended during such period, (ii) the quarterly reports on Form 10-Q required for all fiscal quarters during such period, (iii) all proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of the Company held during such period, and (iv) all other reports, statements, schedules and registration statements required to be filed with the SEC during such period (the "SEC Documents") except where the failure to file any such SEC Document referred to in Subparagraph 3.05(a)(iv) is not likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     (b) As of its filing date or, if amended, as of the date of its amendment, as the case may be, each such report, proxy or information statement (as amended or supplemented, if applicable), filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (c) Each such registration statement (as amended or supplemented, if applicable) filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on the date such statement, amendment or supplement became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     Section 3.06. No Conflicts. Except as set forth on Schedule 3.06 attached hereto, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby:

     (a) will not constitute a conflict with, breach or violation of or default (or an event which with notice or lapse of time or both would become a default) under: (i) the Company's Articles of Incorporation or Code of Regulations, as amended to date, (ii) any material agreement, instrument, license, franchise or permit to which the Company or any of its Subsidiaries is subject or by which any of them is bound, (iii) any order, writ, injunction or decree to which the Company or any of its Subsidiaries are subject or by which any of them is bound, or (iv) assuming that the consents and approvals referenced in Section 3.07 hereof are obtained, any statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject or by which any of them is bound, the violation of which would have a Company Material Adverse Effect; and

     (b) will not result in the creation of any lien, charge or encumbrance on the properties or assets of the Company, except those created or imposed by or through Parent or Sub and except for such liens, charges, or encumbrances which would not have a Company Material Adverse Effect.

     Section 3.07. Consents and Approvals. Except: (a) for filings and approvals required by: (i) the Secretary of State of the State of Ohio, (ii) the Exchange Act, (iii) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder (the "Hart-Scott-Rodino Act"), and
(iv) such other statutes, rules or regulations which may require registrations, authorizations, consents or approvals relating to matters that, in the aggregate, are not material to the Company and its Subsidiaries taken as a whole; (b) for the approval by the shareholders of the Company of this Agreement and the transactions contemplated hereby; and (c) as set forth on Schedule 3.07 attached hereto, neither the Company nor any of its Subsidiaries is required to submit any notice, report or other filing with or obtain any consent or approval from any governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") or third party in connection with the execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated hereby. The consents set forth on Schedule 3.07 that are marked with an asterisk (*) are referred to herein as the "Material Consents."

     Section 3.08. Financial Statements. The consolidated financial statements of the Company included in the annual reports on Form 10-K filed by the Company with respect to the three most recently completed fiscal years of the Company and the quarterly reports on Form 10-Q filed by the Company with the SEC with respect to the quarters ended March 31 and June 30, 1996, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles, consistently applied (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC), and fairly present (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are anticipated to have a Company Material Adverse Effect) the financial position, results of operations, shareholders' equity and cash flow of the Company and its Subsidiaries as at the dates and for the periods indicated.

     Section 3.09. Absence of Certain Changes or Events. Except as set forth on
Schedule 3.09 attached hereto, since January 1, 1996, there has been no Company Material Adverse Effect (whether or not covered by insurance), and there has not been:

     (a) any event, occurrence or development of a state of circumstances or facts which has had or reasonably could be expected to have a Company Material Adverse Effect;

     (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any Subsidiary or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary;

     (c) any amendment of any material term of any outstanding security of the Company or any Subsidiary;

     (d) any incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices, but in no event in the amount of more than $100,000 in the aggregate;

     (e) any creation or assumption by the Company or any Subsidiary of any lien, pledge, mortgage or other restriction on any material asset other than in the ordinary course of business consistent with past practices, but in no event in respect of any obligation of more than $100,000 in the aggregate;

     (f) any making of any loan, advance or capital contributions to, or investment in any person other than investments in cash equivalents made by the Company or any Subsidiary except those made in the ordinary course of business consistent with past practices;

     (g) any transaction or commitment made, or any contract or agreement entered into, by the Company or any Subsidiary relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any Subsidiary of any contract or other right, in either case, involving an amount in excess of $100,000 other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

     (h) any forgiveness or cancellation of any debt or claim, or any waiver of any right, in either case, involving an amount in excess of $100,000;

     (i) any change in any method of accounting or accounting practice by the Company or any Subsidiary, except for any such change required by reason of a concurrent change in generally accepted accounting principles;

     (j) any (i) grant of any severance or termination pay to any director, officer or employee of the Company or any Subsidiary, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any Subsidiary, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements of the Company or any Subsidiary, (iv) adoption or implementation of an employee benefit plan or any amendment modification or termination of any plan in effect at December 31, 1995, or (v) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any Subsidiary, other than in the ordinary course of business consistent with past practice; or

     (k) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any Subsidiary, which employees were not subject to a collective bargaining agreement at December 31, 1995, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees.

     Section 3.10. No Undisclosed Material Liabilities. There are no liabilities of the Company or its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (a) liabilities disclosed in the Company's Form 10-Q for the fiscal quarter ended June 30, 1996 (the "June 1996 Form 10-Q) included in the SEC Documents; and (b) liabilities incurred in the ordinary course of business consistent with past practice since June 30, 1996, which individually or in the aggregate, would not have a Company Material Adverse Effect.

     Section 3.11. Proxy Statement. None of the information to be supplied by the Company or any of its accountants, counsel or other authorized representatives for inclusion in the Proxy Statement (as defined in Section 5.05 hereof) to be distributed in connection with the Shareholders Meeting (as defined in Section 5.04 hereof) will, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or, at the time of the Shareholders Meeting, omit to state any material fact necessary to correct any statement that has become false or misleading, it being understood and agreed that no representation or warranty is made by the Company with respect to any information supplied by Parent or Sub or their accountants, counsel or other authorized representatives. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its subsidiaries shall occur which is or should be described in an amendment of, or a supplement to, the Proxy Statement, such event shall be so described and the presentation in such amendment or supplement of such information will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading in any material respect or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading. The Proxy Statement will comply as to form in all material respects with all applicable laws, including the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

     Section 3.12. Fairness Opinion. The Company has received the written opinion of McDonald & Company Securities, Inc., financial advisor to the Company, that, as of the date of the opinion, the Merger Consideration to be received by the holders of Shares is fair, from a financial point of view, to such holders, and such opinion has not been withdrawn as of the date hereof. The Company has delivered a copy of such opinion to Parent.

     Section 3.13. Brokers and Finders. No broker, finder or investment banker is entitled to any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

     Section 3.14. Environmental Matters. The operations of the Company and its Subsidiaries, including the transportation, treatment, storage, handling, transfer, disposition, recycling or receipt of materials are, and, to the knowledge of the Company, at all times in the past have been, in compliance with all applicable legal requirements, laws, rules, orders and regulations related to environmental, natural resource, health or safety matters ("Environmental Laws"), including but not limited to those promulgated, adopted or enforced by the United States Environmental Protection Agency and by similar agencies in states in which the Company or its

Subsidiaries conduct their business. Except as set forth on Schedule 3.14 attached hereto, neither the Company nor any of its Subsidiaries is a party to any suit, action, claim or proceeding now pending before any court, governmental agency or board or other forum or, to the knowledge of the Company, threatened by any person which (i) alleges noncompliance with any Environmental Law, (ii) relates to the discharge or release into the environment of any hazardous material, pollutant, or waste at or on a site presently or formerly owned, leased or operated by the Company or any Subsidiary, or (iii) involves the transportation, treatment, storage, handling, transfer, disposition, recycling or receipt of hazardous materials. There are no facts or circumstances, to the actual knowledge of the officers of the Company or any Subsidiary of the Company, upon which such a suit, action, claim or proceeding reasonably could be based.

     Section 3.15. Litigation. Except as set forth in the SEC Documents or as set forth on Schedule 3.15 attached hereto, there is no suit, action, claim, arbitration, governmental investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any of their respective officers or directors in their capacity as such, or any of their respective properties or businesses, which, if adversely determined, individually or in the aggregate with other such suits, actions, claims, arbitrations, governmental investigations or proceedings, would
(i) have a Company Material Adverse Effect, (ii) materially and adversely affect the Company's ability to perform its obligations under this Agreement, or (iii) prevent the consummation of any of the transactions contemplated by this Agreement. The Company has provided to Parent all pleadings and discovery materials possessed by the Company or its counsel regarding the facts and circumstances that are the subject of the litigation and claims listed on
Schedule 3.15 (the "Company Litigation"). Neither the Company nor any of its Subsidiaries is subject to any order, judgment, decree, infraction, stipulation or consent order of any court or Governmental Entity, other than orders of general applicability.

     Section 3.16. ERISA Compliance.

     (a) The Company has delivered to Parent correct and complete copies of all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all other bonus, deferred compensation, pension, profit-sharing, retirement, medical, group life, disability income, stock purchase, stock option, incentive or other employee-related plans, programs, contracts, agreements and arrangements (sometimes referred to herein collectively as "Benefit Plans") currently maintained, or contributed to, or required to be maintained or contributed to, by the Company or any other person or entity that, together with the Company, is treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code (each a "Commonly Controlled Entity") for the benefit of any current or former employees, officers or directors of the Company or any Subsidiary. Except as disclosed on Schedule 3.16 attached hereto, the Company also has delivered to Parent complete and correct copies of (x) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required) including all schedules thereto, (y) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (z) each currently effective trust agreement and group annuity contract relating to any Benefit Plan. Except as disclosed on
Schedule 3.16 attached hereto, the Company has no obligation or liability with respect to any employee benefit plan (as defined under Section 3(3) of ERISA) or any other bonus, deferred compensation, pension, profit sharing, retirement, medical, group life, disability income, stock purchase, stock option, incentive or other employee related plans, programs, contracts, agreements or arrangements, other than such Benefit Plans currently maintained, contributed to or required to be maintained or contributed to by the Company or any Company Controlled Entity.

     (b) Each Benefit Plan has been administered in accordance with its terms in all material respects except where the failure to do so either singly or in the aggregate would not have a Company Material Adverse Effect. Except as disclosed on Schedule 3.16 attached hereto, the Company and each Benefit Plan are in compliance with applicable provisions of ERISA and the Code, except for any noncompliance that singly or in the aggregate would not have a Company Material Adverse Effect. Except as provided in Section 2.05 or pursuant to the plans or agreements disclosed on Schedule 3.18 attached hereto, the consummation of the transactions contemplated herein will not directly or indirectly cause the payment, or the acceleration of any payment, under any Benefit Plan of any amount to any person.

     (c) All Benefit Plans intended to be qualified under Section 401(a) of the Code have been the subjects of determination letters from the Internal Revenue Service to the effect that such Benefit Plans are qualified and exempt from Federal income taxes under Section 401(a) and 501(a), respectively, of the Code and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened. Except as set forth on Schedule 3.16 attached hereto, no such Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect that, to the knowledge of the Company, would have a Company Material Adverse Effect.

     (d) Except as disclosed on Schedule 3.16, neither the Company nor any Commonly Controlled Entity maintains, contributes to, or at any time maintained, contributed to or was obligated to contribute to, any Benefit Plan which is subject to Title IV of ERISA or Section 412 of the Code.

     (e) None of the Company, any Subsidiary, any officer of the Company, or any Subsidiary or any other person or persons, has engaged in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company or any officer of the Company to direct or indirect tax, penalty or liability under ERISA, the Code or other applicable law which would have a Company Material Adverse Effect.

     (f) With respect to any Benefit Plan that is an employee welfare benefit plan, (x) no such Benefit Plan is funded through a "welfare benefit fund", as such term is defined in Section 419(a) of the Code, and (y) each such Benefit Plan that is a "group health plan", as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code and Part 6 of Title I of ERISA except where the failure to do so would not individually or in the aggregate have a Company Material Adverse Effect.

     Section 3.17. Tax Matters.

     (a) The Company, and if applicable each Subsidiary, has filed all Federal income tax returns and all other tax returns and reports required to be filed by them. All such returns are complete and correct in all material respects and were timely filed. The Company, and if applicable each Subsidiary, has paid or has made provisions for payment for all taxes and all material taxes for which no return was required to be filed, the nonpayment of which would have a Company Material Adverse Effect, and the most recent consolidated financial statements of the Company contained in the SEC Reports reflect an adequate reserve for all taxes payable for all taxable periods and portions thereof through the date of such financial statements, except where the failure to maintain such reserve would not, individually or in the aggregate, have a Company Material Adverse Effect.

     (b) Except as set forth on Schedule 3.17 attached hereto, no audits concerning taxes of the Company and, if applicable, any Subsidiary are currently being conducted and no notice regarding commencement of such an audit has been received.

     (c) Except as set forth on Schedule 3.17 attached hereto, no proposed or assessed deficiencies for any taxes are currently pending against the Company, or if applicable any Subsidiary, and no requests for waivers of the time to assess any such taxes are pending, in either case which, individually or in the aggregate, would have a Company Material Adverse Effect.

     (d) Except as set forth in Schedule 3.17, the Company is not aware of any basis for the assertion of any deficiency against the Company or, if applicable, any Subsidiaries for taxes which, if adversely determined, either individually or in the aggregate, would have a Company Material Adverse Effect with respect to the tax return of the Company and its Subsidiaries for the taxable years as to which the statute of limitations has not expired.

     (e) As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, sales, excise, employment, payroll, custom duty and any other governmental fee or assessment, and penalties, in addition to any liability to a third party for such amounts, and interest of any nature whatsoever.

     Section 3.18. Change in Control Payments. Except as set forth on Schedule
3.18 attached hereto, neither the Company nor its Subsidiaries have any plans or agreements to which they are parties, or to which they are bound, pursuant to which payments or acceleration of benefits may be required upon a "change of control" of the Company.

     Section 3.19. Properties. Set forth on Schedule 3.19 attached hereto is a correct and complete list of all real property and all personal property of the Company and its Subsidiaries (other than inventory) having a book value exceeding $10,000. Except as set forth on Schedule 3.19 attached hereto, the Company and its Subsidiaries have good and marketable title to, and are the lawful owners of, all of the tangible and intangible assets, properties and rights used in connection with their respective businesses and individually or in the aggregate material in the conduct of the business of the Company and its Subsidiaries, taken as a whole, including such tangible assets and properties reflected in the consolidated balance sheet included in the June 1996 Form 10-Q (the "June 1996 Balance Sheet") (other than leased assets and assets disposed of in the ordinary course of business since such date). Schedule 3.19 sets forth a correct and complete list of all material leased assets. Except as otherwise identified in Schedule 3.19, the material tangible assets of the Company and its Subsidiaries taken as a whole, are in all material respects in good condition and repair, reasonable wear and tear excepted, and have been well maintained.

     Section 3.20. Intellectual Property. Set forth on Schedule 3.20 attached hereto is a correct and complete list of each patent, trademark, tradename, service mark, copyright and other trade secret or proprietary intellectual property, whether registered or unregistered (collectively, the "Intellectual Property"), owned or used by the Company and its Subsidiaries, and to the knowledge of the Company, the Company and each Subsidiary has exclusive ownership of or rights to use such Intellectual Property. To the knowledge of the Company, the current use by the Company and each Subsidiary of such Intellectual Property does not infringe the rights of any other person. Except set forth on Schedule 3.20 attached hereto, to the knowledge of the Company, no other person is infringing the rights of the Company or any Subsidiary in any such Intellectual Property, except for any such infringements, that do not, individually or in the aggregate, have a Company Material Adverse Effect.

     Section 3.21. Insurance Coverage.

     (a) Set forth on Schedule 3.21 attached hereto is a correct and complete list of all insurance policies currently owned by the Company (the "Company Insurance Policies"), setting forth, for each such policy, the policy number, the date of inception of the policy and the period of coverage, the insurer, and a general description of the risks insured against under such policy. The Company has heretofore delivered to Parent a correct and complete copy of each of the Company Insurance Policies, including all endorsements, amendments or supplements thereto. Each of the Company Insurance Policies has been validly obtained, all premiums required to be paid with respect thereto have been paid in full, and each of the Company Insurance Policies is in full force and effect. The Company Insurance Policies are in amounts and coverage sufficient for compliance by the Company with all requirements of law and all agreements to which the Company and any of its Subsidiaries is a party, and customary in its industry.

     (b) Set forth on Schedule 3.21 attached hereto is a correct and complete list of each and every claim made since January 1, 1995 with respect to the Company Insurance Policies where the amount of damage or potential liability exceeded $10,000. The Company has given due and timely notice of any claim and of any occurrence known to it which may be covered by any such policies. To the Company's knowledge, no insurance company has disclaimed coverage as to any claim made by the Company.

     Section 3.22. Inventory.

     (a) The values at which all inventories are carried on the books of the Company and its Subsidiaries (copies of which books previously have been provided by the Company to Parent), including without limitation the reserves with respect thereto, have been calculated in accordance with generally accepted accounting principles consistent with past practices.

     (b) Consistent with past practices, taking into account the reserves for inventory, the inventories reflected on the books of the Company and its Subsidiaries are: (i) in all material respects in good and merchantable condition; (ii) generally usable for the purposes for which they are intended, or salable in the ordinary course of business; and (iii) not excessive in material respects in kind or amount in the context of the

Company's business taken as a whole. The inventories reflected on the books of the Company and its Subsidiaries include any and all inventory held on consignment by third parties.

     Section 3.23. Related Party Transactions. Except as set forth in the SEC Documents or as set forth on Schedule 3.23 attached hereto, none of the officers, directors or principal shareholders of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including without limitation any contract, agreement or other arrangement (i) providing for the furnishing of services to or by, (ii) providing for rental of real or personal property to or from, or (iii) otherwise requiring payments to or from, any officer or director, any member of the family of any officer or director or any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner. All related party transactions described in the SEC Documents or on Schedule 3.23 were on terms to the Company or its Subsidiaries no less favorable than what the Company or its Subsidiaries would have had with third parties.

     Section 3.24. Contracts.

     (a) Except for the contracts, agreements, commitments, instruments, bids and proposals to which the Company or any of its Subsidiaries is a party listed on Schedule 3.24, neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any written or oral (i) mortgage, indenture, note, installment obligation or other instrument relating to the borrowing of money,
(ii) guarantee of any obligation (excluding endorsements of instruments for collection in the ordinary course of business of the Company or any Subsidiary),
(iii) letter of credit, bond or other indemnity, (iv) joint venture, partnership or other agreement involving the sharing of profits and losses, (v) agreement requiring the performance of services or delivery of goods in an amount exceeding $50,000 or which would not be completed within six (6) months, (vi) agreement for the sale or lease to any person of any material amount of assets other than the retirement or other disposition of assets no longer useful to the Company or any of its Subsidiaries or the sale of assets in the ordinary course of business, (vii) agreement requiring the payment of more than $50,000 in any 6-month period for the purchase or lease of any machinery, equipment or other capital assets, (viii) agreement providing for the lease or sublease (as lessor, sublessor, lessees or sublessee) of any real property, (ix) distributor, sales representative, broker or agent agreement, (x) collective bargaining agreement, employment or consulting agreement or agreement providing for severance payments or other additional rights or benefits (whether or not optional) in the event of the sale of the Company or any of its Subsidiaries, (xi) agreement requiring the payment to any person of more than $50,000 in any 6-month period for the purchase of goods or services, (xii) material warranties relating to products sold or distributed or services performed or provided by the Company or any of its Subsidiaries in the last six (6) years, (xiii) license or sublicense agreement (whether as licensor, licensee, sublicensor or sublicensee) with respect to any material item of Intellectual Property owned or licensed by the Company or any of its Subsidiaries, or (xiv) agreement imposing non-competition, confidentiality or exclusive dealing obligations on the Company or any of its Subsidiaries, except for confidentiality agreements entered into with respect to this transaction.

     (b) The Company has delivered or made available to Parent complete and correct copies of each written agreement listed on Schedule 3.24, each as amended to date, and a summary of the terms of each oral agreement listed on
Schedule 3.24. Each agreement listed on Schedule 3.24 is a valid, binding and enforceable obligation of the Company or any of its Subsidiaries and, to the Company's knowledge, the other party or parties thereto and is in full force and effect. Except as set forth on Schedule 3.24 (i) neither the Company or any of its Subsidiaries nor, to the Company's knowledge, any other party thereto is in material breach of any material term of any such agreement or has repudiated any material term of any such agreement, (ii) no event, occurrence or condition exists (including the transactions contemplated under this Agreement) which, with the lapse of time or the giving of notice or both, would become a default under any such agreement by the Company or any of its Subsidiaries or, to the Company's knowledge, any other party thereto, and (iii) the Company or any of its Subsidiaries has not released or waived any material right under any contract. Except as disclosed on Schedule 3.07, the Company is not required to give notice to any other person who is a party to an agreement listed on
Schedule 3.24 regarding this Agreement or the Merger.

     (c) Schedule 3.24 sets forth a correct and complete list of the ten largest customers of the Company and its Subsidiaries in terms of net revenues during each of the 1994 and 1995 fiscal years and the first six months of fiscal 1996, showing the total net revenue received in each such period from each such customer. Except to the extent set forth on Schedule 3.24, since June 30, 1996, there has not been any adverse change in the business relationship between the Company or any of its Subsidiaries and any customer listed on such Schedule.

     Section 3.25. Personnel. Set forth on Schedule 3.25 attached hereto is a correct and complete list of: (i) all full time and part time employees including their respective positions, dates of hire and salary; (ii) all employment, severance, bonus, profit sharing, percentage compensation and pension or retirement plans; stock purchase and stock option plans; contracts or agreements with present or former directors, officers or employees that are not terminable on 60 days' or less notice without penalty to the Company; and all consulting agreements, to which the Company or any of its Subsidiaries is a party or to which they are bound as of the date of this Agreement; (iii) all group insurance programs in effect for employees of the Company and its Subsidiaries; and (iv) all accrued but unused vacation, holiday and sick-time on the account of each employee of the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries is in default with respect to any of its obligations listed above.

     Section 3.26. Compliance with Laws. Except as disclosed in this Agreement or in the Schedules hereto, the operations of the business of the Company and its Subsidiaries as currently conducted are not, and as heretofore conducted, to the knowledge of the Company, were not in violation of, nor is the Company or any of its Subsidiaries in default under, or violation of, any federal, state, local or foreign law, statute or regulation or any order, judgment or decree of any federal, state, local or foreign governmental authority, regulatory or administrative agency, commission, court or tribunal to which the Company or any of its Subsidiaries are bound, except for such violations or defaults as have not had a Company Material Adverse Effect. The Company and its Subsidiaries have been duly granted all permits, licenses, variances, exemptions, orders, approvals and authorizations ("Permits") necessary for the conduct of their businesses as currently conducted and are in compliance with the terms of each such Permit, except where the failure to obtain such Permits or to comply with such Permits would not have a Company Material Adverse Effect. Set forth on
Schedule 3.26 attached hereto is a correct and complete list of all such Permits. Except as set forth on Schedule 3.26, the entry into this Agreement and the consummation of the Merger will not require any modification, reapplication, approval or other consent as to any Permit.

     Section 3.27. Accounts Receivable. Set forth on Schedule 3.27 attached hereto is a correct and complete list of the work-in-process and accounts receivable of the Company and its Subsidiaries as set forth on the June 1996 Balance Sheet, including the degree of completion for each project and the amounts expended thereon as of June 30, 1996. All accounts receivable which have arisen subsequent to the June 1996 Balance Sheet represent sales made or work performed in the ordinary course of business, are current and collectable and, to the Company's knowledge, the same will be collected in full (net of reserve for bad debts) in the ordinary course of business and are not subject to any claims, offsets, allowances or adjustments.

     Section 3.28. Books and Records. The Company has maintained and preserved complete and accurate books and records for its material transactions. The minute books of the Company and its Subsidiaries include complete and correct minutes of all meetings of their respective directors committees and stockholders.

     Section 3.29. Board Recommendation. The Board of Directors of the Company has duly adopted, at a special meeting of such Board duly held on September 3, 1996, resolutions approving this Agreement, the Merger and the other transactions contemplated hereby on the terms and conditions set forth herein, has taken all actions so that the restrictions of Chapter 1704 of the Ohio Act applicable to a "Chapter 1704 transaction" (as defined in said Chapter 1704) will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement, and has determined to recommend that the stockholders of the Company approve this Agreement and the Merger (subject to the fiduciary duty of the Board of Directors under applicable law). The Board of Directors of the Company has been advised by Toomas J. Kukk and Mark L. Rochester, the principal shareholders of the Company, that they intend to vote their Shares in favor of this Agreement and the Merger.

     Section 3.30. General Representation and Warranty. Neither this Agreement nor any schedule attached hereto or other documents and written information furnished by or on behalf of the Company, its attorneys, auditors or insurance agents to Parent in connection with this Agreement contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub, jointly and severally, hereby represent and warrant to the Company as follows:

     Section 4.01. Organization and Power.

     (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of Ontario, Canada. Parent has all requisite corporate power to enter into this Agreement, and all other documents and instruments to be executed and delivered by it in connection herewith, and to carry out its obligations hereunder and thereunder.

     (b) Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Sub has all requisite corporate power to enter into this Agreement, and all other documents and instruments to be executed and delivered by it in connection herewith, and to carry out its obligations hereunder and thereunder. Sub is a wholly-owned subsidiary of Parent, has been organized solely for the purpose of consummating the Merger and has conducted no business or operations of any nature.

     Section 4.02. Authorization. The execution and delivery of this Agreement and the due consummation by Parent and Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement constitutes (and each document and instrument contemplated by this Agreement, when executed and delivered in accordance with the provisions hereof, will constitute) a valid and legally binding agreement of each of Parent and Sub, enforceable against them in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or other similar laws affecting the rights of creditors generally, general principles of equity, and public policy.

     Section 4.03. No Conflicts. The execution, delivery and performance of this Agreement by Parent and Sub and the consummation of the transactions contemplated hereby will not constitute a conflict with, breach or violation of or default (or an event which with notice or lapse of time or both would become a default) under (a) Parent's Charter or By-Laws, as amended to date; (b) Sub's Articles of Incorporation or Code of Regulations, as amended to date; (c) any material agreement, instrument, license, franchise or permit to which Parent or Sub is subject or by which Parent or Sub is bound; (e) any order, writ, injunction or decree to which Parent or Sub is subject or by which Parent or Sub is bound; or (f) any law, rule or regulation to which Parent or Sub is subject or to which it is bound.

     Section 4.04. Consents and Approvals. Except for filings, approvals or consents required by (a) the Secretary of State of the State of Ohio; (b) the Hart-Scott-Rodino Act; and (c) such other statutes, rules or regulations which may require registrations, authorizations, consents or approvals relating to matters that, in the aggregate, are not material to Parent, neither Parent nor Sub is required to submit any notice, report or other filing with or obtain any consent or approval from any governmental authority or third party in connection with the execution and delivery by Parent or Sub of this Agreement or the consummation of the transactions contemplated hereby.

     Section 4.05. Proxy Statement. None of the information to be supplied by Parent or Sub or any of their accountants, counsel or other authorized representatives for inclusion in the Proxy Statement will, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Shareholders Meeting contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent or Sub, or their officers and directors or any of the subsidiaries of Parent shall occur which is or should be described in an amendment of, or a supplement to, the Proxy Statement, Parent will notify the Company in writing of such event.

     Section 4.06. Financing. The Company has received the commitment of Canaccord Capital Corporation (the "Commitment Letter") for such funds as will be sufficient to pay the Merger Consideration and all related fees and expenses of Parent. A true and complete copy of the Commitment Letter is attached hereto as Annex E. The financing required to effect the Merger and pay related fees and expenses is hereinafter referred to as the "Financing."

     Section 4.07. Brokers and Finders. No broker, finder or investment banker is entitled to any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby based upon arrangements made by Parent or Sub.

                                   ARTICLE V

                            COVENANTS AND AGREEMENTS

     Section 5.01. Conduct of Business Between Execution of this Agreement and the Effective Time. During the period commencing on the date of this Agreement and continuing until the Effective Time, the Company covenants and agrees that the business of the Company and the Company's Subsidiaries shall be conducted only in the regular and ordinary course of business, consistent with past practice; and that it shall use all reasonable efforts to (i) preserve intact its business, (ii) keep available the services of its current officers and employees, and (iii) preserve its relationships with desirable customers, suppliers, licensors, licensees, distributors and others having business dealings with it. Without limiting the generality of the foregoing, except as set forth on Schedule 5.01 attached hereto, neither the Company nor any of its Subsidiaries shall, without the prior written consent of Parent:

     (a) adjust, split, combine or reclassify any shares of capital stock;

     (b) make, declare, set aside or pay any dividend or make any other distribution on, or directly or indirectly issue, sell, pledge, grant, redeem, repurchase or otherwise acquire, any shares of its or any Subsidiary's capital stock, any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants or other rights to acquire any shares of its capital stock except the issuance of stock pursuant to the exercise of employee stock options outstanding on the date hereof;

     (c) grant any stock option or appreciation rights or other rights to share in the equity value of the Company or any Subsidiary;

     (d) make any changes in the Articles of Incorporation, Code of Regulations or By-laws, as amended to date, of the Company or any Subsidiary;

     (e) acquire, sell, lease, encumber, transfer or dispose of any assets, or make any capital expenditures, in either case, in excess of $10,000 individually or $100,000 in the aggregate, outside the ordinary course of business, except pursuant to obligations in effect on the date hereof;

     (f) incur any indebtedness for borrowed money or guarantee any indebtedness or issue or sell securities or warrants or rights to acquire any debt securities or guarantee (or become liable for) any debt of others or make any loans, advances or capital contributions or mortgage, pledge or otherwise encumber any assets or create or suffer any material lien thereupon, except pursuant to obligations or any guarantees thereof which in the aggregate do not exceed $100,000;

     (g) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any payment, discharge or satisfaction (i) in the ordinary course of business consistent with past practice, or (ii) in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the financial statements (or the notes thereto) of the Company.

     (h) notwithstanding any provision of clause (g) of this Section 5.01, pay, discharge or satisfy any claims, liabilities or obligations in connection with the Company Litigation, other than attorneys' fees and other expenses of defending such actions, it being understood and agreed that the Company shall keep Parent fully informed of all material developments in connection with the Company Litigation, and that Parent shall have the right to participate in all decisions with respect to the management, defense and settlement of the Company Litigation;

     (i) change any of the accounting principles or practices used by it (except as required by generally accepted accounting principles);

     (j) except as required by law or contemplated by this Agreement (i) enter into, adopt, amend or terminate any employee benefit plan or any agreement, arrangement, plan or policy between the Company and one or more of its directors or executive officers, (ii) increase in any manner the compensation or fringe benefits of any director, officer or employee or (iii) grant any bonus to any of its executive officers or pay any termination, severance or other benefit not required by any plan and arrangement as in effect on the date hereof;

     (k) make or enter into any agreement, commitment or contract, except those in the ordinary course of business, for the purchase or sale of products in amounts not exceeding $50,000 in any instance and not giving rise to obligations extending beyond 90 days from the date hereof, or modify, amend or terminate any material contract (other than as required by the terms thereof), or pay any amount not required by law or by any contract in an amount exceeding $50,000;

     (l) make or enter into any lease of real property or extend or amend any existing lease of real property;

     (m) intentionally take, or enter into an agreement to take, any action that would result in any of the conditions to the Merger set forth in Article VI not being satisfied;

     (n) make any material Tax election or settle or compromise any material federal, state, local or foreign income Tax liability, or waive or extend the statute of limitations in respect of any such Taxes; or

     (o) agree to, or make any commitment to take any of the actions prohibited by this Section 5.01; or take any action, or agree or commit to take any action that would make any representation or warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to the Effective Time, or omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

     Section 5.02. Mutual Covenants.

     (a) Compliance with Laws. Each party covenants and agrees to use its reasonable best efforts to comply promptly with (and furnish information to the other parties in connection with) any and all requirements that federal or state law may impose on it or them, as the case may be, with respect to the Merger.

     (b) Cooperation in Connection with Proceedings. Each party covenants and agrees that if any action, suit, proceeding or investigation of the nature specified in Section 6.01(c) hereof is commenced, it shall cooperate with the others and shall use its reasonable best efforts to defend against the same and respond thereto.

     (c) Notification of Certain Events. Each party covenants and agrees to give prompt written notice to the others of (i) the occurrence (or non-occurrence) of any event the occurrence (or non-occurrence) of which would be likely to cause
(A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (B) any covenant, agreement or condition in this Agreement not to be complied with or satisfied in any material respect; and (ii) any failure by such first party to comply with or satisfy any covenant, agreement or condition contained in this Agreement in any material respect.

     Section 5.03. Access to Information; Confidentiality.

     (a) Information of the Company. The Company covenants and agrees to afford Parent and Parent's accountants, counsel and other representatives, full access, during normal business hours during the period prior to the Effective Time or the earlier termination of this Agreement, to all of the properties, books, contracts, commitments and records of the Company and its Subsidiaries, and, during such period, shall furnish promptly to Parent a copy of each report, schedule and other document filed or received thereby during such period pursuant to the requirements of federal and state securities laws.

     (b) Confidentiality Covenants of Parent. Parent covenants and agrees that until the Effective Time, it shall continue to be bound by the terms of the Confidentiality Agreement, dated August 21, 1996.

     Section 5.04. Meeting of Shareholders. The Company shall, promptly after the date of this Agreement, take all action necessary in accordance with the Ohio Act and its Articles of Incorporation and Code of Regulations to convene a meeting of the Company's shareholders to act on this Agreement and the Merger (the "Shareholders Meeting"), and the Company shall consult with Parent in connection therewith. The Company shall use its reasonable best efforts to solicit from shareholders of the Company proxies in favor of the approval and adoption of the Merger Agreement and to secure the vote or consent of shareholders required by the Ohio Act to approve and adopt the Merger Agreement, unless otherwise required by the applicable fiduciary duties of the directors of Company, as determined by such directors in good faith after consultation with independent legal counsel (which may include the Company's regularly engaged legal counsel).

     Section 5.05. Proxy Statement. As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC a proxy statement and a form of proxy, in connection with the vote of the Company's shareholders at the Shareholders Meeting with respect to the Merger (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's shareholders, being the "Proxy Statement"), and use all reasonable efforts to obtain SEC clearance of the Proxy Statement. Each of Parent and the Company shall furnish all information concerning it and the holders of its capital stock as may be required by the Exchange Act or the regulations promulgated thereunder, or as the other may reasonably request in connection with such actions. As promptly as practicable after clearance of the Proxy Statement, the Company shall mail the Proxy Statement to its shareholders. The Proxy Statement shall include the recommendation of the Company's Board of Directors in favor of the Merger unless otherwise required by the applicable fiduciary duties of the Board of Directors of the Company, as determined by such directors in good faith after consultation with legal counsel.

     Section 5.06. Public or Shareholder Communications. From and after the date of this Agreement, except as required by law, the Company, Parent and Sub will not, with respect to the transactions contemplated hereby, issue any press release or make any public statements or, in the case of the Company, mail any communications or letters to its shareholders generally, except with the prior written approval of the other party or as required by law. With respect to any communication required by law, the party making such communication agrees to use its best efforts to provide a copy of the text of such communication to the other party prior to its release together with an explanation as to the legal necessity for the communication.

     Section 5.07. Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the Merger and this Agreement, including, but not limited to, using its best efforts to obtain all necessary waivers, consents, authorizations and approvals of or exemptions by any governmental authority or third party, and effecting all necessary registrations and filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party shall take all such necessary action.

     Section 5.08. Closing Conditions. Each of the Company and Parent will use its reasonable best efforts to cause the conditions set forth in Article VI to be satisfied; provided, however, this provision shall not require any party to waive any condition.

     Section 5.09. Parent Shareholder Approval. Parent covenants and agrees to vote the shares of capital stock of Sub held by Parent to approve and adopt this Agreement and the transactions contemplated hereby, and (i) cause Sub to take any and all actions as may be necessary or appropriate to consummate the Merger in accordance with the terms of this Agreement.

     Section 5.10. Director and Officer Liability.

     (a) The Regulations of the Surviving Corporation with respect to indemnification of directors and officers shall not be amended, repealed, or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors and officers of the Company for a period of five (5) years after the Effective Time, unless such modification is required by law.

     (b) Assuming consummation of the Merger, from and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify, defend and hold harmless the present and former directors and officers of the Company and its Subsidiaries against all losses, claims, damages and liability and amounts paid in settlement (with the approval of Parent, which approval shall not be unreasonably withheld) in connection with any claim, action, suit, proceeding, or investigation, whether civil, criminal, administrative, or investigative, (x) in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent that the Company or such Subsidiary would have been permitted to indemnify such person under applicable law and the Articles of Incorporation and Code of Regulations of the Company or such Subsidiary in effect on the date hereof or (y) except for a claim arising or based upon the gross negligence or willful misconduct of the indemnified party, in any event arising out of or pertaining to the transactions contemplated by this Agreement. Any person wishing to claim indemnification under this Section 5.10, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Surviving Corporation (but the failure to so notify the Surviving Corporation shall not relieve the Surviving Corporation from any liability which it may have under this Section 5.10, except to the extent such failure prejudices the Surviving Corporation), and shall, to the extent required by the Ohio Act, deliver to the Surviving corporation any undertaking required prior to payment of expenses in advance of final disposition. For at least five (5) years after the Effective Time, Parent will use its best efforts to cause the Surviving Corporation, without any lapse in coverage, to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by the Company's officers' and directors' liability policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof.

     Section 5.11. No Solicitation.

     (a) The Company agrees that it will not, after the date hereof and prior to the Effective Time, seek, directly or through its agents, representatives, Subsidiaries or affiliates, or permit any of its officers or directors to seek (whether in their capacities as officers or directors or in their individual capacities) or otherwise solicit or encourage the initiation of inquiries or proposals from any person or persons (other than Parent), to acquire or purchase all or a substantial part of its assets or all or a substantial part of its capital stock or the capital stock of any of its Subsidiaries, or for the Company or its Subsidiaries to acquire or purchase in one or more related transactions the capital stock or assets of persons (other than Parent) whereby the Company would issue (or commit to issue) shares of its capital stock constituting more than a majority of its outstanding voting securities, or to effect a consolidation or merger (other than the Merger) or other business combination or recapitalization (an "Acquisition Proposal"). The Company shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted heretofore with respect to any Acquisition Proposal (other than Parent). Nothing contained in this Section 5.11 shall prevent the Board of Directors of the Company from considering, negotiating, approving and recommending to the shareholders of the Company, a bona fide Acquisition Proposal not solicited, directly or indirectly, in violation of this Agreement, provided the Board of Directors of the Company determines in good faith (upon advice of counsel) that it is required to do so in order to discharge properly its fiduciary duties.

     (b) The Company shall immediately notify Parent after receipt of any Acquisition Proposal (whether written or oral), or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company or any Subsidiary in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any Subsidiary by any person or entity that informs the Board of Directors of the Company or such Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing, and shall indicate whether the Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in Section 5.11(c), the identity of the party making the Acquisition Proposal and the terms and conditions of the transaction constituting the Acquisition Proposal.

     (c) If the Board of the Company receives a request for commercial nonpublic information by a person who makes a bona fide Acquisition Proposal, and the Board of Directors determines in good faith and upon the advice of counsel that it is required to cause the Company to act as provided in this Section 5.11(c) in order to discharge properly its fiduciary duties, then, provided the person making the Acquisition Proposal has executed a confidentiality agreement substantially similar to the one then in effect between the Company and Parent, the Company may provide such person with access to information regarding the Company.

     Section 5.12. Periodic Reports. Until the Effective Time, the Company and Parent each will, subject to the requirements of applicable laws, furnish to the other all filings to be made with the SEC and all materials to be mailed to their respective stockholders and will solicit comments with respect thereto from the other, in each case at least 48 hours (or as soon thereafter as is practicable) prior to the time of such filings and the time of such mailings.

     Section 5.13. Financing. Parent covenants and agrees to use its best efforts to obtain the Financing pursuant to the Commitment Letter. If the Financing pursuant to the Commitment Letter, or any alternative Financing obtained in lieu thereof pursuant to this Section 5.13, is not obtainable, then Parent covenants and agrees to use its best efforts to obtain, within thirty
(30) days after being notified that the Financing pursuant to the Commitment Letter is not obtainable, alternative Financing on terms which in the aggregate are no less advantageous to Parent than the terms provided for in the Commitment Letter. Parent shall give the Company prompt notice when any Financing becomes unobtainable and when any such alternative Financing is obtained, including a full description of the terms thereof.

     Section 5.14. Hart-Scott-Rodino Filing. To the extent required by law, the Company and Parent shall file Notification and Report Forms under the Hart-Scott-Rodino Act with the Federal Trade Commission and the Antitrust Division of the Department of Justice. The parties shall cooperate and consult with each other with respect to the preparation of the Notification and Report Forms and any other submissions, including, but not limited to, responses to written or oral comments or requests for additional information or documenting material by the Federal Trade Commission or the Antitrust Division of the Department of Justice, required to be made pursuant to the Hart-Scott-Rodino Act in connection with the transactions contemplated hereby. The filing fee associated with such filings shall be borne equally by Parent and the Company.

                                   ARTICLE VI

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     Section 6.01. Conditions to Each Party's Obligation to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

     (a) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the shareholders of the Company required by applicable law or by the Company's Articles of Incorporation or Code of Regulations;

     (b) The waiting period, and any extensions thereof, applicable to the consummation of the Merger under the Hart-Scott-Rodino Act shall have expired;

     (c) No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect, which would prevent the consummation of the Merger;

     (d) All actions by or in respect of or filing with any governmental regulatory or administrative agency or commission required to consummate the Merger shall have been obtained or made;

     (e) The fairness opinion delivered in accordance with Section 3.12 hereof shall not have been modified or withdrawn and the Company shall have received a fairness opinion, substantially in the form of the fairness opinion delivered in accordance with Section 3.12 hereof, to be included in the Proxy Statement mailed to the Company's shareholders, and such fairness opinion shall not have been withdrawn or modified; and

     (f) By not later than immediately prior to the Effective Time, Toomas J. Kukk and Ernest M. Rochester shall each have entered into Employment Agreements with the Company and Parent, substantially in the forms of Annexes B and C hereto;

     Section 6.02. Additional Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is also subject to each of the following conditions:

     (a) Each of Parent and Sub shall have performed in all material respects each obligation and covenant to be performed by it hereunder at or prior to the Effective Time;

     (b) The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as affected by transactions contemplated or permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date;

     (c) Parent shall have delivered to the Company certificates issued by appropriate governmental authorities evidencing the good standing of Parent in the Province of Ontario and of Sub in the State of Ohio;

     (d) Parent and Sub shall have delivered to the Company copies, certified by the Secretary or an Assistant Secretary, of the resolutions adopted by the Boards of Directors of Parent and Sub, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and by Parent as the sole shareholder of Sub, approving this Agreement and the Merger;

     (e) Parent shall have delivered to the Company a certificate of its Chief Executive and Chief Financial Officers, certifying as to the fulfillment of the conditions to the obligations of the Company set forth in this Article VI; and

     (f) The Company shall have received the opinion of counsel to Parent and Sub, substantially in the form of Annex A hereto.

     Section 6.03. Additional Conditions to the Obligations of Parent and
Sub. The obligations of Parent and Sub to effect the Merger are also subject to each of the following conditions:

     (a) The Company shall have performed in all material respects each obligation and covenant to be performed by it hereunder at or prior to the Effective Time;

     (b) The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as affected by transactions contemplated or permitted by this Agreement and except to the extent that any of such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date;

     (c) The Material Consents set forth on Schedule 3.07 attached hereto, required to consummate the transactions contemplated hereby, shall have been obtained;

     (d) The Company shall have delivered to Parent certificates issued by appropriate governmental authorities (i) evidencing the good standing of the Company in the State of Ohio and as a foreign corporation in each jurisdiction in which it has qualified to do business as a foreign corporation, and (ii) evidencing the good standing of each Subsidiary of the Company in its jurisdiction of organization or incorporation and as a foreign corporation in which it has qualified to do business as a foreign corporation;

     (e) The Company shall have delivered to Parent copies, certified by the Secretary or Assistant Secretary, of the resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and by the shareholders of the Company approving this Agreement and the Merger;

     (f) Parent shall have received sufficient funding pursuant to the Commitment Letter to enable Sub to consummate the Merger and to pay related fees and expenses;

     (g) No Company Material Adverse Effect shall have occurred;

     (h) All incentive stock option and non-qualified stock option plans of the Company, and each option issued under any of such plans, shall have been amended, to the extent necessary in accordance with Section 2.05 hereof;

     (i) Appraisal rights under the Ohio Act shall have been perfected by the holders of not more than five percent (5%) of the outstanding shares;

     (j) The Company shall have delivered to Parent and Sub the certificate of its Chief Executive and Chief Financial Officers, certifying as to the fulfillment of the conditions to the obligations of Parent and Sub set forth in this Article VI;

     (k) Parent and Sub shall have received the opinion of Thompson Hine & Flory P.L.L., counsel to the Company, substantially in the form of Annex D hereto; and

     (l) The officers and directors of the Company and its Subsidiaries specified by Parent shall have resigned their respective positions as of the Effective Time.

                                  ARTICLE VII

                         TERMINATION; AMENDMENT; WAIVER

     Section 7.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company:

     (a) by mutual written consent of the Board of Directors of the Company and the Board of Directors of Parent;

     (b) by either the Company or Parent, by written notice to the other, if (i) the Effective Time shall not have occurred on or before January 31, 1997, (ii) the requisite vote of the shareholders of the Company to approve this Agreement and the transactions contemplated hereby shall not be obtained at the Shareholders Meeting, or any adjournments thereof, called therefor, or (iii) any court of competent jurisdiction in the United States or any state or in Canada or any province shall have issued an order, judgement or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgement or decree shall have become final and non-appealable; provided, however, that the right to terminate this Agreement
(x) under clause (i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date or (y) under clause (iii) shall not be available to any party unless such party shall have used all reasonable efforts to remove such order, judgement or decree;

     (c) by Parent, by written notice to the Company, if:

          (i) there shall have been any breach of any representation, warranty, covenant or agreement of the Company hereunder which, if not remedied prior to the Effective Time, would have a Company Material Adverse Effect and such breach shall not have been remedied, or the Company shall not have provided Parent with reasonable assurance that such breach will be remedied prior to the Effective Time, within ten (10) days after receipt by the Company of notice in writing from Parent specifying the nature of such breach and requesting that it be remedied; or

          (ii) the Board of Directors of the Company or any committee thereof shall withdraw or modify in any manner adverse to Parent its approval or recommendation of this Agreement or the Merger contemplated hereby; or

          (iii) the Board of Directors of the Company or any committee thereof
     (A) at any time after the Company or any of its Subsidiaries has become aware of any event which would require that notice be given to Parent pursuant to Section 5.11 hereof, shall withdraw or modify in any manner adverse to Parent its approval or recommendation of this Agreement or the Merger contemplated hereby, or (B) shall approve or recommend any Acquisition Proposal (including approving of, expressing no opinion or remaining neutral as to a third party tender offer for Shares when expressing the position of the Company to any such tender offer in complying with Rule 14e-2 promulgated under the Exchange Act) involving the Company or any of its Subsidiaries, in each case by a party other than Parent or any of its affiliates, or (C) shall resolve to take any of the actions specified in clauses (A) or (B); or

          (iv) The Company or any of its Subsidiaries shall enter into a definitive agreement (or a letter of intent) for an Acquisition Proposal (other than with Parent or any of its affiliates) or the Board of Directors of the Company or any committee thereof shall resolve to take such action; or

          (v) any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) other than Parent or a person or group approved by Parent shall acquire a number of shares of capital stock of the Company entitled to cast twenty (20%) percent of the total number of votes entitled to be cast in an election of directors of the Company, or the directors of the Company currently in office shall cease to represent a majority of the directors of the Company.

     (d) by the Company, by written notice to Parent, if:

          (i) there shall have been any breach of any representation, warranty, covenant or agreement of Parent hereunder which, if not remedied prior to the Effective Time, would have an effect which is material and adverse to the business, financial condition or results of operations of Parent and such breach shall not have been remedied or Parent shall not have provided the Company with reasonable assurance that such breach will be remedied prior to the Effective Time, within ten (10) days after receipt by Parent of notice in writing from the Company, specifying the nature of such breach and requesting that it be remedied; or

          (ii) the Board of Directors of the Company or any committee thereof determines to enter into a definitive agreement (or a letter of intent) for an Acquisition Proposal (other than with Parent or any of its affiliates); or

          (iii) the Board of Directors of Parent or any committee thereof shall withdraw or modify in any manner adverse to the Company its approval or recommendation of this Agreement or the Merger contemplated hereby; or

          (iv) the Financing pursuant to the Commitment Letter, or any alternative Financing as contemplated by Section 5.13 obtained in lieu thereof, shall have become unobtainable and Parent shall not have given the Company reasonable evidence within thirty (30) days thereafter that alternative Financing as contemplated by Section 5.13 hereof has been obtained, or, in any case, the Financing is not obtained by January 15, 1997 other than as a result of a breach of any representation, warranty or covenant by the Company in this Agreement.

     Section 7.02. Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to this
Article VII, this Agreement shall forthwith become void and no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except for termination payments provided in Section 7.03 hereof and except that nothing herein will relieve any party from liability for any breach of its representations, warranties or covenants in this Agreement.

     Section 7.03. Termination Payment. If Parent shall terminate this Agreement pursuant to Section 7.01(b)(ii) hereof or pursuant to Section 7.01(c)(ii),
(iii), (iv) or (v) hereof, or if the Company shall terminate this Agreement pursuant to Section 7.01(b)(ii) hereof, or pursuant to Section 7.01(d)(ii) hereof, the Company shall pay $1,000,000 plus an amount equal to Parent's actual expenses, including third party costs, such as attorneys and financial advisors, incurred in connection with this Agreement and the proposed transaction to Parent not later than ten (10) days after notice of termination from Parent or the Company, as the case may be. If the Company shall terminate this Agreement pursuant to Section 7.01(d)(iv) hereof, Parent shall pay the Company's actual expenses incurred in connection with this Agreement and the proposed transaction to the Company, including third party costs, such as attorneys and financial advisors, not later than ten (10) days after termination of the Agreement. Each party agrees that if it fails to pay timely the termination payment due by it pursuant to this Section, the amount not timely paid shall bear interest at the rate of 12% per annum accruing from the termination date and continuing until the termination payment is paid in full. In the event that it is necessary for a party to institute proceedings to seek collection of the termination payment due to it and it is entitled to receive any of the amounts sought in the collection proceeding, in addition to paying such amount the party failing to make such termination payment shall reimburse the other party for the attorneys' fees and other reasonable costs and expenses incurred in connection with such collection.

     Section 7.04. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time before or after approval hereof by the shareholders of the Company, but, after such approval, no amendment shall be made which reduces the amount or changes the form of the Merger Consideration or in any way adversely affects the rights of holders of the Shares without the further approval of such holders. This Agreement may not be amended except by an instrument in writing signed by or on behalf of each of the parties hereto.

     Section 7.05. Waiver. At any time prior to the Effective Time, the parties hereto, by action taken by their respective Boards of Directors, may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any of the conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty. Notwithstanding anything to the contrary set forth herein, the following conditions precedent to the consummation of the Merger may not be waived by either party hereto: (i) the approval of the Merger and this Agreement by the shareholders of the Company pursuant to the Ohio Act; (ii) the expiration or earlier termination of all applicable waiting periods under the Hart-Scott Rodino Act, with no outstanding requests for additional information or clarification or notices indicating that further action will be taken by the Federal Trade Commission or the Antitrust Division of the Department of Justice with respect to the Merger; and (iii) the execution by all necessary parties of the Certificate of Merger to be filed with the Ohio Secretary of State.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 8.01. Fees and Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     Section 8.02. Survival of Representations and Warranties. Except as set forth in the last sentence of this Section 8.02, the representations and warranties made by each party contained in this Agreement or in any exhibit, disclosure schedule, certificate or other instrument delivered pursuant to this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the other party, whether prior to or after the execution of this Agreement. No representations and warranties contained in this Agreement or in any exhibit, disclosure schedule, certificate or other instrument delivered pursuant to this Agreement shall survive the consummation of the Merger at the Effective Time.

     Section 8.03. Notices. All notices and other communications required or permitted hereunder shall be in writing and delivered as follows:

     if to Parent or Sub:

     American Eco Corporation
     11011 Jones Road
     Houston, Texas 77070
     Attention: Michael E. McGinnis, President
     Telephone: 281-774-7000
     Facsimile: 281-777-7001

     with a copy to:

     Reid & Priest LLP
     40 West 57th Street
     New York, New York 10019
     Attention: Bruce A. Rich, Esq.
     Telephone: (212) 603-2000
     Facsimile: (212) 603-2001

     if to the Company:

     CHEMPOWER, INC.
     807 East Turkeyfoot Lake Road
     Akron, Ohio 44319
     Attention: T.J. Kukk, President
     Telephone: 216-896-4202
     Facsimile: 216-896-1866

     with a copy to:

     Thompson Hine & Flory P.L.L.
     3900 Key Center
     127 Public Square
     Cleveland, Ohio 44114
     Attention: Thomas A. Aldrich, Esq.
     Telephone: 216-566-5500
     Facsimile: 216-566-5800

or to such other address as may have been designated in a prior notice. Notices sent by registered or certified mail, postage prepaid and with return receipt requested, shall be deemed to have been given two (2) business days after being mailed, and otherwise notices shall be deemed to have been given when received.

     Section 8.04. Construction. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. Prior drafts of this Agreement shall not be considered in interpreting the rights and obligations of the parties hereunder. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

     Section 8.05. Exhibits, Schedules and Annexes. The Exhibits, Schedules and Annexes referred to in this Agreement shall be deemed to be an integral part of this Agreement as if fully rewritten herein. To the extent applicable, a disclosure set forth on any one such document will serve as a disclosure for purposes of all other such documents.

     Section 8.06. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same document.

     Section 8.07. Governing Law. This Agreement, including all matters of construction, validity and performance, shall be governed by and construed and enforced in accordance with the laws of the State of Ohio, as applied to contracts made, executed and to be fully performed in such state by citizens of such state, without regard to conflict of laws principles.

     Section 8.08. Pronouns. The use of a particular pronoun herein shall not be restrictive as to gender or number but shall be interpreted in all cases as the context may require.

     Section 8.09. Time Periods. Unless otherwise provided herein, any action required hereunder to be taken within a certain number of days shall be taken within that number of calendar days; provided, however, that if the last day for taking such action falls on a weekend or a holiday, the period during which such action may be taken shall be automatically extended to the next business day.

     Section 8.10. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

     Section 8.11. Enforcement of the Agreement. The parties hereto agree that irreparable damage would result in the event that any provision of this Agreement is not performed in accordance with specific terms or is otherwise breached. It is accordingly agreed that the parties hereto will be entitled to equitable relief including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.

     Section 8.12. Waiver of the Jury Trial. Each party hereto waives the right to a trial by jury in any dispute in connection with the transactions contemplated by this Agreement, and agrees to take any and all action necessary or appropriate to effect such waiver.

     Section 8.13. Entire Agreement. This Agreement and the agreements and documents referred to in this Agreement or delivered hereunder are the exclusive statement of the agreement between the parties concerning the subject matter hereof. All negotiations and prior agreements between the parties are merged into this Agreement, except that the Confidentiality Agreements, dated August 21, 1996, shall remain in full force and effect until the Effective Time, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto among the parties other than those incorporated herein and to be delivered hereunder.

     Section 8.14. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by, or invalid or unenforceable under, applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity or unenforceability, without invalidating the remainder of this Agreement.

     Section 8.15. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto. Except as otherwise provided in this Agreement, nothing in this Agreement is intended or shall be construed to confer on any person other than the parties hereto any rights or benefits hereunder.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                  AMERICAN ECO CORPORATION

                                  By: /s/ Michael E. McGinnis
                                     Name: Michael E. McGinnis
                                     Title: President

                                  SUB ACQUISITION CORP.

                                  By: /s/ Michael E. McGinnis
                                     Name: Michael E. McGinnis
                                     Title: President

                                  CHEMPOWER, INC.

                                  By: /s/ Toomas J. Kukk
                                     Name: Toomas J. Kukk
                                     Title: Chairman, President and Chief
                                      Executive Officer

                                                                      APPENDIX D

                              EMPLOYMENT AGREEMENT

     This Employment Agreement made and entered into this 10th day of September, 1996 among AMERICAN ECO CORPORATION, a Canadian corporation ("ACE"), CHEMPOWER, INC., an Ohio corporation (the "Company"), and TOOMAS J. KUKK, (the "Executive").

                                WITNESSETH THAT:

     WHEREAS, ACE and the Company have entered into an Agreement and Plan of Merger pursuant to which ACE will acquire all the outstanding capital stock of the Company by means of the merger of its wholly-owned subsidiary, Sub Acquisition Corp., with and into the Company which shall be the surviving corporation ("the Merger"), and

     WHEREAS, the Executive is the Chairman, President and Chief Executive Officer of the Company and the Company and ACE desire to insure the continued availability to the Company of the Executive's services for a period of three years from and after the time the Merger becomes effective, upon and subject to the terms and conditions hereinafter set forth, and

     WHEREAS, the execution and delivery of this Agreement is a condition to the consummation of the Merger and in order to induce the Executive to enter into this Agreement, ACE is willing to guarantee the obligations of the Company hereunder.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

     1. Employment of Executive by the Company. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, as its President and Chief Executive Officer, or in such other senior executive capacity as the Board of Directors of the Company shall hereafter from time to time designate, during the term of this Agreement.

     2. Term of Agreement. The term of this Agreement shall commence at the time the Merger becomes effective and shall continue for a term of three (3) years.

     3. Duties. The Executive shall assume and perform such responsibilities and duties of an executive nature of substantially the same character heretofore assumed and performed by him and as may be assigned to him from time to time by the Board of Directors of the Company. During his employment hereunder, the Executive shall devote substantially all his business time, attention and efforts to the business affairs of the Company, and will not engage in any other activity that would interfere with the performance of such duties. Executive will perform his services at the Company's principal executive offices in Akron, Ohio.

     4. Compensation. For all services to be rendered by the Executive under this Agreement, the Company will pay to the Executive a salary at the rate of not less than $280,000 per annum, payable in equal installments at regular intervals in accordance with the Company's normal payroll practices. In addition, the Executive shall be entitled to participate in any bonus, profit-sharing, stock purchase and stock option plans which the Company or ACE presently has in effect or which the Company or ACE may hereafter establish, provided that the Executive meets the participation and eligibility requirements thereof.

     5. Employee Benefits. The Executive shall also be entitled to such vacation privileges, hospitalization, medical and life insurance, disability, retirement and pension benefits and such other employment privileges and benefits as are presently afforded generally from time to time to senior executive personnel of the Company, it being understood that the Company reserves the right to modify such benefits from time to time in connection with changes in plans or plan benefits generally applicable to all senior executive personnel.

     6. Reimbursement. The Company will reimburse the Executive (or provide him with an expense allowance) for travel, entertainment and other expenses reasonably and necessarily incurred by him in carrying out his duties hereunder or promoting the interests of the Company, provided that such expenses are documented in writing by the Executive in a form acceptable to the Company that satisfies the requirements of the Internal Revenue Code and the regulations thereunder.

     7. Disability Benefits. If the Executive becomes permanently disabled during his employment hereunder and consequently is unable to perform his duties under this Agreement, the Company shall nevertheless continue to pay his salary hereunder (less any disability benefits paid to the Executive under disability insurance policies paid for by the Company) for the remainder of the three year term of this Agreement.

     8. Death Benefits. If the Executive dies during his employment hereunder, the Company shall pay to his designated beneficiary a death benefit in an amount equal to the product obtained by multiplying $100,000 by the number of years or fractions thereof remaining until the end of the three year term of this Agreement.

     9.  Termination.

     (a) The Company shall have the right to terminate the Executive's employment hereunder prior to the end of the three year term of this Agreement for cause, upon written notice to the Executive. The term "cause" as used herein shall refer only to (i) the conviction of any felony or of any crime involving dishonesty or moral turpitude, (ii) the intentional and continued failure of the Executive to substantially perform the duties required to be performed by him hereunder and such failure continues for a period of five (5) consecutive business days after written notice thereof from the Company, or (iii) the commission of any act by the Executive which has a material negative impact on the business reputation of the Company. If the Company exercises its right to terminate the Executive's employment under this paragraph 9(a), the Company shall be under no further obligation to the Executive under this Agreement, except to pay his salary and all other benefits provided for under this Agreement to the date of such written notice, subject to any set-off by reason of claims by the Company against the Executive.

     (b) The Company shall have the right to terminate the Executive's employment hereunder prior to the end of the three year term of this Agreement without cause, upon thirty (30) days written notice to the Executive, in which event the Executive shall be entitled to severance pay from the Company at the rate of $100,000 per annum during the remainder of the three year term of this Agreement, payable in equal installments at regular intervals in accordance with the Company's normal payroll practices.

     10. Payment Obligations Absolute. The Company's obligation under paragraph 9(b) hereof shall be absolute and unconditional and shall not be affected by any circumstances including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive. The Executive shall not be obligated to seek other employment in mitigation of the amounts payable under paragraph 9(b) hereof, and the obtaining of such other employment shall in no event effect any reduction of the Company's obligation to make the severance payments required to be made by the Company thereunder.

     11.  Indemnification.

     (a) The Company shall provide the Executive (including his heirs, executors and administrators) with coverage under a directors' and officers' liability insurance policy (the "D&O Policy") at the Company's expense, and shall indemnify, hold harmless and defend the Executive (and his heirs, executors and administrators) to the fullest extent permitted under Ohio law for all deductible expenses and liabilities on the D&O Policy reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been at any time a director, officer or employee of the Company and/or of any predecessor, successor, subsidiary or affiliate of the Company (whether or not he continues to be a director, officer or employee at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlement.

     (b) To the extent not covered by applicable insurance, the Company shall indemnify, hold harmless and defend the Executive (and his heirs, executors and administrators) to the fullest extent permitted under Ohio law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been at any time a director, officer or employee of the Company and/or of any predecessor, successor, subsidiary or affiliate of the Company (whether or not he continues to be such at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlement, except that no indemnification shall be made in connection with any action, suit or proceeding by or in the right of the Company with respect to any claim, issue or matter as to which the Executive is adjudged to be liable to the Company for negligence or misconduct in the performance of his duty to the Company.

     (c) The Company shall indemnify, hold harmless and defend the Executive (and his heirs, executors and administrators) from and against any and all actions, causes of action, damages, liabilities, claims and expenses, including reasonable attorneys' fees, arising out of or in connection with the Agreement and Plan of Merger among ACE, Sub Acquisition Corp. and the Company and the transactions contemplated thereby, except that no indemnification shall be made in connection with any action, suit or proceeding by or in the right of the Company with respect to any claim, issue or matter as to which the Executive is adjudged to be liable to the Company for the breach of any obligation of the Executive under the said Agreement and Plan of Merger or any contract or agreement contemplated thereby or arising in connection therewith.

     12. Guarantee. ACE unconditionally guarantees performance of the obligations of the Company under this Agreement.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

     14. Not Effective if Merger Not Consummated. In the event that for any reason the Merger pursuant to the above-mentioned Agreement and Plan of Merger is not consummated, this Employment Agreement shall be null and void.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                          AMERICAN ECO CORPORATION

                                          By: /s/ Michael E. McGinnis
                                             ---------------------------
                                          CHEMPOWER, INC.

                                          By: /s/ Toomas J.Kukk
                                             ---------------------------
                                              /s/ Toomas J. Kukk
                                             ---------------------------
                                          Executive

                              EMPLOYMENT AGREEMENT

     This Employment Agreement made and entered into this 10th day of September, 1996 among AMERICAN ECO CORPORATION, a Canadian corporation ("ACE"), CHEMPOWER, INC., an Ohio corporation (the "Company"), and ERNEST M. ROCHESTER,(the "Executive").

                                WITNESSETH THAT:

     WHEREAS, ACE and the Company have entered into an Agreement and Plan of Merger pursuant to which ACE will acquire all the outstanding capital stock of the Company by means of the merger of its wholly-owned subsidiary, Sub Acquisition Corp., with and into the Company which shall be the surviving corporation ("the Merger"), and

     WHEREAS, the Executive is the Vice Chairman and Secretary of the Company and the Company and ACE desire to insure the continued availability to the Company of the Executive's services for a period of three years from and after the time the Merger becomes effective, upon and subject to the terms and conditions hereinafter set forth, and

     WHEREAS, the execution and delivery of this Agreement is a condition to the consummation of the Merger and in order to induce the Executive to enter into this Agreement, ACE is willing to guarantee the obligations of the Company hereunder.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

     1. Employment of Executive by the Company. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, as its Vice Chairman, or in such other senior executive capacity as the Board of Directors of the Company shall hereafter from time to time designate, during the term of this Agreement.

     2. Term of Agreement. The term of this Agreement shall commence at the time the Merger becomes effective and shall continue for a term of three (3) years.

     3. Duties. The Executive shall assume and perform such responsibilities and duties of an executive nature of substantially the same character heretofore assumed and performed by him and as may be assigned to him from time to time by the Board of Directors of the Company. During his employment hereunder, the Executive shall devote such time, attention and efforts to the business of the Company as may be required to perform his duties hereunder, and will not engage in any other activity that would interfere with the performance of such duties. Executive will perform his services at the Company's principal executive offices in Akron, Ohio.

     4. Compensation. For all services to be rendered by the Executive under this Agreement, the Company will pay to the Executive a salary at the rate of not less than $150,000 per annum, payable in equal installments at regular intervals in accordance with the Company's normal payroll practices. In addition, the Executive shall be entitled to participate in any bonus, profit-sharing, stock purchase and stock option plans which the Company or ACE presently has in effect or which the Company or ACE may hereafter establish, provided that the Executive meets the participation and eligibility requirements thereof.

     5. Employee Benefits. The Executive shall also be entitled to such vacation privileges, hospitalization, medical and life insurance, disability, retirement and pension benefits and such other employment privileges and benefits as are presently afforded generally from time to time to senior executive personnel of the Company, it being understood that the Company reserves the right to modify such benefits from time to time in connection with changes in plans or plan benefits generally applicable to all senior executive personnel.

     6. Reimbursement. The Company will reimburse the Executive (or provide him with an expense allowance) for travel, entertainment and other expenses reasonably and necessarily incurred by him in carrying out his duties hereunder or promoting the interests of the Company, provided that such expenses are documented in writing by the Executive in a form acceptable to the Company that satisfies the requirements of the Internal Revenue Code and the regulations thereunder.

     7. Disability Benefits. If the Executive becomes permanently disabled during his employment hereunder and consequently is unable to perform his duties under this Agreement, the Company shall nevertheless continue to pay his salary hereunder (less any disability benefits paid to the Executive under disability insurance policies paid for by the Company) for the remainder of the three year term of this Agreement.

     8. Death Benefits. If the Executive dies during his employment hereunder, the Company shall pay to his designated beneficiary a death benefit in an amount equal to the product obtained by multiplying $100,000 by the number of years or fractions thereof remaining until the end of the three year term of this Agreement.

     9.  Termination.

     (a) The Company shall have the right to terminate the Executive's employment hereunder prior to the end of the three year term of this Agreement for cause, upon written notice to the Executive. The term "cause" as used herein shall refer only to (i) the conviction of any felony or of any crime involving dishonesty or moral turpitude, (ii) the intentional and continued failure of the Executive to substantially perform the duties required to be performed by him hereunder and such failure continues for a period of five (5) consecutive business days after written notice thereof from the Company, or (iii) the commission of any act by the Executive which has a material negative impact on the business reputation of the Company. If the Company exercises its right to terminate the Executive's employment under this paragraph 9(a), the Company shall be under no further obligation to the Executive under this Agreement, except to pay his salary and all other benefits provided for under this Agreement to the date of such written notice, subject to any set-off by reason of claims by the Company against the Executive.

     (b) The Company shall have the right to terminate the Executive's employment hereunder prior to the end of the three year term of this Agreement without cause, upon thirty (30) days written notice to the Executive, in which event the Executive shall be entitled to severance pay from the Company at the rate of $100,000 per annum during the remainder of the three year term of this Agreement, payable in equal installments at regular intervals in accordance with the Company's normal payroll practices.

     10. Payment Obligations Absolute. The Company's obligation under paragraph 9(b) hereof shall be absolute and unconditional and shall not be affected by any circumstances including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive. The Executive shall not be obligated to seek other employment in mitigation of the amounts payable under paragraph 9(b) hereof, and the obtaining of such other employment shall in no event effect any reduction of the Company's obligation to make the severance payments required to be made by the Company thereunder.

     11.  Indemnification.

     (a) The Company shall provide the Executive (including his heirs, executors and administrators) with coverage under a directors' and officers' liability insurance policy (the "D&O Policy") at the Company's expense, and shall indemnify, hold harmless and defend the Executive (and his heirs, executors and administrators) to the fullest extent permitted under Ohio law for all deductible expenses and liabilities on the D&O Policy reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been at any time a director, officer or employee of the Company and/or of any predecessor, successor, subsidiary or affiliate of the Company (whether or not he continues to be a director, officer or employee at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlement.

     (b) To the extent not covered by applicable insurance, the Company shall indemnify, hold harmless and defend the Executive (and his heirs, executors and administrators) to the fullest extent permitted under Ohio law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been at any time a director, officer or employee of the Company and/or of any predecessor, successor, subsidiary or affiliate of the

Company (whether or not he continues to be such at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlement, except that no indemnification shall be made in connection with any action, suit or proceeding by or in the right of the Company with respect to any claim, issue or matter as to which the Executive is adjudged to be liable to the Company for negligence or misconduct in the performance of his duty to the Company.

     (c) The Company shall indemnify, hold harmless and defend the Executive (and his heirs, executors and administrators) from and against any and all actions, causes of action, damages, liabilities, claims and expenses, including reasonable attorneys' fees, arising out of or in connection with the Agreement and Plan of Merger among ACE, Sub Acquisition Corp. and the Company and the transactions contemplated thereby, except that no indemnification shall be made in connection with any action, suit or proceeding by or in the right of the Company with respect to any claim, issue or matter as to which the Executive is adjudged to be liable to the Company for the breach of any obligation of the Executive under the said Agreement and Plan of Merger or any contract or agreement contemplated thereby or arising in connection therewith.

     12. Guarantee. ACE unconditionally guarantees performance of the obligations of the Company under this Agreement.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

     14. Not Effective if Merger Not Consummated. In the event that for any reason the Merger pursuant to the above-mentioned Agreement and Plan of Merger is not consummated, this Employment Agreement shall be null and void.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                          AMERICAN ECO CORPORATION

                                          By: /s/ Michael E. McGinnis
                                             ----------------------------
                                          CHEMPOWER, INC.

                                          By: /s/ Toomas J. Kukk
                                             ----------------------------
                                              /s/ Ernest M. Rochester
                                             ----------------------------
                                          Executive

                                                                      APPENDIX E

                           NON-COMPETITION AGREEMENT

     This Agreement made and entered into this 10th day of September, 1996 between AMERICAN ECO CORPORATION, a Canadian corporation ("Purchaser") and TOOMAS J. KUKK ("Kukk").

                                WITNESSETH THAT:

     WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") among Purchaser, Purchaser's wholly-owned subsidiary, Sub Acquisition Corp., and Chempower, Inc. (the "Company"), Purchaser has agreed to acquire all the outstanding capital stock of the Company by means of the merger of Sub Acquisition Corp. into the Company (the "Merger");

     WHEREAS, Kukk is a founder and has been a principal executive officer of the Company for many years and, due to the nature of his employment and his relationship with the Company, has had access to, and has acquired and assisted in developing, confidential and proprietary information relating to the business and operations of the Company, including information with respect to the present and prospective plans, products, systems, processes, customers, suppliers and the manufacturing, assembly, sales and marketing methods of the Company; and

     WHEREAS, Kukk acknowledges that such information has been and will continue to be of central importance to the business of the Company and that the use of such information by, or its disclosure to, competitors of the Company or others could cause substantial harm to the Company; and

     WHEREAS, the obligation of Purchasers to consummate the Merger is expressly conditioned on the execution and delivery of this Agreement by Kukk.

     NOW, THEREFORE, the parties hereby agree as follows:

     1. For a period of five (5) years from the date the Merger becomes effective, Kukk agrees that he will not, directly or indirectly (whether as an officer, director, employee, agent, representative, consultant, proprietor, partner, joint venturer, stockholder or otherwise), own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected with, any business enterprise which is engaged, directly or through a parent, subsidiary or affiliate, anywhere in the United States in any line of business in which the Company and its subsidiaries are engaged during the period from the effective date of the Merger through the day that Kukk's employment with the Company is terminated, provided that nothing herein contained shall be construed as preventing Kukk from investing his personal assets in such form or manner as will not require any services on his part in the operation of the business of the companies in which such investments are made.

     2. Kukk will keep confidential any trade secrets or confidential or proprietary information which are now known to him or which hereafter may become known to him as a result of his employment or other association with the Company and shall not at any time, directly or indirectly, disclose any such information to any person, firm or corporation or use the same in any way other than in connection with the business of the Company. Upon the termination of his employment with the Company, Kukk agrees to return to the Company all copies of any trade secrets or confidential or proprietary information of the Company that are in his possession or under his control to the Company.

     3. In consideration of the foregoing, the Purchaser agrees to pay Kukk the sum of $75,000 on the date the Merger becomes effective, and the sum of $75,000 on the same day in each of the next succeeding four years.

     4. The waiver by the Purchaser of a breach by Kukk of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by him.

     5. The rights of the Purchaser under this Agreement shall inure to the benefit of the Company and the successors and assigns of the Purchaser and the Company and the obligations of the Purchaser under this Agreement shall be binding upon the successors and assigns of the Purchaser.

     6. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

     7. In the event that for any reason the Merger pursuant to the Merger Agreement is not consummated, this Non-Competition Agreement shall be null and void.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                          AMERICAN ECO CORPORATION

                                          By: /s/ Michael E. McGinnis
                                             ----------------------------

                                              /s/ Toomas J. Kukk
                                             ----------------------------
                                             Toomas J. Kukk

                           NON-COMPETITION AGREEMENT

     This Agreement made and entered into this 10th day of September, 1996 between AMERICAN ECO CORPORATION, a Canadian corporation ("Purchaser") and ERNEST M. ROCHESTER ("Rochester").

                                WITNESSETH THAT:

     WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") among Purchaser, Purchaser's wholly-owned subsidiary, Sub Acquisition Corp., and Chempower, Inc. (the "Company"), Purchaser has agreed to acquire all the outstanding capital stock of the Company by means of the merger of Sub Acquisition Corp. into the Company (the "Merger");

     WHEREAS, Rochester is a founder and has been a principal executive officer of the Company for many years and, due to the nature of his employment and his relationship with the Company, has had access to, and has acquired and assisted in developing, confidential and proprietary information relating to the business and operations of the Company, including information with respect to the present and prospective plans, products, systems, processes, customers, suppliers and the manufacturing, assembly, sales and marketing methods of the Company; and

     WHEREAS, Rochester acknowledges that such information has been and will continue to be of central importance to the business of the Company and that the use of such information by, or its disclosure to, competitors of the Company or others could cause substantial harm to the Company; and

     WHEREAS, the obligation of Purchasers to consummate the Merger is expressly conditioned on the execution and delivery of this Agreement by Rochester.

     NOW, THEREFORE, the parties hereby agree as follows:

     1. For a period of five (5) years from the date the Merger becomes effective, Rochester agrees that he will not, directly or indirectly (whether as an officer, director, employee, agent, representative, consultant, proprietor, partner, joint venturer, stockholder or otherwise), own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected with, any business enterprise which is engaged, directly or through a parent, subsidiary or affiliate, anywhere in the United States in any line of business in which the Company and its subsidiaries are engaged during the period from the effective date of the Merger through the day that Rochester's employment with the Company is terminated, provided that nothing herein contained shall be construed as preventing Rochester from investing his personal assets in such form or manner as will not require any services on his part in the operation of the business of the companies in which such investments are made.

     2. Rochester will keep confidential any trade secrets or confidential or proprietary information which are now known to him or which hereafter may become known to him as a result of his employment or other association with the Company and shall not at any time, directly or indirectly, disclose any such information to any person, firm or corporation or use the same in any way other than in connection with the business of the Company. Upon the termination of his employment with the Company, Rochester agrees to return to the Company all copies of any trade secrets or confidential or proprietary information of the Company that are in his possession or under his control.

     3. In consideration of the foregoing, the Purchaser agrees to pay Rochester the sum of $75,000 on the date the Merger becomes effective, and the sum of $75,000 on the same day in each of the next succeeding four years.

     4. The waiver by the Purchaser of a breach by Rochester of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by him.

     5. The rights of the Purchaser under this Agreement shall inure to the benefit of the Company and the successors and assigns of the Purchaser and the Company and the obligations of the Purchaser under this Agreement shall be binding upon the successors and assigns of the Purchaser.

     6. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

     7. In the event that for any reason the Merger pursuant to the Merger Agreement is not consummated, this Non-Competition Agreement shall be null and void.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                          AMERICAN ECO CORPORATION

                                          By: /s/ Michael E. McGinnis
                                             ----------------------------
                                              /s/ Ernest M. Rochester
                                             ----------------------------
                                             Ernest M. Rochester

                                                                      APPENDIX F

                        REAL PROPERTY PURCHASE AGREEMENT
                            (COMMERCIAL REAL ESTATE)

     This REAL PROPERTY PURCHASE AGREEMENT, ("Agreement"), is made and entered into by and between HOLIDAY PROPERTIES, an Ohio general partnership, ("Seller"), and AMERICAN ECO CORPORATION, a Canadian corporation, or its NOMINEE(S), ("Buyer").

                                   RECITALS:

     1. Seller owns the real property located at 807 East Turkeyfoot Lake Road, Akron, Ohio, and described within Exhibit "A", which is attached hereto and is made part hereof, ("Summit Parcel").

     2. Seller owns the real property located at 3600 Cardiff Avenue, Cincinnati, Ohio, and described within Exhibit "B", which is attached hereto and is made part hereof, ("Hamilton Parcel").

     3. Seller owns the real property located at 6050 West Virginia State Route 34, Winfield, West Virginia, and described within Exhibit "C", which is attached hereto and is made part hereof, ("Winfield Parcel").

     4. Seller wants to convey the Summit Parcel, the Hamilton Parcel and the Winfield Parcel, (collectively the "Properties"), to Buyer and Buyer wants to purchase the Properties from Seller in accordance with this Agreement.

     NOW, THEREFORE, in consideration of the terms and conditions contained herein, Seller and Buyer agree as follows:

     1. Purchase Price and Payment: Seller will convey the Properties to Buyer, and Buyer will purchase the Properties from Seller, for a total purchase price equal to Four Million Five Hundred Thousand Dollars ($4,500,000.00) ("Purchase Price"). Buyer shall pay the Purchase Price to Seller at closing (subject to any applicable credits or pro-rations) by certified check, cashier's check and/or other readily negotiable funds.

     2. Inclusions: Included in this Agreement for all purposes as part of the "Properties" respectively are any and all: (a) improvements, structures and fixtures located upon or about the Properties; (b) rights appurtenant to the Properties; (c) oil, gas and/or mineral rights or entitlements (if any); and,
(d) easements and/or rights-of-way which benefit the Properties.

     3. Title Evidence: Prior to closing, Seller shall at Seller's expense furnish to Buyer an Opinion of Title for each of the Properties, ("Title Opinions"), certified to no earlier than the effective date hereof and, after closing an update for each of the same certified through the closing date.

     Seller shall obtain the Title Opinions from American Title Associates Agency, Inc., ("Title Company"). Buyer shall obtain and pay for any A.I.T.A., boundary and/or location survey(s) of the Properties which Buyer and/or Buyer's lender may want or require.

     The Title Opinions shall show in Seller a good and marketable title to the Properties in fee simple, free and clear of all liens and encumbrances except:

     (a)  those which Buyer creates or expressly assumes;

     (b)  zoning ordinances and building regulations;

     (c) real estate taxes and assessments, whether general or special, not then due and payable;

     (d)  legal highways;

     (e)  any matters which an accurate and complete survey would disclose;

     (f) leases to Chempower, Inc. and any sublessee(s) of Chempower, Inc. (as applicable) which encumber each of the Properties, (collectively the "Leases");

     (g) conditions, restrictions, easements, rights of way and all other matters of record, if any, which exist on the effective date of this Agreement; and

     (h) mortgage(s) and/or grant(s) from Seller to any lender(s), governmental bodies and/or any other person(s)/entity, if any, all of which Seller shall satisfy at closing and for which Seller shall obtain any necessary release(s)/satisfaction(s).

     If the title to all or part of any of the Properties is defective or unmarketable or if any part of the Properties is subject to liens, encumbrances, easements, conditions or restrictions other than those excepted herein, or in the event of any impermissible encroachment, Seller shall have a reasonable time not to exceed thirty (30) days after Buyer's written notice to Seller thereof within which to remedy or remove any such defect, lien, encumbrance, easement, right-of-way, condition, restriction or encroachment. If Seller is unable to timely cure, Seller shall have the option to terminate this Agreement upon written notice of termination to Buyer.

     Buyer and Seller agree that marketability shall be determined in accordance with the Standards of Title Examination adopted by the Ohio State Bar Association as to the Summit Parcel and the Hamilton Parcel and the Standards of Title Examination (or the equivalent) adopted by the West Virginia Bar Association as to the Winfield Parcel.

     4. Inspection and Right of Access: Buyer and Buyer's consultant(s) or agent(s) shall upon reasonable advance notice to Seller have the right to inspect, examine and/or test the Properties from and after the effective date of this Agreement. Buyer and Buyer's consultant(s) or agent(s) shall have the right to enter upon the Properties to inspect and examine the same and to conduct any and all surveys, studies/testing, boring(s) and/or sampling and obtain all such tests/reports, (collectively the "Reports"), as Buyer shall deem either necessary or desirable; provided, however, that Buyer shall:

     (a) promptly provide to Seller copies of all written findings, results and/or Reports;

     (b) hold confidential all such written findings, results and/or Reports except Buyer may disclose the same to Buyer's attorneys, lenders and environmental consultants;

     (c) satisfy any and all costs/expenses for the same and hold Seller harmless therefrom; and,

     (d) promptly restore the Property to the pre-testing/ examination status thereof to the extent reasonably possible.

     5. Deeds: At closing, Seller shall make, execute and deliver to Buyer three (3) separate General Warranty Deeds, ("Deeds"), thereby separately conveying the Properties to Buyer, free and clear of all liens and encumbrances except those expressly excepted hereinabove and real estate taxes and assessments which shall be satisfied, pro-rated and/or credited as provided hereinbelow.

     6. Taxes, Assessments and Other Charges: Prior to or at closing, Seller shall relative to each of the Properties pay all real estate taxes and assessment installment(s) then due and payable and any and all delinquent real estate taxes and/or assessments, together with any applicable, penalties and/or interest. At closing, Seller shall credit to Buyer all real estate taxes and/or all assessments for the Properties (special, current, uncertified or otherwise) now a lien, both current and reassessed, either assessable, due, or to become due, for the year of closing pro-rated through the date of closing utilizing the figures shown on the last available tax duplicates. Seller shall not otherwise be responsible for any real estate tax liabilities and/or assessments.

     Seller and Buyer will each pay one-half ( 1/2) of any and all the conveyance fees/transfer taxes assessable upon Seller's conveyance of the Properties to Buyer. Buyer shall pay the recording charges for the Deeds and any loan documents (if applicable). Seller and Buyer shall share equally the closing costs which the Title Company charges for this transaction.

     7. Rentals: Any and all rentals attributable to or generated from the Properties and payable to Seller will be prorated through the closing date. To the extent applicable, Seller will transfer any and all security deposits to Buyer at Closing.

     8. Condition Precedent: The duties/obligations of both Seller and Buyer under this Agreement to close Buyer's purchase of the Properties from Seller are contingent upon the condition precedent, ("Condition Precedent"), that Sub Acquisition Corp. and Chempower, Inc. have successfully completed/closed a corporate merger under Ohio law.

     9. Closing and Possession: Closing shall occur not more than three (3) calendar days after Seller and Buyer have satisfied and/or waived in writing the Condition Precedent. Time is of the essence. The Title Company shall close this transaction. Seller shall deliver full possession of the Properties to Buyer at closing subject to the Leases.

     10. Warranties and Representations: Buyer has examined and/or has the right to examine the Properties and as of the Closing Date shall accept the Properties in the condition thereof, AS IS, WHERE IS. Except as expressly provided within this Agreement, Buyer does not rely on any representation or warranty made by Seller, or Seller's agent(s) and/or representative(s), whether express or implied, relating to the physical condition of the Properties or the suitability of the Properties for any purpose(s) for which Buyer may desire to use, occupy and/or develop the same. Buyer is relying solely upon Buyer's examination(s) of the Properties respecting the condition, character and size(s) thereof and any and all appurtenances/ rights benefiting the same.

     11. Use of Purchase Money to Clear Title: To enable Seller to make any conveyance as provided herein, Seller may use the purchase money or any portion thereof to clear the title to the Properties of any or all unpermitted mortgage(s), encumbrances or liens.

     12. Severability: If any provision of this Agreement is held by a Court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or otherwise invalidated.

     13. Seller's Representations and Warranties: Seller represents and warrants to Buyer as of the effective date of this Agreement and as of the closing date that:

     (a) This Agreement is a valid and binding obligation upon Seller enforceable in accordance with the terms and conditions hereof.

     (b) Seller is the fee simple owner of the Properties and the Properties are not subject to any options to purchase, rights of first refusal and/or any other agreements or contracts to use, lease or purchase the same (excepting for the Leases and/or any applicable oil/gas leases).

     (c) During the existence of this Agreement, Seller shall not enter into or amend any contracts, options, leases, easements and/or any other agreements affecting the Properties and/or take any action which would adversely affect the ownership and/or condition of the Properties.

     (d) While this Agreement is yet in existence, Seller shall fully and timely make any and all payments upon or relating to any mortgage loans applicable to the Properties.

     Seller's foregoing representations and warranties will survive closing.

     14. Confidentiality: Without the prior written consent of the other party, neither Seller nor Buyer will disclose to any person, other than their legal counsel and any proposed lender, either the fact that this Agreement has been entered into or any of the terms, condition or other facts with respect thereto, including the status thereof; provided, that either party hereto may make such disclosure if compelled by court order or if such party has first received the written opinion of counsel that such disclosure must be made in order that such party does not commit a violation of law to comply with the requirements of any law, governmental order or regulation.

     15. Broker(s)/Realtor(s): Buyer represents and warrants to Seller that, except as Buyer has otherwise disclosed to Seller in writing, Buyer has not enlisted the services of a broker or a realtor relating in any manner with or to Buyer's purchase from Seller of the Properties. Buyer does not owe any broker's or realtor's commission or fee in connection with this Agreement or the conveyances contemplated hereby. Buyer shall fully indemnify Seller and hold Seller harmless from and against all claims, damages, losses or liabilities;

including, without limitation, reasonable attorney's fees and/or expert's fees, which Seller incurs or may incur resulting from Buyer's breach of Buyer's foregoing representation and warranty. Seller shall at closing satisfy any commission(s)/fee(s) owed from Seller to any broker(s)/realtor(s). This paragraph shall survive the termination of this Agreement and shall not be rendered null and void in any event by the closing hereof or the delivery and/or recordation of the Deeds.

     16. Notices: Any notice(s) required or permitted to be given pursuant to this Agreement shall be deemed given when telefaxed, personally delivered or deposited in the United States mail, by certified mail, return receipt requested, directed to Seller or Buyer as follows:

     To Seller:     807 East Turkeyfoot Lake Road
                    Akron, OH 44319
                    Telefax Number: (330)    -

     With Copy to:  Anthony E. Efremoff, Esq.
                    (Seller's legal counsel)
                    Black, McCuskey, Souers & Arbaugh
                    1000 United Bank Plaza
                    220 Market Avenue South
                    Canton, OH 44702
                    Telefax Number: (330) 456-5756

     To Buyer:
                    -------------------------------------

                    -------------------------------------

                    -------------------------------------

     Either Seller or Buyer may change their foregoing notice information by providing the other with written notice as provided hereinabove setting forth the same.

     17. Successors and Assigns: The terms, covenants and conditions of this Agreement shall extend to and be binding upon the respective successor(s) and/or assign(s) of both Seller and Buyer. If Buyer shall assign/delegate any of Buyer's rights, entitlements, duties and/or obligations under this Agreement to any nominee(s), Buyer will nonetheless remain obligated to Seller hereon and will not be released therefrom.

     18. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio. The Stark County, Ohio Common Pleas Court shall have the sole jurisdiction and venue over and respecting any claims, causes of action, liabilities and/or disputes which arise among and between Seller and Buyer relating in any manner whatsoever to this Agreement and/or the Properties.

     19. Acceptance of Deeds: Buyer's acceptance of the Deeds from Seller shall be deemed to be a full performance and discharge of each and every duty and obligation of Seller and/or Buyer as contained or expressed herein except those of which, by the terms of this Agreement, are to be performed after the delivery of such Deeds and those which are expressly stated to survive such delivery.

     20. Acceptance: Buyer must execute and return this Agreement to Seller within seven (7) calendar days after that date upon which Seller has signed the same. Time is of the essence.

     21. Effective Date: The effective date of this Agreement shall be the latest date upon which Seller or Buyer executes the same hereinbelow.

     22. Internal Revenue Code Section 1031 Like-Kind Exchange: Seller and Buyer recognize that the Properties are of such nature and character as to have a particular business significance to Seller's continuing business/investment activities and Seller may wish to exchange one (1) or more of the same for property and/or properties of a like kind in accordance with Internal Revenue Code Section 1031, ("Section 1031). Seller may designate one (1) or more exchange parcel(s) prior to closing and/or within forty five (45) days thereafter for purposes of completing one (1) or more like-kind exchange under
Section 1031. Seller will acquire any such exchange parcel(s) for productive use in Seller's trade or business and/or for investment purposes in the same manner in which Seller has owned and maintained the Properties.

     At any time subsequent to the date upon which Buyer executes this Agreement and prior to closing, Seller may take all steps necessary to enable Seller to qualify for and benefit from one (1) or more like-kind exchanges under Section 1031; including, without limitation, designating a qualified intermediary as defined in Treasury Regulation 1.1031(k)-1(g)(4)(iii), (hereinafter the "Qualified Intermediary"), for purposes of receiving and holding all net proceeds due and payable to Seller at closing. Buyer shall assist Seller and otherwise cooperate with Seller and/or the Qualified Intermediary to enable Seller to qualify for and/or benefit from one (1) or more like-kind exchange under Section 1031.

     23. Entire Agreement: Buyer and Seller acknowledge that there are no covenants, representations, warranties, agreements or conditions, either express or implied, which in any affect, form a part of, or relate to this Agreement except for those expressly set forth herein. Buyer and Seller agree that this instrument, together with the attached Exhibit(s) hereto, constitutes the entire understanding and agreement between Seller and Buyer. This Agreement cannot be orally changed, modified or altered.

     IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement in duplicate original counterparts on the date(s) set forth hereinbelow.

HOLIDAY PROPERTIES,                             AMERICAN ECO CORPORATION,
an Ohio general                                 a Canadian corporation,
partnership, ("Seller"),                        ("Buyer"),

By: /s/ Toomas J. Kukk                          By: /s/ Michael E. McGinnis
   -----------------------------                -------------------------------
--------------------------------                Its: President
     Toomas J. Kukk,                                ---------------------------
     its general partner

Dated: September 10, 1996                       Dated: September 10, 1996
      --------------------------                      -------------------------
By: /s/ Ernest M. Rochester                     By:
   -----------------------------                   ----------------------------
--------------------------------                Its:
     Ernest M. Rochester,                          ----------------------------
     its general partner

Dated: September 10, 1996                       Dated:
      --------------------------                      -------------------------
Being all of the general partners
of Holiday Properties

                                    CHEMPOWER, INC.

                  THIS PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON NOVEMBER 12, 1996
                   IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           At the Special Meeting of Shareholders of Chempower, Inc. to be held on Tuesday, November 12, 1996, at 1:00 p.m., local time, at the offices of Thompson Hine & Flory LLP, 3900 Key Center, 127 Public Square, Cleveland, Ohio 44114, and at any adjournment thereof, Mark A. Milhoan and Scott R. Lowrie, and each of them, with several powers of substitution and resubstitution, are hereby authorized to represent me and vote my shares upon the proposal to adopt the Agreement and Plan of Merger by and among American Eco Corporation, Sub Acquisition Corp., and Chempower, Inc., dated September 10, 1996 (the "Merger Agreement") and approve the merger contemplated thereby (the "Merger"), as more fully described in Chempower's Proxy Statement dated October 11, 1996 (the "Proxy Statement").

       1. PROPOSAL TO APPROVE THE MERGER AND ADOPT THE MERGER AGREEMENT.

                   / / FOR          / / AGAINST          / / ABSTAIN

       2. IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

                   (Continued, and to be signed, on the other side)

       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR PROPOSAL 1.

                                                Dated:              , 1996
                                                      --------------
                                                --------------------------------

                                                --------------------------------
                                                  Signatures of Shareholder(s)

                                                NOTE: Signature should agree
                                                with name on stock certificate
                                                as printed hereon. Executors,
                                                administrators, trustees and
                                                other fiduciaries should so
                                                indicate when signing.

                 / / I PLAN TO ATTEND THE MEETING IN CLEVELAND, OHIO AT 1:00
                     P.M. ON NOVEMBER 12, 1996.

                        PLEASE DATE, SIGN AND RETURN THIS PROXY. THANK YOU.